PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 7, 1997)
                                 $1,000,000,000
                    MAIN PLACE REAL ESTATE INVESTMENT TRUST
                      MORTGAGE-BACKED BONDS, SERIES 1997-1
                                    DUE 2000
     Main Place Real Estate Investment Trust (the "Issuer") is offering $1,000,000,000 aggregate principal amount of Mortgage-Backed Bonds, Series 1997-1 due 2000 (the "Bonds"). Terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated February 7, 1997 attached hereto (the "Prospectus").
     Interest on the Bonds is payable on the 25th day of each of March, June, September and December (or, if such day is not a Business Day (as defined herein), on the next Business Day), commencing June 25, 1997. The Bonds will bear interest on their unpaid principal balance during each Interest Period (as defined herein) at a floating rate equal to LIBOR (defined and determined as set forth herein) plus 0.05% per annum. The principal amount of each Bond is due and payable on March 25, 2000 (the "Stated Maturity"). The Bonds are not redeemable at the option of the Issuer prior to their Stated Maturity, but are subject to mandatory redemption in part if certain collateral maintenance requirements are not met. The Bonds will be issued in minimum denominations of $100,000 and in integral multiples of $1,000 in excess thereof.
     There currently is no secondary market for the Bonds. The Underwriters intend to make a secondary market in the Bonds, but none of the Underwriters has any obligation to do so. There is no assurance that a secondary market in the Bonds will develop or, if one does develop, that it will continue until the Bonds are paid in full. Application has been made to list the Bonds on the Luxembourg Stock Exchange.
     The Issuer expects to qualify as a real estate investment trust for federal income tax purposes, commencing with the taxable year ended December 31, 1996. No person or persons acting as a group, except NationsBank Corporation and its affiliates or subsidiaries, is permitted to beneficially own more than 9.9% of the equity of the Issuer.
     PROSPECTIVE INVESTORS IN THE BONDS SHOULD CONSIDER THE FACTORS DISCUSSED IN THE ACCOMPANYING PROSPECTUS BEGINNING ON PAGE 3 UNDER "SPECIAL CONSIDERATIONS."

     NON-U.S. PERSONS CONSIDERING PURCHASING THE BONDS SHOULD CONSIDER THE INFORMATION DISCUSSED IN THE APPENDIX TO THIS PROSPECTUS SUPPLEMENT ENTITLED "ADDITIONAL INFORMATION FOR NON-U.S. PERSONS."

THE BONDS REPRESENT LIMITED RECOURSE OBLIGATIONS SOLELY OF THE ISSUER AND ARE NOT INSURED OR GUARANTEED BY NATIONSBANK, N.A. OR ANY OF ITS AFFILIATES. THE
    BONDS ARE NOT DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE
       FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                                    AGENCY.

THE BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE
   COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
       ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE
       PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

[CAPTION]

                                                                               UNDERWRITING                PROCEEDS TO
                                                 PRICE TO PUBLIC               DISCOUNT (1)                 ISSUER (2)
Per Bond..................................           100.000%                     0.225%                     99.775%
Total.....................................        $1,000,000,000                $2,250,000                 $997,750,000

(1) The Issuer has agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting" herein.
(2) Before deduction of expenses payable by the Issuer estimated at $400,000.

    The Bonds are offered by the Underwriters listed below (the "Underwriters"), subject to prior sale, when, as and if issued to and accepted by the Underwriters and subject to their rights to reject orders in whole or in part and certain other conditions. It is expected that delivery of the Bonds will be made in book-entry only form through the facilities of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("CEDEL"), and Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System (the "Euroclear Operator" or "Euroclear") on or about March 18, 1997 (the "Closing Date").

NATIONSBANC CAPITAL MARKETS, INC.

                               BEAR, STEARNS & CO. INC.

                                                               LEHMAN BROTHERS
                                                                  UBS SECURITIES

            The date of this Prospectus Supplement is March 12, 1997

    CERTAIN PERSONS PARTICIPATING IN THE OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE BONDS, INCLUDING PURCHASES OF THE BONDS TO STABILIZE THEIR MARKET PRICE, PURCHASES OF THE BONDS TO COVER SOME OR ALL OF A SHORT POSITION IN THE BONDS MAINTAINED BY THE UNDERWRITERS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

    THIS PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY THE BONDS IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. THE BONDS MAY NOT BE OFFERED OR SOLD IN THE UNITED KINGDOM OTHER THAN TO PERSONS WHOSE ORDINARY ACTIVITIES INVOLVE THEM IN ACQUIRING, HOLDING, MANAGING OR DISPOSING OF INVESTMENTS, WHETHER AS PRINCIPAL OR AGENT (EXCEPT IN CIRCUMSTANCES THAT DO NOT CONSTITUTE AN OFFER TO THE PUBLIC IN THE UNITED KINGDOM WITHIN THE MEANING OF THE PUBLIC OFFERS OF SECURITIES REGULATIONS 1995), AND THIS PROSPECTUS SUPPLEMENT MAY ONLY BE ISSUED OR PASSED ON TO ANY PERSON IN THE UNITED KINGDOM IF THAT PERSON IS OF A KIND DESCRIBED IN ARTICLE 11(3) OF THE FINANCIAL SERVICES ACT 1986 (INVESTMENT ADVERTISEMENTS) (EXEMPTIONS) ORDER 1996 OR A PERSON TO WHOM THIS PROSPECTUS SUPPLEMENT MAY OTHERWISE LAWFULLY BE PASSED ON.

    Until 90 days after the date of this Prospectus Supplement, all dealers effecting transactions in the Bonds, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and the Prospectus relating thereto. This is in addition to the obligation of dealers to deliver a Prospectus Supplement and Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

    This Prospectus Supplement does not contain complete information about the offering of the Bonds. Additional information is contained in the Prospectus dated February 7, 1997 attached hereto and purchasers are urged to read both this Prospectus Supplement and the Prospectus in full. Sales of the Bonds may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.

    The Issuer has taken all reasonable care to ensure that the information contained in the Prospectus Supplement and the Prospectus in relation to the Issuer and the Bonds is true and accurate in all material respects and that in relation to the Issuer and the Bonds there are no material facts the omission of which would make misleading any statement herein or therein, whether fact or opinion. The Issuer accepts responsibility for the information contained in the Prospectus Supplement and the Prospectus.

                                SUMMARY OF TERMS

     THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT. CERTAIN CAPITALIZED TERMS ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT. CAPITALIZED TERMS USED BUT NOT DEFINED IN THIS PROSPECTUS SUPPLEMENT ARE DEFINED IN THE ACCOMPANYING PROSPECTUS.

Issuer................................................  Main Place Real Estate Investment Trust, a Maryland business trust
                                                          (the "Issuer").
Securities Offered....................................  $1,000,000,000 principal amount of Mortgage-Backed Bonds, Series
                                                          1997-1 due 2000 (the "Bonds"). The Bonds will be issued pursuant to an indenture of trust (the "Indenture") to be dated as of March 18,
                                                          1997 between the Issuer and First Trust National Association, as trustee (the "Trustee").
Denominations and Form................................  The Bonds will be issued in book-entry only form in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. See "Description of the Bonds -- General" and
                                                          " -- Book-Entry Registration" in the Prospectus.
Interest Payments.....................................  Interest will be payable on the 25th day of March, June, September and December (or, if any such day is not a Business Day (as defined herein), on the next Business Day), commencing June 25, 1997 (each, an "Interest Payment Date"). Interest will accrue on the unpaid principal balance of the Bonds during each Interest Period at a floating rate equal to LIBOR (defined and determined as described herein) plus 0.05% per annum. An "Interest Period" with respect to each Interest Payment Date is the period from and including the preceding Interest Payment Date (or, in the case of the initial
                                                          Interest Payment Date, from and including the Closing Date) and ending on and including the day prior to such Interest Payment
                                                          Date. Interest will be calculated on the basis of the actual number of days in each Interest Period and a 360-day year.
Redemption............................................  The Bonds are not subject to redemption at the option of the Issuer prior to their Stated Maturity, but may be purchased by the Issuer in open market transactions. The Bonds are subject to mandatory redemption in part at 100% of the principal amount of the Bonds redeemed plus accrued interest if certain collateral maintenance requirements are not met as described in this summary under
                                                          " -- Collateral Valuation and Maintenance" and under "Description of the Bonds -- Basic Maintenance Amount" herein.
Security for the Bonds; Pledged Property; Eligible
  Collateral and Deposit Securities...................  The Bonds will be secured by "Pledged Property," which will include
                                                          Eligible Collateral and Deposit Securities (each as defined below).
                                                          The "Eligible Collateral" securing the Bonds may include Eligible
                                                          Mortgage Notes (as defined herein under "Description of the
                                                          Bonds -- Eligible Mortgage Notes"), guaranteed mortgage
                                                          participation certificates ("FHLMC Certificates") issued by the
                                                          Federal Home Loan Mortgage Corporation ("FHLMC"), guar-

                                                          anteed mortgage pass-through certificates ("FNMA Certificates")
                                                          issued by the Federal National Mortgage Association ("FNMA"), fully modified pass-through mortgage-backed certificates ("GNMA
                                                          Certificates") issued by the Government National Mortgage
                                                          Association ("GNMA"), other Government Securities (as defined under
                                                          "Description of the Bonds -- Government Securities" in the
                                                          Prospectus), and cash, including cash on deposit in the Collection
                                                          Account, the Distribution Account and the Reserve Fund, to the
                                                          extent described herein. Notwithstanding the foregoing definitions,
                                                          Eligible Collateral will not include any classes of multi-class
                                                          FNMA Certificates, GNMA Certificates or FHLMC Certificates. In
                                                          addition, Eligible Collateral for the Bonds will not include
                                                          Eligible Mortgage Pass-Through Certificates or Short-Term Money
                                                          Market Instruments (as defined under "Description of the Bonds
                                                          Eligible Mortgage Pass-Through Certificates" and "Short-Term Money
                                                          Market Instruments" in the Prospectus). See "Description of the
                                                          Bonds -- Security for the Bonds" herein. The types, characteristics and permitted amounts of Eligible Collateral are subject to change from time to time without the consent of the Holders of the Bonds if such changes would not adversely affect the ratings then assigned to the Bonds. In addition, in order to fund the return of principal at the Stated Maturity, the Issuer will be obligated, no later than 15 days (or, in the circumstances described herein, 30 days) in advance of the date of such payment, to (i) pledge to the
                                                          Trustee cash or Government Securities (other than FHLMC
                                                          Certificates, FNMA Certificates and GNMA Certificates) which have a remaining term to maturity of 30 days or less and actually mature on or before the date in respect of which they are delivered
                                                          ("Deposit Securities") or (ii) make other arrangements acceptable to each Rating Agency (as defined herein) to provide liquidity for such payment. See "Description of the Bonds -- Liquidity" herein.
Initial Collateral....................................  As of January 31, 1997 (the "Cut-Off Date"), the Eligible Collateral
                                                          initially pledged to secure the Bonds (the "Initial Collateral")
                                                          consisted of 8,595 Eligible Mortgage Notes as described herein having an aggregate unpaid principal balance of $2,050,032,618.09.
                                                          See "Description of the Bonds -- Eligible Mortgage Notes" herein.
                                                          First Chicago National Processing Corporation (the "Custodian")
                                                          will be appointed by the Trustee under the Indenture to hold the
                                                          Initial Collateral, as well as any other portion of the Pledged
                                                          Property consisting of Eligible Mortgage Notes.
Collateral Valuation and Maintenance..................  The Issuer is required to maintain Eligible Collateral pledged to secure the Bonds having a Discounted Value (as defined herein) at least equal to the Basic Maintenance Amount. The Discounted Value of the Eligible Collateral will be determined as set forth herein under "Description of the Bonds -- Basic Maintenance Amount"
                                                          herein. The

                                                          Trustee is required to value the collateral on the 5th and 20th day of each month (or, if such day is not a Business Day, on the next
                                                          Business Day), commencing on April 7, 1997 (each, a "Valuation
                                                          Date"), and to deliver a report concerning its valuation to the
                                                          Issuer and to each Rating Agency within two Business Days after a
                                                          Valuation Date.
                                                        In the event that on any Valuation Date the Discounted Value of the
                                                          Eligible Collateral pledged to secure the Bonds is less than the
                                                          Basic Maintenance Amount, the Issuer is required, within 10 days after receipt of such report, either (i) to deliver to the Trustee or the Custodian additional Eligible Collateral and/or substitute
                                                          Eligible Collateral and/or (ii) to repurchase Bonds Outstanding (as defined herein) such that, after such actions are taken, the
                                                          Discounted Value of the Eligible Collateral is at least equal to the Basic Maintenance Amount. See "Description of the
                                                          Bonds -- Basic Maintenance Amount" herein. If the Issuer is unable to deliver additional Eligible Collateral or to substitute Eligible
                                                          Collateral or to repurchase Bonds Outstanding, the Issuer must redeem an amount of the Bonds Outstanding sufficient to render the
                                                          Discounted Value of the Eligible Collateral at least equal to the
                                                          Basic Maintenance Amount. In such event, Pledged Property will be liquidated to provide funds for such redemptions. See "Description of the Bonds -- Redemption" herein and "Special
                                                          Considerations -- Limited Recourse Obligation" in the Prospectus.
                                                        The Issuer may withdraw or substitute collateral at any time if, after giving effect to any such withdrawal and any proposed additions of substitute collateral, the Discounted Value of the
                                                          Eligible Collateral pledged to secure the Bonds is at least equal to the Basic Maintenance Amount and no Event of Default shall have occurred and be continuing. See "Description of the
                                                          Bonds -- Withdrawals and Substitutions of Collateral" herein.
Collection Account....................................  All payments in respect of the Initial Collateral and any other
                                                          Eligible Mortgage Notes pledged to secure the Bonds will be remitted directly to a collection account (the "Collection
                                                          Account") to be established by NationsBanc Mortgage Corporation
                                                          (the "Servicer") on the Closing Date in the name of the Trustee for the benefit of the Holders. On each Servicer Remittance Date (as defined herein), the Servicer will withdraw amounts on deposit in the Collection Account as of the end of the preceding Collection
                                                          Period (as defined herein) and remit such amounts to the Trustee
                                                          (i) for deposit into the Distribution Account for payment to
                                                          Bondholders on the following Interest Payment Date, (ii) for deposit into the Reserve Fund and (iii) for release to the Issuer, all as described herein. See "Description of the Bonds --
                                                          Distribution Account" and " -- Reserve Fund" herein. The Servicer will not be required to make advances in respect of delinquent monthly payments on Eligible Mortgage Notes. Amounts on deposit in the Collection Account from

                                                          time to time will constitute a portion of the Pledged Property securing the Bonds and Eligible Collateral for purposes of satisfying the Basic Maintenance Amount. See "Description of the
                                                          Bonds -- Servicing of Eligible Mortgage Notes -- Collection
                                                          Account" herein.
Distribution Account..................................  All payments in respect of any other Eligible Collateral securing the
                                                          Bonds from time to time will be made directly to the Trustee for deposit in a distribution account (the "Distribution Account") to be established by the Trustee on the Closing Date for the benefit of the Holders. In addition, if an Event of Default under the
                                                          Indenture should occur and be continuing, all payments in respect of Eligible Mortgage Notes will be remitted directly to the Trustee for deposit into the Distribution Account. All payments of interest and principal on the Bonds will be made with amounts on deposit in the Distribution Account. Amounts held in the Distribution Account from time to time will constitute a portion of the Pledged Property securing the Bonds and Eligible Collateral for purposes of satisfying the Basic Maintenance Amount. See "Description of the
                                                          Bonds -- Distribution Account" herein.
Reserve Fund..........................................  On the Closing Date, the Trustee will establish a reserve fund (the
                                                          "Reserve Fund") for the benefit of the Holders. Amounts held in the
                                                          Reserve Fund from time to time will constitute a portion of the
                                                          Pledged Property securing the Bonds and Eligible Collateral for purposes of satisfying the Basic Maintenance Amount. At the request of the Issuer, amounts on deposit in the Reserve Fund will be withdrawn by the Trustee and released to the Issuer free of the lien of the Indenture if, as of the Valuation Date immediately preceding such release, the Discounted Value of the remaining
                                                          Eligible Collateral is at least equal to the Basic Maintenance
                                                          Amount and no Event of Default has occurred and is continuing. See
                                                          "Description of the Bonds -- Reserve Fund."
Servicer..............................................  NationsBanc Mortgage Corporation, a Texas corporation. The Servicer is an affiliate of the Issuer and NationsBanc Capital Markets, Inc.
                                                          ("NCMI"), one of the Underwriters. See "Description of the
                                                          Bonds -- Servicing of Eligible Mortgage Notes -- The Servicer"
                                                          herein.
Use of Proceeds.......................................  The Issuer intends to use all or substantially all of the net proceeds from the sale of the Bonds offered hereby to purchase additional mortgage loans, and/or pay dividends to its shareholders and/or reduce certain subordinated indebtedness of the Issuer. See
                                                          "The Issuer" herein.
Rating................................................  It is a condition of closing that the Bonds be rated "AAA" by Fitch
                                                          Investors Service, L.P. ("Fitch") and "Aaa" by Moody's Investors
                                                          Service, Inc. ("Moody's") (each, a "Rating Agency"). See "Bond
                                                          Ratings" herein.
Federal Income Tax Consequences.......................  See "United States Federal Income Tax Consequences" in the Prospectus
                                                          for a discussion of the United States federal income tax
                                                          consequences of the acquisition of the

                                                          Bonds at a market discount or premium, by foreign investors and certain other matters.
ERISA Considerations..................................  See "ERISA Considerations" herein and in the Prospectus relating to investment in the Bonds by employee benefit plans or other retirement arrangements subject to either the Employee Retirement
                                                          Income Security Act of 1974, as amended, or Section 4975 of the
                                                          Internal Revenue Code of 1986, as amended (the "Code").
Special Considerations................................  See "Special Considerations" beginning on page 3 of the Prospectus for important information relating to an investment in the Bonds.

                                   THE ISSUER

GENERAL

     The Issuer is a Maryland business trust and an indirect subsidiary of NationsBank, N.A. which is itself an indirect, wholly-owned subsidiary of NationsBank Corporation. The Issuer is the successor by merger of Main Place Funding Corporation with and into the Issuer. Such merger was effective on November 1, 1996, as more fully described under "The Issuer" in the Prospectus. The Issuer has no subsidiaries. The financial statements of the Issuer and its predecessor are included in the consolidated financial statements of NationsBank Corporation.

CAPITALIZATION

     The following table sets forth the capitalization of the Issuer as of December 31, 1996 and a pro forma capitalization table of the Issuer as of the same date. The pro forma capitalization table gives effect to the issuance of the Bonds offered hereby. There have been no material adverse changes in the capitalization of the Issuer since December 31, 1996.

                                                                                                    AS OF DECEMBER 31,
                                                                                                           1996
                                                                                                  ACTUAL        PRO FORMA
                                                                                                  (DOLLARS IN THOUSANDS)
Indebtedness
  Mortgage-Backed Bonds, Series 1995-1.......................................................   $ 1,500,000    $ 1,500,000
  Mortgage-Backed Bonds, Series 1995-2.......................................................     1,500,000      1,500,000
  Mortgage-Backed Bonds, Series 1997-1.......................................................            --      1,000,000
  Subordinated indebtedness..................................................................     1,072,277      1,072,277
     Total indebtedness......................................................................     4,072,277      5,072,277
Shareholders' equity
     Shares of beneficial interest:
     Class A shares, $1.00 par value, 100,000 shares
       issued and outstanding................................................................           100            100
     Class B shares, $10,000 par value, 110 shares
       issued and outstanding................................................................         1,100          1,100
  Additional paid-in capital.................................................................    12,044,801     12,044,801
  Retained earnings..........................................................................        13,315         13,315
  Net unrealized gains on securities available for sale......................................         8,530          8,530
     Total shareholders' equity..............................................................    12,067,846     12,067,846
       Total indebtedness and shareholders' equity...........................................   $16,140,123    $17,140,123

SUMMARY FINANCIAL DATA

     The following summary data of the Issuer for the years ended December 31, 1996 and December 31, 1995, respectively, is derived from the audited financial statements and should be read in conjunction with such financial statements which are contained in the Issuer's Annual Report on Form 10-K for the year ended December 31, 1996, which has been incorporated by reference herein. The financial data for the year ended December 31, 1996 reflects the transactions described in the Prospectus under "The Issuer." See "Listing of Bonds and Related Matters" in the Appendix hereto and "Incorporation of Certain Documents by Reference" in the Prospectus.

                                                                                                         YEAR ENDED
                                                                                                        DECEMBER 31,
                                                                                                     1996           1995
                                                                                                   (DOLLARS IN THOUSANDS)
Income Statement Data
  Interest and fees on mortgage loans..........................................................   $   484,191    $  204,024
  Interest on securities available for sale....................................................         8,335            --
  Interest expense.............................................................................       258,174       146,805
  Income before income taxes...................................................................       216,709        48,070
  Net income...................................................................................       192,972        31,245

                                                                                                            AS OF
                                                                                                        DECEMBER 31,
                                                                                                     1996           1995
                                                                                                   (DOLLARS IN THOUSANDS)
Balance Sheet Data
  Total assets.................................................................................   $16,167,439    $4,654,815
  Mortgage loans, net of unearned income.......................................................    14,704,375     4,523,744
  Securities available for sale................................................................       836,938            --
  Mortgage-backed bonds and subordinated notes.................................................     4,072,277     4,319,525
  Total shareholders' equity...................................................................    12,067,846       306,784

TRUSTEES

     The board of trustees of the Issuer is composed of John E. Mack (President and Treasurer), G. Patrick Phillips and James H. Luther. Mr. Mack is a Senior Vice President and Treasurer of NationsBank Corporation and each of its subsidiary banks. Mr. Phillips is an Executive Vice President of NationsBank Corporation. Mr. Luther is a retired Senior Vice President of NationsBank, N.A.

                            DESCRIPTION OF THE BONDS

GENERAL

     The issuance of the Bonds was authorized by unanimous written consent of the Board of Trustees of the Issuer on March 6, 1997. The Bonds will be issued under the Indenture. As of any date, all Bonds so issued, except Bonds (i) previously canceled or to be canceled by the Trustee, (ii) held by the Issuer or its affiliates (other than NCMI) and (iii) for whose payment Deposit Securities in the necessary amount have been delivered to the Trustee or other arrangements satisfactory to each Rating Agency have been made as described herein under " -- Liquidity," will be deemed to be "Outstanding."

     The following summaries of certain provisions of the Indenture do not purport to be complete, and, where particular provisions of the Indenture are referred to, the actual provisions are incorporated by reference as a part of such summaries, which are qualified in their entirety by such reference. Copies of the Indenture may be obtained by writing to the principal corporate trust office of the Trustee, 180 East Fifth Street, 2nd Floor, St. Paul, Minnesota 55101, Attention: Structured Finance, and will also be available for inspection during normal business hours at the principal executive offices of the Issuer, and at the principal corporate trust office of the Trustee.

     The Bonds will be limited to $1,000,000,000 aggregate principal amount, all of which is being offered hereby and will be direct obligations of the Issuer. The principal amount of each Bond is due and payable on the

Stated Maturity. The Bonds will bear interest on the unpaid principal balance thereof at a floating rate calculated as set forth below under " -- Interest Payments," payable in arrears on each Interest Payment Date commencing on June 25, 1997, to the persons in whose names the Bonds are registered (each, a "Bondholder" or "Holder") at the close of business on the Record Date (as defined herein) next preceding such Interest Payment Date (except in the case of Defaulted Interest, as provided in the Indenture). A "Business Day" is any day other than (i) a Saturday, (ii) a Sunday or (iii) a day that is either a legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close in the States of Kentucky or North Carolina or the state in which the principal office of the Trustee is located (or, for purposes of remittances by the Servicer, any state in which functions relating to the Collection Account are performed). A "Record Date" is the third Business Day immediately preceding each Interest Payment Date and the date any payment of principal or redemption price of any Bond is due.

     The Bonds will be secured by collateral (the "Pledged Property") as described herein under " -- Security for the Bonds." Pursuant to the Indenture, the Issuer is required to maintain Pledged Property of the type permitted under the Indenture ("Eligible Collateral") having a Discounted Value sufficient to meet certain levels of collateralization required from time to time as described herein under " -- Basic Maintenance Amount." The Eligible Collateral will be valued by the Trustee on the 5th and 20th day of each month (or, if such day is not a Business Day, on the next Business Day), commencing on April 7, 1997 (each such date, a "Valuation Date"), using Market Values (as defined in the Prospectus under "Description of the Bonds -- Basic Maintenance Amount") for such property obtained no more than three Business Days prior to the applicable Valuation Date. The Trustee will deliver reports to the Issuer and to each Rating Agency with respect to each such Valuation Date within two Business Days thereafter. See " -- Reports on Pledged Property."

     The Bonds and Indenture will be governed by the laws of the State of New York.

     The Indenture will provide that if any payment of interest or principal on the Bonds remains unclaimed by Holders for two years after such payment has become due, whether at the Stated Maturity or otherwise, the Trustee will remit the amount of such payment to the Issuer, upon Issuer request. Thereafter, such payment will constitute a general unsecured obligation of the Issuer only, and Holders may look only to the Issuer for payment. Prior to making such remittance, the Trustee may, at the expense of the Issuer, cause notice to be given to the Holders that such payment remains unclaimed and that, after a specified date, any remaining portion of such payment will be remitted to the Issuer.

INTEREST PAYMENTS

     Interest will be payable in arrears on each Interest Payment Date commencing on June 25, 1997. Interest will accrue on the unpaid principal balance of the Bonds during each Interest Period at a floating rate equal to LIBOR (determined as described below) plus 0.05% per annum. Interest will be calculated on the basis of the actual number of days in each Interest Period and a 360-day year.

CALCULATION OF LIBOR

     On the second LIBOR Business Day (as defined herein) preceding the first day of each Interest Period (each such date, a "LIBOR Determination Date"), commencing on March 14, 1997, the Trustee will determine the London interbank offered rate for three-month U.S. dollar deposits ("LIBOR") for such Interest Period by reference to the rate which appears on the Telerate Page 3750 as of 11:00 a.m. (London time) on such LIBOR Determination Date. "Telerate Page 3750" means the display page designated "3750" on the Dow Jones Telerate Service (or replacement page or successor service for displaying comparable rates). "LIBOR Business Day" means a day that is not a Saturday, Sunday or other day on which banking institutions in London, New York City or the state in which the principal office of the Trustee is located are authorized or required by law, regulation or executive order to be closed.

     If on any LIBOR Determination Date, no rate appears on Telerate Page 3750 or Telerate Page 3750 is no longer available, the Trustee will determine LIBOR by reference to the rate which appears on Reuters Monitor Money Rates Page LIBO ("Reuters Page LIBO") as of 11:00 a.m. (London time) on such LIBOR Determination Date for three-month U.S. dollar deposits. If such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the LIBOR Determination Date, the Trustee will determine LIBOR on the basis of quotations provided by the Reference Banks (as defined herein) to leading banks in the London interbank market for a period of three months as of 11:00 a.m. (London time) on such LIBOR Determination Date. LIBOR as determined by the Trustee is the arithmetic mean of such quotations (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%). If on any LIBOR Determination Date at least two of the Reference Banks provide quotations, LIBOR will be determined in accordance with the preceding sentence on the basis of the offered quotations of those Reference Banks providing such quotations. If on any such LIBOR Determination Date only one or none of the Reference Banks provides such offered quotations, the Trustee will request four major New York City banks to provide such banks' offered quotations to leading European banks for loans in Eurodollars having a three-month maturity as of 11:00 a.m. (London time) on such LIBOR Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean of such quotations (rounding such arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%) or if fewer than two such quotations are provided, LIBOR will be LIBOR as determined on the previous LIBOR Determination Date.

     "Reference Banks" means four banks in the London interbank market selected by the Trustee. Each Reference Bank will be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market with an established place of business in London, which does not control, is not controlled by or is not under common control with the Issuer and which has been designated as such by the Trustee and is able and willing to provide such quotations to the Trustee on each LIBOR Determination Date.

     The establishment of LIBOR on each LIBOR Determination Date for each Interest Period and the Trustee's calculation of the rate of interest applicable to the Bonds for the related Interest Period will (in the absence of manifest error) be final and binding. Each such rate of interest may be obtained by telephoning the Trustee at (612) 244-0444.

REDEMPTION

     The Bonds will mature and will be paid at 100% of their respective principal amounts plus accrued interest at the Stated Maturity. See
" -- Liquidity." The Bonds are not subject to redemption at the option of the Issuer.

     The Bonds are subject to mandatory partial redemption upon not more than 10 nor less than 5 days' notice, in the event that (i) on any semi-monthly Valuation Date, the Discounted Value of the Eligible Collateral is less than the Basic Maintenance Amount (as defined below under " -- Basic Maintenance Amount") and (ii) the Issuer is unable within a maximum of 10 days after receipt of the Trustee's valuation report following such Valuation Date (the "Cure Date") to pledge and deliver additional Eligible Collateral and/or to substitute Eligible Collateral in an amount such that, after such pledge, the Discounted Value of the Eligible Collateral is at least equal to the Basic Maintenance Amount, and the Issuer does not deliver to the Trustee prior to the Cure Date for cancellation Bonds theretofore issued and reacquired by it in a principal amount sufficient to cause the Discounted Value of the Eligible Collateral to be at least equal to the Basic Maintenance Amount. Notwithstanding the foregoing, if the report prepared by the Trustee with respect to any Valuation Date following the Cure Date and prior to the date on which the Trustee gives notice of redemption to the Holders shows that the Discounted Value of the Eligible Collateral is at least equal to the Basic Maintenance Amount as of such Valuation Date, the Issuer will no longer be required to make a mandatory redemption of the Bonds. See "Special Considerations -- Limited Recourse Obligation" in the Prospectus.

     Any such mandatory partial redemption shall require the redemption of Bonds in an aggregate principal amount that is the smallest principal amount (rounded to the next higher integral multiple of $1,000) necessary to make the Discounted Value of the Eligible Collateral at least equal to the Basic Maintenance Amount (calculated in each case as of the Valuation Date immediately preceding the date on which the Trustee gives notice of redemption to the Holders), after giving effect to (i) the pledge of any additional Eligible Collateral and/or substitution of Eligible Collateral by the Issuer, (ii) the delivery to the Trustee for cancellation of any Bonds repurchased by or on behalf of the Issuer and (iii) such redemption. Any such mandatory partial redemption shall be made within 30 days after the Cure Date at a redemption price equal to 100% of the principal amount (or portion thereof) of the Bonds to be redeemed together with accrued interest to the date fixed for redemption. Any partial redemption may be made on a pro rata basis or by any method deemed fair and appropriate by the Trustee, provided, that such method shall not result in a Bond Outstanding in a denomination of less than $100,000.

     After notice of any redemption has been given to the Holders of the Bonds, the principal amount (or portion thereof) of the Bonds to be redeemed shall be due and payable on the date fixed for such redemption at the place set forth in such notice. From and after the date fixed for such redemption, the Bonds chosen to be redeemed shall cease to bear interest thereon (unless the Issuer shall default in the payment of the redemption price, in which case the principal amount of such Bonds shall continue to bear interest at the rate borne by the Bonds until paid), and the only right of the Holders of such Bonds shall be to receive the redemption price; except that, in the case of any redemption date on which Bonds are redeemed in part, new Bonds representing the principal amounts of such Bonds that have not been redeemed will be issued to the Holders of such Bonds. The Holders of such new Bonds shall continue to have the right to receive the principal amount thereof and interest payments on such principal amount. Bonds that are redeemed will be canceled by the Trustee.

     If the Issuer fails to cure a collateral shortfall by the applicable Cure Date, the Trustee must liquidate Pledged Property to the extent required to pay the redemption price of the Bonds to be redeemed; provided, that the Trustee will not do so if concurrently with such notice the Issuer delivers Deposit Securities to the Trustee, as described under " -- Liquidity," in an amount sufficient to provide for full payment of the redemption price of the Bonds required to be redeemed.

SECURITY FOR THE BONDS

     The Bonds will be secured by the Pledged Property, which will include the Initial Collateral and may include any of the types of Eligible Collateral described in the Prospectus as modified herein. See "Summary of Terms -- Security for the Bonds; Pledged Property; Eligible Collateral and Deposit Securities" herein and "Description of the Bonds -- Security for the Bonds" in the Prospectus. In addition, the Pledged Property will include, and the Bonds will be secured from time to time by, (i) cash held in the Collection Account from time to time, representing scheduled monthly interest and principal payments, principal prepayments and various other amounts with respect to the Eligible Mortgage Notes received during each Collection Period, as described below under " -- Collection Account," (ii) cash held in the Reserve Fund as described below under " -- Reserve Fund," (iii) cash held in the Distribution Account representing payments on all types of Pledged Property other than Eligible Mortgage Notes and any amounts that are transferred from the Collection Account for payment on the Bonds, as described below under " -- Distribution Account" and (iv) the Deposit Securities described below under " -- Liquidity." Notwithstanding the foregoing, Eligible Collateral will not include any classes of multi-class FNMA Certificates, GNMA Certificates or FHLMC Certificates. In addition, Eligible Collateral for the Bonds will not include Eligible Mortgage Pass-Through Certificates or Short-Term Money Market Instruments. The Initial Collateral will consist of the Eligible Mortgage Notes described more fully below.

     The types and characteristics of Eligible Collateral, the percentage limitations on certain types of Eligible Collateral as described in the Prospectus, the frequency of the Valuation Dates, the Discount Factors used in valuing the Eligible Collateral, the methodology used in calculating the Market Value of the Eligible Collateral and the definition of "Basic Maintenance Amount" are subject to change from time to time without the consent of the Holders of the Bonds if such changes (i) are permitted by applicable law and
(ii) will not impair the rating then assigned to the Bonds by each Rating Agency, as confirmed in writing by such Rating Agencies. The Rating Agencies have no obligation to review or approve any proposed changes in the types, characteristics, permitted amounts or Discount Factors of Eligible Collateral or in the definition of Basic Maintenance Amount and may, at any time, change or withdraw any rating on the Bonds.

ELIGIBLE MORTGAGE NOTES

  GENERAL

     The Mortgage Notes constituting the Initial Collateral or pledged from time to time to secure the Bonds will be "Eligible Mortgage Notes," having the characteristics set forth in the Prospectus under "Description of the Bonds -- Eligible Mortgage Notes," subject to permitted changes in such characteristics as described above.

  INITIAL COLLATERAL

     All of the Eligible Mortgage Notes constituting the Initial Collateral were contributed to the Issuer by NationsBank, N.A. or its affiliates as of November 1, 1996. Such Eligible Mortgage Notes were either originated or purchased by the Servicer on behalf of, and in accordance with underwriting guidelines of the

Servicer, which are in conformity with the underwriting guidelines of NationsBank, N.A., NationsBank of Texas, N.A. ("NationsBank Texas") and NationsBank, N.A. (South) ("NationsBank South"). All of such Eligible Mortgage Notes are Eligible Adjustable-Rate Mortgage Notes. Each such Eligible Adjustable-Rate Mortgage Note is a jumbo mortgage loan (i.e., a mortgage loan originated in an amount in excess of FNMA or FHLMC purchase limits, currently $214,600) otherwise generally underwritten in accordance with guidelines of FNMA and FHLMC, having an original term to maturity of not more than 30 years and providing for a fixed rate of interest for an initial period of approximately either 5 or 10 years. All of such Eligible Adjustable-Rate Mortgage Notes provide for level, amortizing payments over such initial periods. Thereafter, the interest rate on each such Eligible Adjustable-Rate Mortgage Note will adjust annually to a rate equal to the one-year Constant Maturity Treasury Index (as defined below) plus the applicable fixed percentage (the "Gross Margin"), subject to a maximum annual interest rate increase or decrease and a maximum lifetime interest rate (the "Lifetime Cap") specified in the related Eligible Adjustable-Rate Mortgage Note. As of the Cut-Off Date, the weighted average Gross Margin of such Eligible Adjustable-Rate Notes was approximately 2.788%, and the weighted average Lifetime Cap on such Eligible Adjustable-Rate Mortgage Notes was approximately 12.767%. The interest rates on such Eligible Adjustable-Rate Mortgage Notes are not subject to maximum lifetime decreases. As of the Cut-Off Date, approximately 2.98% by aggregate unpaid principal balance of the Eligible Adjustable-Rate Mortgage Notes are convertible into fixed-rate loans at the option of the mortgagor.

     The interest rate for each Eligible Adjustable-Rate Mortgage Note included in the Initial Collateral will generally adjust on the first day of the month in which the initial fixed-rate period ends and annually thereafter (each, an "ARM Interest Adjustment Date"). Effective with the first payment due on each such Eligible Adjustable-Rate Mortgage Note after each related ARM Interest Adjustment Date, the monthly principal and interest payment will be adjusted to an amount that will fully amortize the then-outstanding principal balance of such Eligible Adjustable-Rate Mortgage Note over its remaining term to maturity and that will be sufficient to pay interest at the adjusted interest rate for such Eligible Adjustable-Rate Mortgage Note. The "Constant Maturity Treasury Index" is the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year as published by the Federal Reserve Board in Statistical Release H.15 (519) or any similar publication or, if not so published, as reported by any Federal Reserve Bank or by any U.S. Government department or agency and made available to the Servicer as of a date 45 days prior to each ARM Interest Adjustment Date for such Eligible Adjustable-Rate Mortgage Note. Should the Constant Maturity Treasury Index not be published or become otherwise unavailable, the Servicer will select a comparable alternative index over which it has no control and which is readily verifiable.

     As of the Cut-Off Date, the Initial Collateral consisted of 8,595 Eligible Adjustable-Rate Mortgage Notes and had an aggregate unpaid principal balance of $2,050,032,618.09. As of the Cut-Off Date, each Eligible Adjustable Rate Mortgage Note constituting the Initial Collateral had an unpaid principal balance of not less than $5,587.82 or more than $599,099.37 and the average unpaid principal balance of such Eligible Adjustable-Rate Mortgage Notes was $238,514.56.

     Set forth below is a description of certain additional characteristics of the Initial Collateral as of the Cut-Off Date (except as otherwise indicated). The Issuer believes that the information set forth below with respect to the Initial Collateral is representative of the characteristics of the Initial Collateral as it will be constituted on the Closing Date. The Issuer will file a Current Report on Form 8-K with the Securities and Exchange Commission in accordance with the rules thereof which will set forth information with respect to the Mortgage Notes ultimately pledged to the Trustee on the Closing Date. For purposes of the following tables, the Initial Collateral has been divided into two groups: jumbo Eligible Adjustable-Rate Mortgage Notes having an original term to maturity of not more than 30 years and a fixed rate of interest for an initial period of approximately 5 years ("Jumbo 5/1 Eligible Adjustable-Rate Mortgage Notes") and jumbo Eligible Adjustable-Rate Mortgage Notes having an original term to maturity of not more than 30 years and a fixed rate of interest for an initial period of approximately 10 years ("Jumbo 10/1 Eligible Adjustable-Rate Mortgage Notes"). The sums of the percentage columns set forth in the following tables may not equal 100% due to rounding.

                          MORTGAGE NOTE INTEREST RATES

                                                  JUMBO 5/1 ELIGIBLE                      JUMBO 10/1 ELIGIBLE
                                            ADJUSTABLE-RATE MORTGAGE NOTES          ADJUSTABLE-RATE MORTGAGE NOTES
                                                              PERCENTAGE OF                            PERCENTAGE OF
                                           CUT-OFF DATE        CUT-OFF DATE                             CUT-OFF DATE
                                         AGGREGATE UNPAID    AGGREGATE UNPAID      CUT-OFF DATE       AGGREGATE UNPAID
                                            PRINCIPAL           PRINCIPAL        AGGREGATE UNPAID        PRINCIPAL
INTEREST RATE                                BALANCE             BALANCE         PRINCIPAL BALANCE        BALANCE
5.001-5.500%..........................   $  5,146,324.49            0.55%        $      223,904.21           0.02%
5.501-6.000%..........................     37,791,967.71            4.01             12,746,944.54           1.15
6.001-6.500%..........................     76,306,076.50            8.09            110,271,698.19           9.96
6.501-7.000%..........................    160,156,477.67           16.99            240,941,096.27          21.76
7.001-7.500%..........................    398,890,306.48           42.31            281,339,613.44          25.41
7.501-8.000%..........................    228,416,797.67           24.23            334,377,726.46          30.20
8.001-8.500%..........................     34,071,935.63            3.61            109,945,049.10           9.93
8.501-9.000%..........................      1,832,892.76            0.19             17,027,137.11           1.54
9.001-9.500%..........................        232,899.57            0.02                313,770.29           0.03
  Total...............................   $942,845,678.48          100.00%        $1,107,186,939.61         100.00%

                                         Weighted Average                        Weighted Average
                                         Interest Rate is                        Interest Rate is
                                         7.241%                                  7.365%

With the exception of approximately 0.09% of the aggregate unpaid principal balance of the Eligible Adjustable-Rate Mortgage Notes, none of the remaining Eligible Adjustable-Rate Mortgage Notes included in the Initial Collateral had reached their first ARM Interest Adjustment Date as of the Cut-Off Date. As of the Cut-Off Date, the weighted average remaining period of time until the next ARM Interest Adjustment Date for the Jumbo 5/1 Eligible Adjustable-Rate Mortgage Notes and Jumbo 10/1 Adjustable-Rate Mortgage Notes was approximately 39.59 months and 95.17 months, respectively.

                        MORTGAGE NOTE NET INTEREST RATES

                                                  JUMBO 5/1 ELIGIBLE                      JUMBO 10/1 ELIGIBLE
                                            ADJUSTABLE-RATE MORTGAGE NOTES          ADJUSTABLE-RATE MORTGAGE NOTES
                                                              PERCENTAGE OF                            PERCENTAGE OF
                                           CUT-OFF DATE        CUT-OFF DATE                             CUT-OFF DATE
                                         AGGREGATE UNPAID    AGGREGATE UNPAID      CUT-OFF DATE       AGGREGATE UNPAID
                                            PRINCIPAL           PRINCIPAL        AGGREGATE UNPAID        PRINCIPAL
NET INTEREST RATE                            BALANCE             BALANCE         PRINCIPAL BALANCE        BALANCE
4.501-5.000%..........................   $    896,833.14            0.10%        $            0.00           0.00%
5.001-5.500%..........................     17,385,272.92            1.84              2,660,370.97           0.24
5.501-6.000%..........................     58,692,457.05            6.23             36,914,537.57           3.33
6.001-6.500%..........................    104,467,605.13           11.08            212,377,913.17          19.18
6.501-7.000%..........................    267,391,485.69           28.36            214,070,794.25          19.33
7.001-7.500%..........................    393,554,758.70           41.74            376,841,094.01          34.04
7.501-8.000%..........................     91,062,021.04            9.66            212,908,766.35          19.23
8.001-8.500%..........................      8,680,190.52            0.92             46,923,919.37           4.24
8.501-9.000%..........................        482,154.72            0.05              4,280,688.85           0.39
9.001-9.500%..........................        232,899.57            0.02                208,855.07           0.02
  Total...............................   $942,845,678.48          100.00%        $1,107,186,939.61         100.00%

                                         Weighted Average                        Weighted Average
                                         Net Interest                            Net Interest Rate
                                         Rate is 6.990%                          is 7.115%

                       REMAINING TERMS TO STATED MATURITY

                                                  JUMBO 5/1 ELIGIBLE                      JUMBO 10/1 ELIGIBLE
                                            ADJUSTABLE-RATE MORTGAGE NOTES          ADJUSTABLE-RATE MORTGAGE NOTES
                                                              PERCENTAGE OF                            PERCENTAGE OF
                                           CUT-OFF DATE        CUT-OFF DATE                             CUT-OFF DATE
                                         AGGREGATE UNPAID    AGGREGATE UNPAID      CUT-OFF DATE       AGGREGATE UNPAID
REMAINING TERM TO STATED MATURITY           PRINCIPAL           PRINCIPAL        AGGREGATE UNPAID        PRINCIPAL
(MONTHS)                                     BALANCE             BALANCE         PRINCIPAL BALANCE        BALANCE
121-132...............................   $    302,903.17            0.03%        $      594,145.80           0.05%
133-144...............................      1,725,112.26            0.18                608,482.39           0.05
145-156...............................      2,556,861.41            0.27                 30,714.17              *
157-168...............................      3,897,067.24            0.41              1,851,234.47           0.17
169-180...............................        238,359.17            0.03                      0.00           0.00
181-192...............................              0.00            0.00                581,218.67           0.05
193-204...............................         54,320.26            0.01                591,573.73           0.05
205-216...............................              0.00            0.00                721,276.84           0.07
217-228...............................        259,472.50            0.03              1,410,311.59           0.13
229-240...............................        221,360.86            0.02                      0.00           0.00
277-288...............................              0.00            0.00                508,696.41           0.05
289-300...............................      1,781,037.43            0.19                336,953.50           0.03
301-312...............................     19,944,350.25            2.12             45,236,478.54           4.09
313-324...............................     83,833,290.69            8.89            267,350,815.52          24.15
325-336...............................    257,677,068.11           27.33            238,981,244.89          21.58
337-348...............................    349,242,030.35           37.04            387,788,568.64          35.02
349-360...............................    221,112,444.78           23.45            160,595,224.45          14.50
  Total...............................   $942,845,678.48          100.00%        $1,107,186,939.61         100.00%

                                         Weighted Average
                                         Remaining Term                          Weighted Average
                                         to Stated                               Remaining Term to
                                         Maturity is                             Stated Maturity
                                         337.835 months                          is 334.263 months

* Less than 1/100th of a percent.

                              YEARS OF ORIGINATION

                                                  JUMBO 5/1 ELIGIBLE                      JUMBO 10/1 ELIGIBLE
                                            ADJUSTABLE-RATE MORTGAGE NOTES          ADJUSTABLE-RATE MORTGAGE NOTES
                                                              PERCENTAGE OF                            PERCENTAGE OF
                                           CUT-OFF DATE        CUT-OFF DATE                             CUT-OFF DATE
                                         AGGREGATE UNPAID    AGGREGATE UNPAID      CUT-OFF DATE       AGGREGATE UNPAID
                                            PRINCIPAL           PRINCIPAL        AGGREGATE UNPAID        PRINCIPAL
YEAR OF ORIGINATION                          BALANCE             BALANCE         PRINCIPAL BALANCE        BALANCE
1991..................................   $  1,781,037.43            0.19%        $            0.00           0.00%
1992..................................     19,861,536.71            2.11             45,978,577.46           4.15
1993..................................     83,203,828.68            8.82            264,320,692.38          23.87
1994..................................    262,374,348.28           27.83            244,530,017.81          22.09
1995..................................    343,865,163.76           36.47            383,017,811.29          34.59
1996..................................    231,759,763.62           24.58            169,339,840.67          15.29
  Total...............................   $942,845,678.48          100.00%        $1,107,186,939.61         100.00%

The earliest month and year of origination of any Eligible Mortgage Note is expected to be November 1991 and the latest month and year of origination is expected to be August 1996.

                         ORIGINAL LOAN-TO-VALUE RATIOS*

                                                  JUMBO 5/1 ELIGIBLE                      JUMBO 10/1 ELIGIBLE
                                            ADJUSTABLE-RATE MORTGAGE NOTES          ADJUSTABLE-RATE MORTGAGE NOTES
                                                              PERCENTAGE OF                            PERCENTAGE OF
                                           CUT-OFF DATE        CUT-OFF DATE                             CUT-OFF DATE
                                         AGGREGATE UNPAID    AGGREGATE UNPAID      CUT-OFF DATE       AGGREGATE UNPAID
                                            PRINCIPAL           PRINCIPAL        AGGREGATE UNPAID        PRINCIPAL
ORIGINAL LOAN-TO-VALUE RATIO                 BALANCE             BALANCE         PRINCIPAL BALANCE        BALANCE
Under 50.001%.........................   $ 40,611,738.88            4.31%        $   48,654,322.42           4.39%
50.001-55.000%........................     22,531,774.26            2.39             26,000,134.84           2.35
55.001-60.000%........................     31,903,289.23            3.38             40,790,505.04           3.68
60.001-65.000%........................     38,267,770.11            4.06             47,992,582.36           4.33
65.001-70.000%........................     58,608,318.00            6.22             72,086,725.71           6.51
70.001-75.000%........................    127,157,435.50           13.49            127,860,345.83          11.55
75.001-80.000%........................    443,194,510.54           47.01            515,685,807.50          46.58
85.001-90.000%........................    143,509,361.45           15.22            146,374,907.98          13.22
90.001-95.000%........................     37,061,480.51            3.93             81,741,607.93           7.38
  Total...............................   $942,845,678.48          100.00%        $1,107,186,939.61         100.00%

                                         Weighted Average
                                         Original                                Weighted Average
                                         Loan-to-                                Original Loan-to-
                                         Value Ratio is                          Value Ratio is
                                         76.366%                                 76.580%

* The loan-to-value ratio of an Eligible Mortgage Note is calculated using the lesser of (i) the appraised value of the related mortgaged property, as established by an appraisal obtained by the originator from an appraiser in connection with the origination of such Eligible Mortgage Note, and (ii) the sale price for such property. For the purpose of calculating the loan-to-value ratio of any Eligible Mortgage Note that is the result of the refinancing (including a refinancing for "equity take-out" purposes) of an existing mortgage loan, the appraised value of the related mortgaged property is generally determined by reference to an appraisal obtained in connection with the origination of the replacement loan.

                   ORIGINAL MORTGAGE NOTE PRINCIPAL BALANCES

                                                  JUMBO 5/1 ELIGIBLE                      JUMBO 10/1 ELIGIBLE
                                            ADJUSTABLE-RATE MORTGAGE NOTES          ADJUSTABLE-RATE MORTGAGE NOTES
                                                              PERCENTAGE OF                            PERCENTAGE OF
                                           CUT-OFF DATE        CUT-OFF DATE                             CUT-OFF DATE
                                         AGGREGATE UNPAID    AGGREGATE UNPAID      CUT-OFF DATE       AGGREGATE UNPAID
                                            PRINCIPAL           PRINCIPAL        AGGREGATE UNPAID        PRINCIPAL
ORIGINAL PRINCIPAL BALANCE                   BALANCE             BALANCE         PRINCIPAL BALANCE        BALANCE
Under $200,000.01.....................   $120,196,199.62           12.75%        $  158,908,886.72          14.35%
200,000.01-250,000.00.................    230,864,039.22           24.49            250,189,312.86          22.60
250,000.01-300,000.00.................    221,491,019.21           23.49            256,486,565.29          23.17
300,000.01-350,000.00.................    158,692,961.15           16.83            157,613,533.82          14.24
350,000.01-400,000.00.................     98,481,183.56           10.45            127,888,263.37          11.55
400,000.01-450,000.00.................      6,874,174.25            0.73             11,560,623.85           1.04
450,000.01-500,000.00.................     42,151,808.92            4.47             42,013,247.29           3.79
500,000.01-550,000.00.................     27,350,379.91            2.90             43,383,285.63           3.92
550,000.01-600,000.00.................     31,089,276.03            3.30             39,303,578.41           3.55
600,000.01-650,000.00.................      5,654,636.61            0.60             19,254,634.13           1.74
800,000.01-850,000.00.................              0.00            0.00                585,008.24           0.05
  Total...............................   $942,845,678.48          100.00%        $1,107,186,939.61         100.00%

                                         Average Original
                                         Principal                               Average Original
                                         Balance is                              Principal Balance
                                         $245,395.97                             is $247,739.15

                    CURRENT MORTGAGE NOTE PRINCIPAL BALANCES

                                                  JUMBO 5/1 ELIGIBLE                      JUMBO 10/1 ELIGIBLE
                                            ADJUSTABLE-RATE MORTGAGE NOTES          ADJUSTABLE-RATE MORTGAGE NOTES
                                                              PERCENTAGE OF                            PERCENTAGE OF
                                           CUT-OFF DATE        CUT-OFF DATE                             CUT-OFF DATE
                                         AGGREGATE UNPAID    AGGREGATE UNPAID      CUT-OFF DATE       AGGREGATE UNPAID
                                            PRINCIPAL           PRINCIPAL        AGGREGATE UNPAID        PRINCIPAL
CURRENT PRINCIPAL BALANCE                    BALANCE             BALANCE         PRINCIPAL BALANCE        BALANCE
Under $200,000.01.....................   $133,781,191.85           14.19%        $  176,312,999.20          15.92%
200,000.01-250,000.00.................    239,815,911.75           25.44            271,669,520.73          24.54
250,000.01-300,000.00.................    218,810,753.80           23.21            240,944,357.60          21.76
300,000.01-350,000.00.................    156,118,516.12           16.56            157,260,563.84          14.20
350,000.01-400,000.00.................     91,766,911.97            9.73            118,539,414.82          10.71
450,000.01-500,000.00.................     44,759,893.06            4.75             49,042,096.08           4.43
500,000.01-550,000.00.................     27,895,092.84            2.96             41,750,536.45           3.77
550,000.01-600,000.00.................     29,897,407.09            3.17             51,667,450.89           4.67
  Total...............................   $942,845,678.48          100.00%        $1,107,186,939.61         100.00%

                                         Average Current
                                         Principal                               Average Current
                                         Balance is                              Principal Balance
                                         $237,373.03                             is $239,495.34

                         TYPES OF MORTGAGED PROPERTIES

                                                  JUMBO 5/1 ELIGIBLE                      JUMBO 10/1 ELIGIBLE
                                            ADJUSTABLE-RATE MORTGAGE NOTES          ADJUSTABLE-RATE MORTGAGE NOTES
                                                              PERCENTAGE OF                            PERCENTAGE OF
                                           CUT-OFF DATE        CUT-OFF DATE                             CUT-OFF DATE
                                         AGGREGATE UNPAID    AGGREGATE UNPAID      CUT-OFF DATE       AGGREGATE UNPAID
                                            PRINCIPAL           PRINCIPAL        AGGREGATE UNPAID        PRINCIPAL
PROPERTY TYPE                                BALANCE             BALANCE         PRINCIPAL BALANCE        BALANCE
Condominium...........................   $ 15,898,536.24            1.69%        $   12,441,589.95           1.12%
Planned Unit Development..............    141,446,081.25           15.00            195,013,565.84          17.61
1 to 4 Family Detached................    775,609,567.65           82.26            890,649,195.52          80.44
Town House............................      9,891,493.34            1.05              9,082,588.30           0.82
  Total...............................   $942,845,678.48          100.00%        $1,107,186,939.61         100.00%

                GEOGRAPHIC DISTRIBUTION OF MORTGAGED PROPERTIES

                                                  JUMBO 5/1 ELIGIBLE                      JUMBO 10/1 ELIGIBLE
                                            ADJUSTABLE-RATE MORTGAGE NOTES          ADJUSTABLE-RATE MORTGAGE NOTES
                                                              PERCENTAGE OF                            PERCENTAGE OF
                                           CUT-OFF DATE        CUT-OFF DATE                             CUT-OFF DATE
                                         AGGREGATE UNPAID    AGGREGATE UNPAID      CUT-OFF DATE       AGGREGATE UNPAID
                                            PRINCIPAL           PRINCIPAL        AGGREGATE UNPAID        PRINCIPAL
STATE                                        BALANCE             BALANCE         PRINCIPAL BALANCE        BALANCE
AL....................................   $  3,823,071.46            0.41%        $    1,418,368.13           0.13%
AR....................................              0.00            0.00                389,682.30           0.04
AZ....................................     14,253,592.26            1.51              8,669,542.59           0.78
CA....................................    328,971,715.38           34.89            294,951,656.25          26.64
CO....................................     28,460,290.80            3.02             10,340,520.40           0.93
CT....................................      1,780,242.35            0.19                448,377.99           0.04
DC....................................     25,288,209.30            2.68             42,439,732.81           3.83
DE....................................      1,178,457.26            0.12              2,194,060.49           0.20
FL....................................     51,558,311.23            5.47             52,271,335.91           4.72
GA....................................     25,215,511.01            2.67             40,413,466.02           3.65
ID....................................        999,359.84            0.11                      0.00           0.00
IL....................................     20,180,617.86            2.14             13,607,281.09           1.23
IN....................................      1,199,591.76            0.13                276,838.79           0.03
KS....................................      2,502,805.03            0.27              1,587,861.91           0.14
KY....................................      3,628,249.02            0.38                545,404.71           0.05
LA....................................        337,949.27            0.04                      0.00           0.00
MA....................................      8,383,904.60            0.89              6,083,599.06           0.55
MD....................................     59,257,535.21            6.28            121,955,317.95          11.01
MI....................................     10,736,143.38            1.14              2,735,158.90           0.25
MN....................................     11,633,867.73            1.23             10,606,424.94           0.96
MO....................................      3,761,254.04            0.40              2,294,292.87           0.21
MS....................................        242,924.65            0.03                      0.00           0.00
NC....................................     55,883,988.96            5.93             72,427,661.14           6.54
NE....................................      2,513,402.48            0.27                742,244.39           0.07
NH....................................              0.00            0.00                210,290.61           0.02
NJ....................................        704,802.74            0.07              1,490,973.11           0.13
NM....................................      3,231,655.04            0.34                558,482.32           0.05
NV....................................      6,717,438.94            0.71              1,151,783.97           0.10
NY....................................      1,651,676.72            0.18              1,786,816.32           0.16
OH....................................     13,967,066.39            1.48              4,956,863.19           0.45
OK....................................      1,560,656.29            0.17                919,676.76           0.08
OR....................................      3,367,936.07            0.36              1,035,235.46           0.09
PA....................................      4,583,090.18            0.49              6,983,336.58           0.63
SC....................................     33,255,512.20            3.53             40,434,798.09           3.65
TN....................................     14,764,177.29            1.57             22,677,158.76           2.05
TX....................................     76,982,196.39            8.16             71,970,306.93           6.50
UT....................................      4,971,908.44            0.53                483,343.54           0.04
VA....................................    102,422,662.55           10.86            259,795,193.06          23.46
WA....................................     12,616,243.12            1.34              5,880,813.08           0.53
WI....................................              0.00            0.00                203,424.65           0.02
WV....................................              0.00            0.00                249,614.54           0.02
WY....................................        257,661.24            0.03                      0.00           0.00
  Total...............................   $942,845,678.48          100.00%        $1,107,186,939.61         100.00%

     No more than approximately 0.88% of the aggregate unpaid principal balance of the Jumbo 5/1 Eligible Adjustable-Rate Mortgage Notes and approximately 1.82% of the aggregate unpaid principal balance of the Jumbo 10/1 Eligible Adjustable-Rate Mortgage Notes are secured by Mortgaged Properties located in any one five-digit zip code region.

                      PURPOSES OF ELIGIBLE MORTGAGE NOTES

                                                  JUMBO 5/1 ELIGIBLE                      JUMBO 10/1 ELIGIBLE
                                            ADJUSTABLE-RATE MORTGAGE NOTES          ADJUSTABLE-RATE MORTGAGE NOTES
                                                              PERCENTAGE OF                            PERCENTAGE OF
                                           CUT-OFF DATE        CUT-OFF DATE                             CUT-OFF DATE
                                         AGGREGATE UNPAID    AGGREGATE UNPAID      CUT-OFF DATE       AGGREGATE UNPAID
                                            PRINCIPAL           PRINCIPAL        AGGREGATE UNPAID        PRINCIPAL
LOAN PURPOSE                                 BALANCE             BALANCE         PRINCIPAL BALANCE        BALANCE
Purchase..............................   $581,971,122.34           61.72%        $  749,548,204.02          67.70%
Refinance -- No Cashout...............    295,912,944.31           31.39            279,895,398.14          25.28
Refinance -- Cashout..................     64,961,611.83            6.89             77,743,337.45           7.02
  Total...............................   $942,845,678.48          100.00%        $1,107,186,939.61         100.00%

     In the case of an Eligible Mortgage Note made for "No Cashout" refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. However, in the case of an Eligible Mortgage Note made for "Cashout" refinance purposes, all or a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of such proceeds retained by the mortgagor may be substantial.

  UNDERWRITING GUIDELINES FOR ELIGIBLE MORTGAGE NOTES

     Each Eligible Mortgage Note has satisfied the credit, appraisal and underwriting guidelines established by the Servicer, which are in conformity with those of NationsBank, N.A., NationsBank Texas and NationsBank South, and which may be varied in cases deemed appropriate by the Servicer.

     The Servicer's underwriting guidelines are intended to evaluate the mortgagor's credit standing and repayment ability and the value and adequacy of the mortgaged property as collateral. The Servicer's underwriting guidelines are applied in a standard procedure which is intended to comply with applicable federal and state laws and regulations. Initially, a prospective mortgagor is required to fill out a detailed application designed to provide pertinent credit information. As part of the description of the mortgagor's financial condition, the mortgagor is required to provide a current balance sheet describing assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the mortgagor's credit history with local merchants and lenders and any record of bankruptcy. In addition, an employment verification is obtained from the mortgagor's employer wherein the employer reports the length of employment with that organization, the current salary and an indication as to whether it is expected that the mortgagor will continue such employment in the future. If a prospective mortgagor is self-employed, the mortgagor is required to submit copies of signed tax returns. The mortgagor also authorizes deposit verification at all financial institutions where the mortgagor has demand or savings accounts. In lieu of employment and deposit verifications, the Servicer will accept copies of federal withholding (W-2) forms, pay stubs and account statements.

     Once the employment and deposit documentation and the credit report are received, a determination is made as to whether the prospective mortgagor has sufficient monthly income available (i) to meet the mortgagor's monthly obligations on the proposed mortgage loan and other expenses related to the mortgaged property (such as property taxes, hazard insurance and maintenance and utility costs) and (ii) to meet other financial obligations and monthly living expenses.

     In determining the adequacy of the property as collateral, an independent appraisal is made of each property considered for financing. The appraiser is required to inspect fully the property and verify that it is in good condition and that construction, if new, has been completed. The appraisal is based on the appraiser's judgment of values, giving appropriate weight to both the market value of comparable homes and the cost of replacing the property.

     Certain states where the properties securing the Eligible Mortgage Notes are located are "anti-deficiency" states where, in general, lenders providing credit on one- to four-family properties must look solely to the property for repayment in the event of foreclosure. The Servicer's underwriting guidelines in all states (including anti-deficiency states) require that the underwriting officers be satisfied that the value of the property being financed, as indicated by the independent appraisal, currently supports and is anticipated to support in the future the outstanding loan balance and provides sufficient value to mitigate the effects of adverse shifts in real estate values.

     The Servicer has employed different underwriting guidelines for certain qualifying mortgage loans underwritten by the Servicer through an underwriting program ("Reduced Documentation Guidelines") designed to streamline the loan review process by eliminating the requirement for income verification. The objective of the use of limited documentation has been to shift the emphasis of the underwriting process from the credit standing of the mortgagor to the value and adequacy of the mortgaged property as collateral. The maximum loan-to-value ratio of any mortgage loan originated under the Reduced Documentation Guidelines was 75% at the time of origination. Certain of the Eligible Mortgage Notes may have been originated under the Reduced Documentation Guidelines.

SERVICING OF ELIGIBLE MORTGAGE NOTES

  THE SERVICER

     The Servicer is a wholly-owned subsidiary of NationsBank Texas, which is an indirect, wholly-owned subsidiary of NationsBank Corporation. The Servicer is primarily engaged in the origination, purchase and sale of mortgage loans, the performance of servicing functions and the underwriting of mortgage loans. The Servicer's principal executive offices are located at 101 South Tryon Street, 39th Floor, Charlotte, North Carolina 28255 and the telephone number is (704) 388-4545, and the Servicer's operations offices are located at 101 East Main Street, Suite 400, Louisville, Kentucky 40202 and the telephone number is (502) 566-5100.

  SERVICING PROCEDURES

     On or before the Closing Date, the Issuer and the Servicer will enter into a servicing agreement (the "Servicing Agreement"). Pursuant to the Servicing Agreement, the Servicer will be responsible for servicing and administering the Eligible Mortgage Notes. The Servicer will at all times remain responsible for the performance of its duties under the Servicing Agreement. On the Closing Date, the Issuer will assign its rights under the Servicing Agreement to the Trustee for the benefit of the Holders.

     The Servicer will agree to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions of mortgages of the same type as the Eligible Mortgage Notes in those jurisdictions where the related mortgaged properties are located. The duties to be performed by a servicer include collection and remittance of principal and interest payments, administration of mortgage escrow accounts (as to which the Servicer will be expected to make advances when a deficiency exists therein, as described more fully in the Servicing Agreement), collection of insurance claims and, if necessary, foreclosure. The Servicer will not be required to make advances in respect of delinquent monthly payments of principal and interest on Eligible Mortgage Notes.

     The Servicer will be entitled to a monthly servicing fee for each Eligible Mortgage Note, payable only from the interest portion of any monthly payment collected on an Eligible Mortgage Note, ranging from 0.25% to 0.50% of the unpaid principal balance of such Eligible Mortgage Note, based on, among other things, its date of origination, the size of its original principal balance and whether it is a fixed or adjustable rate mortgage note. The Servicer will be entitled to retain its servicing fee from interest payments collected prior to depositing such payments into the Collection Account. In addition, the Servicer will be entitled to investment income from amounts on deposit in the Collection Account as described below and to retain late payment charges and other fees and expenses related to loan assumptions, delinquencies, modifications, partial releases of security and releases for payment in full, if any, to the extent collected from mortgagors.

     For a more detailed description of the servicing procedures applicable to the Servicer with respect to the Eligible Mortgage Notes, see "Servicing of Eligible Mortgage Notes" in the Prospectus.

  COLLECTION ACCOUNT

     The Servicer will establish the Collection Account and collect and deposit therein payments on the Eligible Mortgage Notes in accordance with the procedures described in the Prospectus under "Servicing of Eligible Mortgage Notes." Amounts on deposit from time to time in the Collection Account will be invested by the Servicer in Eligible Investments. "Eligible Investments" include Deposit Securities and any other investments that are acceptable to each Rating Agency. Amounts on deposit in the Collection Account from time to time will constitute a portion of the Pledged Property securing the Bonds and Eligible Collateral for purposes of satisfying the Basic Maintenance Amount.

     On the 18th day of each month (or, if such day is not a Business Day, the preceding Business Day), the Servicer will deliver a report to the Trustee detailing collections on the Eligible Mortgage Notes during the preceding calendar month (each, a "Collection Period") and stating the total amount of funds on deposit in the Collection Account and the aggregate principal balance of the Eligible Mortgage Notes, in each case, as of the end of the preceding day. On the 23rd day of each month (or, if such day is not a Business Day, the preceding Business Day) (each, a "Servicer Remittance Date"), the Servicer will withdraw and remit to the Trustee the amount of cash on deposit in the Collection Account that was collected during the preceding Collection Period after deducting amounts permitted to be withdrawn by the Servicer, including its fee, as described under "Servicing of Eligible Mortgage Notes -- Payments on Eligible Mortgage Notes" in the Prospectus (the "Available Amount"). In addition, on the 3rd day of each month (or, if such day is not a Business Day, the preceding Business Day), the Servicer will deliver a similar report to the Trustee stating the total amount of funds on deposit in the Collection Account and the aggregate principal balance of the Eligible Mortgage Notes, in each case, as of the end of the preceding day.

  THE SERVICER'S FORECLOSURE AND DELINQUENCY EXPERIENCE

     Historically, a variety of factors including the appreciation of real estate values have limited the Servicer's loss and delinquency experience on its portfolio of mortgage loans. There can be no assurance that factors beyond the Servicer's control, such as national or local economic conditions or downturns in the real estate markets in its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     The information in the table below has not been adjusted to eliminate the effect of the significant growth in the size of the portfolio of mortgage loans serviced by the Servicer during the periods shown. Accordingly, foreclosures and delinquencies as percentages of aggregate principal balance of mortgage loans serviced for each period may be higher than those that would be shown if a group of mortgage loans were artificially isolated at a point in time and the information disclosed the activity only in that isolated group. However, since most of the mortgage loans in the portfolio of mortgage loans serviced by the Servicer during the periods shown are not fully seasoned, the foreclosure and delinquency information for such an isolated group would also be distorted to some degree.

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated on conventional first trust deed or mortgage loans serviced by the Servicer and which were originated in a manner consistent with the underwriting criteria of the Servicer described above under " -- Underwriting Standards." The Servicer's portfolio of first trust deed and mortgage loans contains fixed and adjustable rate mortgage loans having a variety of original terms to maturity and payment characteristics and may therefore differ significantly from the Eligible Mortgage Notes constituting a portion of the Pledged Property at any time in terms of interest rates, principal balances, geographic distribution, loan-to-value ratios and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Eligible Mortgage Notes included in the Pledged Property will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Notes. The actual delinquency and foreclosure experience on the Eligible Mortgage Notes included in the Pledged Property will depend, among other things, upon the value of the real estate securing such Mortgage Notes and the ability of borrowers to make required payments. The sums of the Percent Delinquent and Percent in Foreclosure set forth in the following table may not equal the Percent Delinquent and in Foreclosure due to rounding.

                     DELINQUENCY AND FORECLOSURE EXPERIENCE

                                       AT DECEMBER 31, 1996            AT DECEMBER 31, 1995            AT DECEMBER 31, 1994
                                   NUMBER/% OF     OUTSTANDING     NUMBER/% OF     OUTSTANDING     NUMBER/% OF     OUTSTANDING
                                    MORTGAGE        PRINCIPAL       MORTGAGE        PRINCIPAL       MORTGAGE        PRINCIPAL
                                      NOTES          AMOUNT           NOTES          AMOUNT           NOTES          AMOUNT
Total Portfolio..................     304,921    $32,561,189,618      260,568    $27,820,905,542      227,068    $21,477,365,031
Delinquencies*
  One installment delinquent.....       6,261    $   477,968,358        4,727    $   371,425,718        3,575    $   248,651,462
  Percent Delinquent.............         2.1%               1.5%         1.8%               1.3%         1.6%               1.2%
  Two installments delinquent....       1,249    $    90,683,948          827    $    58,519,191          679    $    40,584,938
  Percent Delinquent.............         0.4%               0.3%         0.3%               0.2%         0.3%               0.2%
  Three or more installments
    delinquent...................       1,465    $   105,654,522          875    $    61,929,401          676    $    43,458,765
  Percent Delinquent.............         0.5%               0.3%         0.3%               0.2%         0.3%               0.2%
In Foreclosure...................       1,358    $   112,445,453          499    $    38,350,914          383    $    28,626,045
  Percent in Foreclosure.........         0.4%               0.3%         0.2%               0.1%         0.2%               0.1%
Delinquent and in Foreclosure....      10,333    $   786,752,281        6,928    $   530,225,224        5,313    $   361,321,210
  Percent Delinquent and in
    Foreclosure..................         3.4%               2.4%         2.7%               1.9%         2.3%               1.7%

* A mortgage loan is deemed to have "one installment delinquent" if any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due, "two installments delinquent" if such delinquency persists past the end of the month following the month in which such payment was due, and so forth.

DISTRIBUTION ACCOUNT

    On the Closing Date, the Trustee will establish the Distribution Account for the benefit of the Holders. All payments in respect of any Eligible Collateral securing the Bonds from time to time other than Eligible Mortgage Notes will be made directly to the Trustee for deposit into the Distribution Account. In addition, if an Event of Default under the Indenture should occur and be continuing, all payments in respect of Eligible Mortgage Notes will be remitted directly to the Trustee for deposit into the Distribution Account.

    On each Servicer Remittance Date, upon receipt of the Available Amount from the Servicer, the Trustee will apply such funds in the following order of priority:

    (i) first, for deposit into the Distribution Account, an amount (first from the interest portion of the Available Amount and then from the principal portion of the Available Amount) equal to the amount of interest accrued or to accrue on the Bonds from and including the 25th day of the preceding month to and including the 24th day of the month of the Servicer Remittance Date less in each month other than March, June, September and December any amounts deposited in the Distribution Account since the immediately preceding Servicer Remittance Date and available for payment on the Bonds, and in the case of Servicer Remittance dates occurring in March, June, September and December, the amount payable on the next Interest Payment Date less any amounts then on deposit in the Distribution Account and available for payments on the Bonds; and

    (ii) second, for deposit into the Reserve Fund, the remaining portion of the Available Amount.

    On each Interest Payment Date, the Trustee will withdraw from the Distribution Account an amount equal to the amount of interest accrued on the principal amount of the Bonds during the related Interest Period and distribute such amount to the Holders of the Bonds as of the immediately preceding Record Date. In addition, on any mandatory redemption date and at the Stated Maturity of the Bonds, the Trustee will withdraw sufficient amounts from the Distribution Account to make required interest and principal payments on the Bonds on such date and distribute such amounts to the Holders of the Bonds as of the immediately preceding Record Date.

    If, on any Interest Payment Date or mandatory redemption date or at the Stated Maturity of the Bonds, the amount on deposit in the Distribution Account is less than the amount necessary to make required interest and principal payments on the Bonds on such date, the Trustee will withdraw from the Reserve Fund and deposit into the Distribution Account, to the extent of amounts available in the Reserve Fund, an amount equal to the difference between such required amount and the amount then on deposit in the Distribution Account.

    Amounts on deposit from time to time in the Distribution Account will be invested by the Trustee at the direction of the Issuer in Eligible Investments. Investment earnings from Eligible Investments will be credited to the Distribution Account. Amounts held in the Distribution Account from time to time will constitute a portion of the Pledged Property securing the Bonds and Eligible Collateral for purposes of satisfying the Basic Maintenance Amount.

RESERVE FUND

    On the Closing Date, the Trustee will establish the Reserve Fund for the benefit of the Holders. On each Servicer Remittance Date, the Trustee will deposit into the Reserve Fund the portion of the Available Amount remaining after making the required deposit into the Distribution Account described above.

    Amounts on deposit from time to time in the Reserve Fund will be invested by the Trustee at the direction of the Issuer in Eligible Investments. Investment earnings from Eligible Investments will be credited to the Reserve Fund. Amounts held in the Reserve Fund from time to time will constitute a portion of the Pledged Property securing the Bonds and Eligible Collateral for purposes of satisfying the Basic Maintenance Amount.

    At the request of the Issuer, amounts on deposit in the Reserve Fund will be withdrawn by the Trustee and released to the Issuer free of the lien of the Indenture if, as of the Valuation Date immediately preceding such release, the Discounted Value of the Eligible Collateral, after giving effect to such release, is at least equal to the Basic Maintenance Amount and no Event of Default has occurred and is continuing. It is the present intention of the Issuer to cause the Trustee to release to the Issuer on each Servicer Remittance Date, subject to the limitations described in the preceding sentence, any portion of the related Available Amount deposited therein on such date representing principal and interest payments on the Eligible Mortgage Notes. In addition, as more fully described above under " -- Distribution Account," the Trustee will withdraw amounts from the Reserve Fund and deposit such amounts into the Distribution Account to the extent amounts on deposit in the Distribution Account are insufficient to make required payments of interest and principal on the Bonds on any date.

BASIC MAINTENANCE AMOUNT

    The Issuer will be required under the terms of the Indenture to maintain Eligible Collateral with an aggregate Discounted Value at least equal to the Basic Maintenance Amount, which means that such Eligible Collateral would have a Market Value (as defined under "Description of the Bonds -- Basic Maintenance Amount" in the Prospectus) of as much as 104% to 132% of the Basic Maintenance Amount to the extent that the Eligible Collateral consists of collateral other than cash and would have a Market Value of 100% of the Basic Maintenance Amount if the Eligible Collateral consisted solely of cash or certain cash equivalents. For purposes of such calculation, Eligible Collateral will include amounts on deposit in the Collection Account, the Distribution Account and the Reserve Fund. In determining the Market Value of Eligible Mortgage Notes as to which there is currently a Late Payment, such Market Value will be reduced by 15% if such Mortgage Note is one installment delinquent, by 50% if such Mortgage Note is two installments delinquent and by 75% if such Mortgage Note is three installments delinquent. An Eligible Mortgage Note that is more than three installments delinquent will have a Market Value of zero.

    The "Basic Maintenance Amount" as of each Valuation Date (or any other date of valuation) means an amount equal to the sum of (i) the aggregate principal amount of Bonds Outstanding plus (ii) an amount equal to 90 days' accrued interest on the Bonds Outstanding at a rate of 22% per annum.

    The "Discounted Value" of the Eligible Collateral as of any date will be the lesser of the aggregate weighted average amount determined for either of the Rating Agencies by multiplying for each Rating Agency such Rating Agency's Discount Factor for the applicable type of Eligible Collateral by the Market Value of such Eligible Collateral. The weighted average is determined based upon the relative percentage that the Market Value of each such type of Eligible Collateral constitutes of the aggregate Market Value of the Eligible Collateral. The ranges of Discount Factors required by the Rating Agencies for certain types of Eligible Collateral, including the types of Eligible Mortgage Notes included in the Initial Collateral, are as follows:

                                                                                                           DISCOUNT FACTORS
Cash, demand deposits...................................................................................           1.000000
Direct obligations of the United States Government......................................................    .965000-.805000(a)
Eligible Fixed-Rate Mortgage Notes
  Jumbo 30-Year Eligible Fixed-Rate Mortgage Notes......................................................    .769231-.760000
  Jumbo 15-Year Eligible Fixed-Rate Mortgage Notes......................................................    .781250-.780000
Eligible Adjustable-Rate Mortgage Notes
  Jumbo 1/1 Eligible Adjustable Rate Mortgage Notes.....................................................    .890000-.877193
  Jumbo 3/1 Eligible Adjustable Rate Mortgage Notes.....................................................    .862069-.860000
  Jumbo 5/1 Eligible Adjustable-Rate Mortgage Notes.....................................................    .847458-.830000
  Jumbo 7/1 Eligible Adjustable Rate Mortgage Notes.....................................................    .840336-.810000
  Jumbo 10/1 Eligible Adjustable-Rate Mortgage Notes....................................................    .833333-.800000
GNMA Certificates.......................................................................................    .909091-.805000
FHLMC Certificates or FNMA Certificates.................................................................    .900901-.805000

(a) The Discount Factor applied within the range shown depends upon the particular Rating Agency as well as the period to maturity of each obligation, which varies from 30 days to 30 years.

    The Trustee is required to deliver a report containing the information described below under " -- Reports on Pledged Property" to the Issuer within two Business Days after each Valuation Date with respect to the status of the Pledged Property as of the Valuation Date using Market Values determined as of a date not more than three Business Days prior to such Valuation Date (a "Determination Date"). Scheduled reductions in the principal amounts of the Eligible Collateral included in the Pledged Property or possible prepayments or decreases in the Market Value thereof may cause the Discounted Value of the Eligible Collateral to be less than the Basic Maintenance Amount. In such event, the Indenture requires the Issuer, no later than the Cure Date, either (i) to deliver additional Eligible Collateral to the Trustee or if Eligible Mortgage Notes are delivered, to the Custodian and/or substitute Eligible Collateral and/or (ii) to the extent it elects to do so, to repurchase a number of Bonds Outstanding so that the Trustee can, no later than the Cure Date, deliver a new report showing that, as of the date of such report, the Discounted Value of the Eligible Collateral (determined as of the date that the Basic Maintenance Amount was not met, or, at the option of the Issuer, as of a later date of valuation, but no later than the Cure Date) is at least equal to the Basic Maintenance Amount. If the Issuer elects to satisfy the foregoing obligation to restore the Discounted Value of the Eligible Collateral to the Basic Maintenance Amount by delivering Mortgage Notes to the Custodian, the Mortgage Notes included in the Pledged Property after the delivery of such Mortgage Notes must meet the requirements relating to the limits on the types and characteristics of such Mortgage Notes in order to ensure that all Mortgage Notes delivered to the Custodian are Eligible Mortgage Notes. In the event that the Issuer is unable by the Cure Date to cause the Discounted Value of the Eligible Collateral to be at least equal to the Basic Maintenance Amount by pledging additional Eligible Collateral or substituting Eligible Collateral or repurchasing Bonds Outstanding to the extent necessary to cause the Discounted Value of the Eligible Collateral to be at least equal to the Basic Maintenance Amount, then the Issuer must no more than 30 days after the Cure Date, redeem Bonds as described above under " -- Redemption."

WITHDRAWALS AND SUBSTITUTIONS OF COLLATERAL

    The Issuer may, at its option, at any time and from time to time, withdraw or substitute Pledged Property; provided, that either (i) the Discounted Value of the Eligible Collateral (based upon the then most recent report of the Trustee valuing the Eligible Collateral) remaining in the Pledged Property following the proposed withdrawal or substitution (after giving effect to withdrawals from and substitutions of Pledged Property during the period following such report) would at least equal the Basic Maintenance Amount as of the then most recent report of the Trustee valuing the Eligible Collateral or
(ii) the Issuer causes the Trustee to prepare a new report, containing information as of the date thereof, showing that the Discounted Value of the Eligible Collateral (calculated as of a date no more than three Business Days prior to the date of such report) included in the Pledged Property following the proposed withdrawal, and after giving effect to any proposed substitution, will at least equal the Basic Maintenance Amount as calculated in such new report.

    Pledged Property which was not included in the Discounted Value of the Eligible Collateral as of the most recent Valuation Date may be withdrawn at any time so long as the Discounted Value of the Eligible Collateral was at least equal to the Basic Maintenance Amount as of such Valuation Date, and no withdrawals of Eligible Collateral were made after such Valuation Date. During the continuance of any Event of Default, the Issuer may not withdraw or substitute Pledged Property.

    The Issuer may pledge additional Eligible Collateral at any time.

    The Indenture permits the Issuer to consent to certain modifications or waivers with respect to the Eligible Collateral, including, for example, assumptions of Mortgage Notes and related mortgages.

LIQUIDITY

    No later than 15 days before the Stated Maturity, the Issuer must either (i) pledge Deposit Securities to the Trustee or (ii) make other arrangements acceptable to each Rating Agency to deposit cash on the Business Day preceding the Stated Maturity, in each case in an amount sufficient, together with the amount of cash that will otherwise be available in the Distribution Account and the Reserve Fund on the Stated Maturity, to pay all of the interest and principal payable on the Bonds on the Stated Maturity. If, as of the 45th day preceding the Stated Maturity, the rating of the long-term unsecured debt of NationsBank Corporation has fallen below "BBB" by Fitch or "Baa2" by Moody's, then no later than 30 days before the Stated Maturity, the Issuer must pledge Deposit Securities to the Trustee as described in the preceding sentence. In order to satisfy the foregoing obligations, the Issuer may, for example, sell all or a portion of the Pledged Property at fair market value to one or more purchasers (which may include affiliates of the Issuer, although no such affiliate or any other entity has any obligation to make any purchase of Pledged Property) and deposit the proceeds of such sale with the Trustee. If the Issuer fails to effect any of the options described above within the prescribed period, then the Trustee must immediately liquidate Pledged Property in an amount sufficient to pay all of the interest and principal payable on the Bonds on the Stated Maturity. Upon delivery of such Deposit Securities or cash, the Bonds will no longer be deemed to be Outstanding, and the Trustee will be obligated to release all other Pledged Property held by the Trustee from the lien of the Indenture.

    In addition, if the Issuer elects to deliver Deposit Securities to the Trustee to provide for payment of the redemption price pursuant to a mandatory partial redemption of the Bonds in lieu of having the Trustee liquidate Pledged Property, then, on the Cure Date on which it is required to notify the Trustee of such redemption, the Issuer must deliver Deposit Securities in the full amount of the redemption price of the Bonds to be redeemed.

    Deposit Securities delivered in accordance with the preceding paragraphs must mature prior to the date in respect of which such Deposit Securities were delivered. Deposit Securities include (i) cash and (ii) Government Securities (other than FHLMC Certificates, FNMA Certificates and GNMA Certificates), provided that such investments must have a remaining term to maturity of 30 days or less on the date they are delivered to the Trustee.

PURCHASE AND RESALE OF BONDS

    The Issuer may at any time and from time to time purchase Bonds Outstanding on the open market or by private sale. Bonds held by the Issuer or its affiliates (other than NCMI) shall not be deemed to be Outstanding for purposes of determining the Basic Maintenance Amount or for other purposes under the Indenture. The Indenture provides that the Issuer shall not, and it shall not permit any affiliate (other than NCMI) to, sell any Bonds acquired by the Issuer or any such affiliate unless the Trustee is able to prepare a report dated no more than five days prior to the date of sale, showing that, after giving effect to such sale, the Discounted Value of the Eligible Collateral (determined at the option of the Issuer, as of the then most recent Valuation Date or as of any date subsequent thereto but no later than the date of such report) would not be less than the Basic Maintenance Amount.

REPORTS ON PLEDGED PROPERTY

    Upon issuance of the Bonds, the Issuer is required to deliver to the Trustee, and, within two Business Days after each Valuation Date commencing with the April 7, 1997 Valuation Date, the Trustee is required to deliver to the Issuer, reports with respect to the status of the Pledged Property (with Market Values having been determined as of the related Determination Date), which set forth the Discounted Value of the Eligible Collateral. Copies of such reports will also be delivered to each Rating Agency. The Issuer may also cause the Trustee to deliver similar reports in connection with the withdrawal or substitution of Pledged Property, as described above under " -- Withdrawals and Substitutions of Collateral." In preparing such reports, the Trustee will use information provided by the Servicer in its semi-monthly reports preceding the related Valuation Dates as to the amounts on deposit in the Collection Account, the aggregate principal balance of the Eligible Mortgage Notes and the weighted average interest rate, weighted average maturity and principal balance of specified groups of Eligible Mortgage Notes. Such reports will also contain information obtained from the Servicer concerning the occurrence of Late Payments with respect to the Eligible Mortgage Notes. In addition, the report to be delivered by the Issuer upon issuance of the Bonds, each report delivered by the Trustee in connection with the withdrawal or substitution of Pledged Property and each report delivered by the Trustee in connection with the Valuation Date following the pledge by the Issuer of additional Eligible Collateral (other than in connection with a substitution) will also contain information on specified characteristics of the Mortgage Notes (as described in the Prospectus under "Description of the Bonds -- Eligible Mortgage Notes") and the percentages of the Mortgage Notes having such characteristics.

    The Issuer's initial report upon the issuance of the Bonds, the Trustee's report delivered in connection with each Cure Date and certain of the Trustee's semi-monthly Valuation Date reports will be accompanied by letters from a firm of independent accountants selected by the Issuer regarding the calculations made by the Issuer and the Trustee, as applicable, in the applicable reports. With respect to the Trustee's reports, such letter will be delivered quarterly, commencing with the report delivered in connection with the July 5, 1997 Valuation Date, and will relate to (i) the Trustee's report delivered with respect to such quarterly Valuation Date and (ii) one of the Trustee's reports delivered during the three-month period ending on the last day of the preceding month, which report will be selected at random by such firm of accountants.

EXAMPLE OF COLLECTION AND DISTRIBUTION OF PAYMENTS

    The following chart sets forth an example of (i) the application of collections on the Eligible Collateral received during a Collection Period to the payment of the Bonds and other amounts on the following Interest Payment Date and (ii) a one-month cycle of collateral valuations and reports. Each month in a three month period will be the same except that the Record Date, LIBOR Determination Date and Interest Payment Date will occur only in March, June, September and December. For purposes of the following chart, each day shown is assumed to be a Business Day.

May 1-May 31..........................................  Collection Period. The Servicer receives scheduled monthly payments, prepayments, and other payments in respect of the Eligible Mortgage
                                                        Notes and deposits them in the Collection Account, net of its servicing fee. The Trustee receives payments on all other Eligible
                                                        Collateral and deposits them in the Distribution Account.
June 2................................................  Determination Date for the June 5 Valuation Date.
June 3................................................  The Servicer delivers a report to the Trustee stating the total amount of funds on deposit in the Collection Account and the aggregate principal balance of the Eligible Mortgage Notes, in each case, as of the end of the preceding day.
June 5................................................  Valuation Date. The Trustee prepares a valuation report showing the
                                                        Discounted Value of the Eligible Collateral as of a date no earlier than the preceding Determination Date.

June 7................................................  The Trustee delivers the valuation report to the Issuer. If the
                                                        Discounted Value of the Eligible Collateral is less than the Basic
                                                        Maintenance Amount as of the June 5 Valuation Date, the Issuer has
                                                        until the next Cure Date (10 days following receipt of the report) to pledge additional Eligible Collateral and/or substitute Eligible
                                                        Collateral and/or repurchase Bonds so as to make them no longer
                                                        Outstanding in order to remove the collateral shortfall.
June 17...............................................  Cure Date. If the Issuer has not remedied the collateral shortfall described above by this date, the Trustee will be required to cause a partial mandatory redemption of the Bonds within 30 days of the Cure
                                                        Date in an amount such that, after giving effect to such redemption, the Discounted Value of the Eligible Collateral is at least equal to the Basic Maintenance amount, unless the collateral value test is met on a subsequent Valuation Date and no notice of redemption has yet been sent to the Holders.
June 17...............................................  Determination Date for the June 20 Valuation Date.
June 18...............................................  The Servicer delivers a report to the Trustee detailing collections on the Eligible Mortgage Notes during the preceding Collection Period and stating the total amount of funds on deposit in the Collection
                                                        Account and the aggregate principal balance of the Eligible Mortgage
                                                        Notes, in each case, as of the end of the preceding day.
June 20...............................................  Valuation Date. The Trustee prepares a valuation report similar to that described above.
June 22...............................................  The Trustee delivers the valuation report to the Issuer. The Issuer again has 10 days to remedy any collateral shortfall evidenced by such report.
June 22...............................................  Record Date for the June 25 Interest Payment Date.
June 23...............................................  Servicer Remittance Date. The Servicer remits the Available Amount to the Trustee. The Trustee (i) deposits into the Distribution Account and the Reserve Fund, as applicable, the required portions of the
                                                        Available Amount and (ii) upon request of the Issuer and subject to the limitations discussed above under " -- Reserve Fund," releases amounts on deposit in the Reserve Fund to the Issuer, free of the lien of the Indenture, if the Discounted Value of the Eligible
                                                        Collateral as of the most recent Valuation Date, after giving effect to such release, is at least equal to the Basic Maintenance Amount.
June 23...............................................  LIBOR Determination Date. The Trustee determines LIBOR and the applicable interest rate on the Bonds for the next Interest Period
                                                        (June 25 through September 24).
June 25...............................................  Interest Payment Date. The Trustee distributes to the Holder (DTC)
                                                        interest payable on the Bonds on such date.

                       RATIO OF EARNINGS TO FIXED CHARGES

    Set forth below is the ratio of earnings to fixed charges for the Issuer for the periods indicated:

                                                                                      FISCAL YEAR
                                                                                    ENDED DECEMBER
                                                                                          31,             JUNE 24 THROUGH
                                                                                    1996       1995    DECEMBER 31, 1994(1)
Ratio of Earnings to Fixed Charges (2)(3)........................................   1.84       1.33             1.21

(1) The Issuer's predecessor, Main Place Funding Corporation, was incorporated on June 24, 1994.

(2) For purposes of computing the ratio of earnings to fixed charges, (i) earnings consist of net income plus applicable income taxes and fixed charges less capitalized interest and (ii) fixed charges consist of interest expense, capitalized interest, amortization of debt discount and appropriate issuance costs and one-third (the amount deemed to represent an appropriate interest factor) of net rent expense under all lease commitments.

(3) For the periods indicated, the Issuer's sole fixed charge consisted of interest expense.

                              ERISA CONSIDERATIONS

     The Bonds may be purchased by those employee benefit plans or other retirement arrangements subject to either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or any entity (including an insurance company separate or general account) whose underlying assets include plan assets (as defined in 29 C.F.R. (section mark) 2510.3-101) by reason of such plan or arrangement investing in such entity ("Plans") whose purchase or holding of the Bonds would be eligible for the prohibited transaction exemptive relief provided under one of the following prohibited transaction class exemptions issued by the Department of Labor ("PTEs"): PTE 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers); PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds); PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts); PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts); and PTE 96-23 (Class Exemption for Certain Transactions Determined by "In-house Asset Managers"), or under some other applicable exemption.

     The acquisition of a Bond by a Plan will be deemed a representation by the transferee that at least one of the above referenced PTEs or some other exemption will be applicable to the purchase and holding of such Bond. See "ERISA Considerations" in the Prospectus for a discussion of the potential prohibited transactions relating to the acquisition and holding of a Bond for which exemptive relief is required.

                                  UNDERWRITING

     Upon the terms and subject to the conditions contained in an underwriting agreement dated March 12, 1997 between the Issuer and the Underwriters (the "Underwriting Agreement"), the Underwriters named below have severally agreed to purchase, and the Issuer has agreed to sell to them, severally, the respective principal amounts of the Bonds set forth opposite their names below.

                                                                                       PRINCIPAL
UNDERWRITER                                                                              AMOUNT
NationsBanc Capital Markets, Inc..................................................   $  250,000,000
Bear, Stearns & Co. Inc...........................................................      250,000,000
Lehman Brothers Inc...............................................................      250,000,000
UBS Securities LLC................................................................      250,000,000
       Total......................................................................   $1,000,000,000

     In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Bonds offered hereby if any of the Bonds are purchased.

     The Underwriters propose initially to offer the Bonds in part to the public at the price set forth on the cover page of this Prospectus Supplement and in part to certain dealers at such price less concessions not in excess of 0.15% of the principal amount of the Bonds. The Underwriters may allow, and such dealers may reallow, concessions not in excess of 0.10% of the principal amount of the Bonds to certain brokers and dealers. After the initial public offering, the public offering price and other selling terms may be changed by the Underwriters.

     The Bonds will be offered simultaneously in the United States and abroad.

     Each Underwriter has represented and agreed that (a) it has not offered or sold and will not offer or sell in the United Kingdom any Bonds to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995 or the Financial Services Act 1986 (the "Act") and (b) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document received by it in connection with the issue of the Bonds, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Act, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

     The Bonds have not been and will not be registered under the Securities and Exchange Law of Japan (the "Securities and Exchange Law") and each Underwriter has agreed and each other purchaser will be required to agree that it will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any relevant laws and regulations of Japan.

     The Issuer has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     There currently is no secondary market for this series of Bonds. The Underwriters intend to make a secondary market in the Bonds, but none of the Underwriters has any obligation to do so. There is no assurance that a secondary market in the Bonds will develop or, if one does develop, that it will continue until the Bonds are paid in full.

     In connection with the offering, the Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Bonds. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such person may bid for or purchase Bonds for the purpose of stabilizing their market price. The Underwriters also may create a short position for the account of the Underwriters by selling more Bonds in connection with the offering than they are committed to purchase from the Issuer, and in such case may purchase Bonds in the open market following completion of the offering to cover all or a portion of such short position. In addition, NCMI, on behalf of the Underwriters may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the offering) for the account of the other Underwriters, the selling concessions with respect to the Bonds that are distributed in the offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Bonds at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

                                 LEGAL MATTERS

     The legality of the Bonds will be passed upon for the Issuer and the Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain other legal matters with respect to the issuance of the Bonds will be passed upon by Jennifer E. Bennett, Counsel of NationsBank Corporation, Charlotte, North Carolina. Miles & Stockbridge will opine as to certain matters of Maryland law.

                                  BOND RATINGS

     It is a condition of the issuance of the Bonds that they be rated "Aaa" by Moody's and "AAA" by Fitch. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

     The Issuer has not requested a rating of the Bonds by any rating agency other than the Rating Agencies. However, there can be no assurance as to whether any other rating agency will rate the Bonds or, in such event, what rating would be assigned to the Bonds by such other rating agency. The rating assigned by such other rating agency to the Bonds may be lower than the ratings assigned by the Rating Agencies.

             INDEX OF PRINCIPAL TERMS IN THE PROSPECTUS SUPPLEMENT

Act................................................   S-28
ARM Interest Adjustment Date.......................   S-13
Available Amount...................................   S-21
Basic Maintenance Amount...........................   S-23
Bondholder.........................................   S-10
Bonds..............................................   S-1
Business Day.......................................   S-10
CEDEL..............................................   S-1
Closing Date.......................................   S-1
Code...............................................   S-7
Collection Account.................................   S-5
Collection Period..................................   S-21
Constant Maturity Treasury Index...................   S-13
Cure Date..........................................   S-11
Custodian..........................................   S-4
Cut-Off Date.......................................   S-4
Deposit Securities.................................   S-4
DTC................................................   S-1
Determination Date.................................   S-24
Discounted Value...................................   S-24
Distribution Account...............................   S-6
Eligible Collateral................................   S-3
Eligible Investments...............................   S-20
Eligible Mortgage Notes............................   S-12
Euroclear..........................................   S-1
Euroclear Operator.................................   S-1
FHLMC..............................................   S-3
FHLMC Certificates.................................   S-3
Fitch..............................................   S-6
FNMA...............................................   S-4
FNMA Certificates..................................   S-4
GNMA...............................................   S-4
GNMA Certificates..................................   S-4
Gross Margin.......................................   S-12
Holder.............................................   S-10
Indenture..........................................   S-3
Initial Collateral.................................   S-4
Interest Payment Date..............................   S-3
Interest Period....................................   S-3
Issuer.............................................   S-1
Jumbo 5/1 Eligible Adjustable-Rate Mortgage
  Loans............................................   S-13
Jumbo 10/1 Eligible Adjustable-Rate Mortgage
  Loans............................................   S-13
LIBOR..............................................   S-10
LIBOR Business Day.................................   S-10
LIBOR Determination Date...........................   S-10
Lifetime Cap.......................................   S-13
Moody's............................................   S-6
NationsBank, N.A...................................   S-8
NationsBank South..................................   S-13
NationsBank Texas..................................   S-13
NCMI...............................................   S-6
Outstanding........................................   S-9
Plans..............................................   S-28
Pledged Property...................................   S-3
Prospectus.........................................   S-1
PTEs...............................................   S-28
Rating Agency......................................   S-6
Record Date........................................   S-10
Reduced Documentation Guidelines...................   S-20
Reference Banks....................................   S-10
Reserve Fund.......................................   S-6
Reuters Page LIBO..................................   S-10
Securities and Exchange Law........................   S-29
Servicer...........................................   S-5
Servicer Remittance Date...........................   S-21
Servicing Agreement................................   S-20
Stated Maturity....................................   S-1
Telerate Page 3750.................................   S-10
Trustee............................................   S-3
Underwriters.......................................   S-1
Underwriting Agreement.............................   S-28
Valuation Date.....................................   S-5

                                                                        APPENDIX

                  ADDITIONAL INFORMATION FOR NON-U.S. PERSONS

     THIS APPENDIX CONTAINS CERTAIN ADDITIONAL LIMITED INFORMATION ABOUT THE OFFERING OF THE BONDS WHICH IS RELEVANT TO NON-U.S. PERSONS. DETAILED INFORMATION CONCERNING THE OFFERING IS CONTAINED IN THE PROSPECTUS AND PROSPECTUS SUPPLEMENT AND PURCHASERS ARE URGED TO READ BOTH THIS APPENDIX AND THE PROSPECTUS AND PROSPECTUS SUPPLEMENT IN FULL.

     The distribution of the Prospectus Supplement containing this Appendix and the Prospectus and the offering of the Bonds in certain jurisdictions may be restricted by law. Persons into whose possession the Prospectus Supplement containing this Appendix and the Prospectus come are required by the Issuer to inform themselves about and to observe any such restrictions.

     The Prospectus Supplement containing this Appendix and the Prospectus do not constitute an offer to sell or the solicitation of an offer to buy the Bonds in any jurisdiction in which such offer or solicitation is unlawful.

     As used in the Prospectus Supplement containing this Appendix and the Prospectus, all references to "dollars" and "$" are to United States dollars.

     Sales of the Bonds may not be consummated unless the purchaser has received both the Prospectus Supplement containing this Appendix and the Prospectus.

                          MATTERS RELATED TO THE BONDS

DEFINITIVE BONDS

     In the event that Definitive Bonds are issued, the Issuer will appoint a paying and transfer agent in Luxembourg at whose offices such Definitive Bonds may be presented for payment and/or transfer for so long as they are outstanding. The paying and transfer agent that is expected to be appointed in such circumstances is the Listing Agent (as defined herein), whose name and address is set forth at the end of this Appendix. In addition, at the Stated Maturity of the Bonds or otherwise upon final payment, such Definitive Bonds may be presented for payment at the offices of such paying and transfer agent in Luxembourg up to two years after the Stated Maturity or final payment. See "Description of the Bonds -- General" in the Prospectus Supplement. Pending the issuance of the Definitive Bonds, the Listing Agent will serve as a special agent to act as an intermediary in Luxembourg between Holders of the Bonds and the Issuer.

NOTICES

     Any notices required to be given to Holders under the Indenture will be given to DTC or its nominee, as the registered Holder of the Bonds, and by publication in a daily newspaper in Luxembourg, which is expected to be the LUXEMBURGER WORT. Promptly after the determination of the interest rate on the Bonds applicable to each Interest Period (and in no event later than the first day of each Interest Period), the Trustee (as defined in the Prospectus Supplement) will give notice of such interest rate, the related Interest Payment Date and the amount of interest payable on the Bonds on such Interest Payment Date to the Listing Agent and the Luxembourg Stock Exchange. In the event that Definitive Bonds are issued, notices to Holders will also be given by mail to the addresses of such Holders as they appear in the register maintained by the Trustee. See "Description of the Bonds -- Definitive Bonds" in the Prospectus. In addition, the Issuer will cause the interest rate on the Bonds applicable to each Interest Period, the related Interest Payment Date and the amount of interest payable on the Bonds on such Interest Payment Date to be published in a daily newspaper in Luxembourg, as described above. Any changes of the type described under "Description of the Bonds -- Security for the Bonds" in the Prospectus Supplement will be published as set forth above and made available to the Listing Agent.

REDEMPTION

     The Bonds will be subject to mandatory redemption upon notice to the Holders and under the circumstances described in the Prospectus Supplement under "Description of the Bonds -- Redemption." In the event that Definitive Bonds have been issued and notice of redemption has been given to the Holders, the principal amount (or portion thereof) of the Bonds to be redeemed will be due and payable in Luxembourg on the date fixed for such redemption at the place set forth in such notice. In the case of any redemption of such Definitive Bonds in part, new Definitive Bonds representing the principal amounts of such Bonds that have not been redeemed will be issued to the Holders of such Definitive Bonds at the office of the transfer agent in Luxembourg.

                                    TAXATION

     For a discussion of the United States federal income tax consequences of the acquisition of the Bonds by foreign investors, including the possible imposition of withholding taxes, see "United States Federal Income Tax Consequences" in the Prospectus. Foreign holders of the Bonds should consult their tax advisors as to the tax consequences of holding a Bond in the applicable foreign jurisdictions.

                      LISTING OF BONDS AND RELATED MATTERS

     Application has been made to list the Bonds on the Luxembourg Stock Exchange. The Issuer does not intend to list the Bonds on any other securities exchange. Prior to listing, a legal notice relating to the issuance of the Bonds, the Declaration of Trust, the Indenture and the Underwriting Agreement will be deposited with the Chief Registrar of the District Court of Luxembourg, where such documents may be inspected and copies thereof obtained upon request.

     As long as any of the Bonds are outstanding, copies of the Declaration of Trust, the Indenture and the Underwriting Agreement and copies of the documents referred to under "Available Information" in the accompanying Prospectus, including the Current Report on Form 8-K to be filed by the Issuer with the Commission shortly after completion of the offering, will be available at the offices of Kredietbank S.A. Luxembourgeoise (the "Listing Agent") in the City of Luxembourg. In addition, the 1995 and 1996 annual financial statements and all future quarterly and annual financial statements commencing with the March 31, 1997 statements of NationsBank Corporation will be available on demand free of charge at the offices of the Listing Agent in the City of Luxembourg. Also, upon request the Trustee's periodic Valuation Date reports, together with any letters from a firm of independent accountants as described in "Description of the Bonds -- Reports on Pledged Property" in the Prospectus will be made available at the office of the Listing Agent.

     Copies of all documents incorporated by reference herein will be available on demand free of charge from the Listing Agent in Luxembourg.

     There has been no material adverse change in the consolidated financial condition of the Issuer since December 31, 1996.

     The Issuer is not a party to any legal proceeding which, if determined adversely, would materially and adversely affect its condition or operations or would materially and adversely affect its ability to perform its obligations under the Indenture.

     The Bonds have been accepted for clearance through Euroclear and CEDEL with a Common Code number of 7484089 and an international securities identification number ("ISIN") of US 56034PAA49. The CUSIP number of the Bonds is 56034PAA4. The issuance and sale of the Bonds were authorized by a resolution of the Board of Trustees dated March 6, 1997.

                         PRINCIPAL OFFICE OF THE ISSUER

                    MAIN PLACE REAL ESTATE INVESTMENT TRUST
                       100 North Tryon Street, 23rd Floor
                        Charlotte, North Carolina 28255
                                     U.S.A.

                       TRUSTEE AND PRINCIPAL PAYING AGENT

                        FIRST TRUST NATIONAL ASSOCIATION
                        180 East Fifth Street, 2nd Floor
                           St. Paul, Minnesota 55101
                                     U.S.A.

                TRANSFER, PAYING AND LISTING AGENT IN LUXEMBOURG

                        KREDIETBANK S.A. LUXEMBOURGEOISE
                               43 Boulevard Royal
                               L-2955 Luxembourg

                     INDEPENDENT ACCOUNTANTS OF THE ISSUER

                              PRICE WATERHOUSE LLP
                          NationsBank Corporate Center
                                   Suite 5400
                        Charlotte, North Carolina 28202
                                     U.S.A.

                                 LEGAL ADVISOR

                       TO THE ISSUER AND THE UNDERWRITERS
                           (as to United States law)
                         STROOCK & STROOCK & LAVAN LLP
                                180 Maiden Lane
                            New York, New York 10038
                                     U.S.A.

PROSPECTUS

                    MAIN PLACE REAL ESTATE INVESTMENT TRUST
                             MORTGAGE-BACKED BONDS

                              (ISSUABLE IN SERIES)

     Main Place Real Estate Investment Trust (the "Issuer") may sell from time to time by means of this Prospectus and a separate Prospectus Supplement (a "Prospectus Supplement") up to $4,000,000,000 aggregate principal amount of its Mortgage-Backed Bonds (the "Bonds") issuable in Series (each, a "Series").

     Each Series of Bonds will consist of a single class of Bonds. Interest on the Bonds will be payable on each Interest Payment Date specified in the related Prospectus Supplement.

     The Bonds of each Series will be secured by Pledged Property, which will include Eligible Collateral and may include Deposit Securities, one or more Collection Accounts and Distribution Accounts and one or more Reserve Funds (each as defined herein). In addition, in order to fund the return of principal at the Stated Maturity (as defined herein) of each such Series, the Issuer will be required, prior to the applicable Stated Maturity, to deliver additional collateral to the Trustee (as defined herein) for such Series in the form of Deposit Securities or to take other actions as described more fully herein to provide liquidity for such payments.

     Each Series of Bonds may be redeemable at the option of the Issuer, if so provided in the related Prospectus Supplement. In addition, each Series of Bonds will be subject to mandatory partial redemption under the circumstances described herein and in the related Prospectus Supplement.

     The Issuer expects to qualify as a real estate investment trust for federal income tax purposes, commencing with the taxable year ended December 31, 1996. No person or persons acting as a group is permitted to beneficially own more than 9.9% of the equity of the Issuer, except NationsBank Corporation and its affiliates or subsidiaries.

THE BONDS REPRESENT LIMITED RECOURSE OBLIGATIONS SOLELY OF THE ISSUER AND ARE
   NOT INSURED OR GUARANTEED BY NATIONSBANK, N.A. OR ANY AFFILIATES
     THEREOF. THE BONDS ARE NOT DEPOSITS AND ARE NOT INSURED OR
       GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY
                           OTHER GOVERNMENTAL AGENCY.

THE BONDS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
              PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                            A CRIMINAL OFFENSE.

     Offers of each Series of Bonds may be made through one or more different methods, as more fully described under "Plan of Distribution" herein and "Underwriting" in the related Prospectus Supplement.

     RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF BONDS UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

                The date of this Prospectus is February 7, 1997

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Bonds to be offered hereunder will, among other things, set forth with respect to such Series of
Bonds: (i) the aggregate principal amount, interest rate or method of calculating the interest rate and authorized denominations of such Bonds; (ii) certain information concerning the Pledged Property (as defined herein) securing such Bonds; (iii) the Stated Maturity of such Bonds; (iv) the Interest Payment Dates for such Series of Bonds; and (v) additional information with respect to the plan of distribution of such Bonds. In addition, if a Series of Bonds is to be offered in whole or in part to foreign investors, such Prospectus Supplement will contain information about such Series relevant to such investors, including any information with respect to the listing of such Series of Bonds on a foreign stock exchange.

                             AVAILABLE INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission (the "Commission") in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549.

     The Issuer will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith will file (in reduced format) reports and other information with the Commission. Such reports and other information filed by the Issuer can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding Issuers who file electronically with the Commission. The address of that site is http://www.sec.gov. The Issuer does not intend to send any financial reports to Holders (as defined herein) of the Bonds.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, previously filed by Main Place Funding Corporation with the Commission pursuant to Section 15(d) of the 1934 Act are incorporated herein by reference:

     (a) The Annual Report on Form 10-K for the year ended December 31, 1995;

     (b) The Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996 and June 30, 1996; and

     (c) The Current Report on Form 8-K filed May 20, 1996.

     The following documents, previously filed by the Issuer with the Commission pursuant to Section 15(d) of the 1934 Act are incorporated herein by reference:

     (a) The Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

     There are incorporated herein by reference all documents filed by the Issuer with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, on or subsequent to the date of this Prospectus and prior to the termination of the offering of Bonds made hereby and by the related Prospectus Supplements. The Issuer will provide without charge to each person to whom this Prospectus is delivered, on request of any such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Issuer in writing at 100 North Tryon Street, 23rd Floor, Charlotte, North Carolina 28255 or by telephone at (704) 388-7436.

                             SPECIAL CONSIDERATIONS

     POTENTIAL INVESTORS SHOULD CONSIDER, AMONG OTHER THINGS, THE FOLLOWING FACTORS IN CONNECTION WITH THE PURCHASE OF THE BONDS.

     LIMITED LIQUIDITY. It is anticipated that, to the extent permitted, the Underwriters of each Series of Bonds offered hereby will make a secondary market in such Bonds, but in no event will any such Underwriter be under an obligation to do so. There is no assurance that a secondary market will develop with respect to the Bonds of any Series offered hereby, or if it does develop, that it will provide Holders with liquidity of investment or that it will continue for the life of such Bonds.

     LIMITED RECOURSE OBLIGATION. The Bonds of each Series will represent obligations solely of the Issuer. If certain collateral maintenance requirements, described more fully below under "Description of the Bonds -- Redemption," are not met with respect to a Series of Bonds, the Issuer must pledge additional collateral to secure such Series, substitute new collateral for collateral previously pledged and/or repurchase Bonds in order to remedy such collateral shortfall. If the Issuer is unable to pledge additional collateral to the Trustee (as defined herein) for a Series, Holders may receive mandatory unscheduled redemptions of principal in an amount sufficient to remedy such collateral shortfall. In addition, the Issuer will be required a certain number of days prior to the Stated Maturity of a Series of Bonds to pledge Deposit Securities to the Trustee or to make other arrangements acceptable to each Rating Agency (as defined herein) rating such Series sufficient to pay all of the interest and principal payable on the Bonds of such Series at their Stated Maturity. If the Issuer is unable to take such action, the Trustee will be obligated immediately to liquidate Pledged Property securing such Series in an amount sufficient to pay all of the interest and principal payable on the Bonds of such Series at their Stated Maturity. See "Description of the Bonds -- Liquidity."

     INSOLVENCY RELATED MATTERS. The Issuer has been established as a limited purpose indirect subsidiary of NationsBank, N.A. to reduce the risk of bankruptcy of the Issuer and its resulting effect on the Bonds of each Series. In addition, the Issuer, Main Place Holdings Corporation, the Issuer's direct parent ("MP Holdings"), and NationsBank, N.A., the Issuer's indirect parent and a subsidiary of NationsBank Corporation (the "Corporation"), have undertaken to follow certain procedures to preserve the corporate separateness of the Issuer, with a view to maintaining the assets of the Issuer separate from the assets of NationsBank, N.A. and MP Holdings, with the result that the assets of the Issuer would not be available directly to creditors of NationsBank, N.A. or MP Holdings or to any receiver or conservator which may be appointed with respect to NationsBank, N.A. or MP Holdings. There can be no assurance, however, that, despite the bankruptcy remote nature of the Issuer and the procedures described above, the Federal Deposit Insurance Corporation ("FDIC") would not seek to consolidate the assets and liabilities of the Issuer with those of NationsBank, N.A. or NationsBank Corporation, or that the appointment of the FDIC as receiver or conservator of NationsBank, N.A. would not have an impact on one or more Series of Bonds. Although the position runs contrary to traditional notions of corporate law and to the statutory language of the Federal Deposit Insurance Act, as amended, the FDIC has, on limited occasions, taken the position that it can "repudiate," at least in limited circumstances, the contracts of subsidiaries of banks for which it has been appointed receiver or conservator. The Issuer is not aware of an instance in which the FDIC has attempted to repudiate an indenture with respect to the publicly-held indebtedness of a subsidiary of a failed bank, and there is no case law directly on point. A repudiation of the Indenture governing a Series of Bonds by the FDIC would cause an acceleration of the maturity of such Bonds, but would not impair the validity or ultimate enforceability of the lien of the Indenture with respect to the collateral securing such Bonds. The Issuer does not believe that the FDIC has the authority to assert such a position, but whether any such effort by the FDIC would be successful cannot be determined with certainty.

     BOOK-ENTRY REGISTRATION. Unless fully registered, certificated Bonds are initially issued to Holders as specified in the related Prospectus Supplement relating to a Series, the Bonds of each Series initially will be represented by one or more certificates registered in the name of Cede, the nominee for DTC (each as defined herein), and will not be registered in the names of the Bond Owners (as defined herein) or their nominees. Unless and until Definitive Bonds (as defined herein) are issued for a Series, Bond Owners relating to such Series will not be recognized by the Trustee as Holders, as that term will be used in the Indenture. Hence, until such time, Bond Owners will only be able to exercise the rights of Holders indirectly through DTC, and, in the case of certain investors outside of the United States, further indirectly through CEDEL or Euroclear (each as defined herein) and their participating organizations. Because DTC can only act on behalf of individuals who are Participants (as defined herein) in DTC's system (or participate indirectly through a Participant), the ability of a Bond Owner to pledge its Bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Bonds, may be limited due to the lack of a physical certificate representing such Bonds. See "Description of the Bonds -- Book-Entry Registration" and " -- Definitive Bonds."

                                   THE ISSUER

     GENERAL. The Issuer was formed in the State of Maryland on October 29, 1996 as a business trust for the purpose of consolidating the acquisition, holding and management of certain closed-end residential mortgage loans of NationsBank, N.A. and its affiliate banks, including those of NationsBank, N.A. (South) ("NationsBank South"), formerly the corporate parent of Main Place Funding Corporation ("Main Place"), and NationsBank of Texas, N.A. ("NationsBank Texas"). NationsBank South and NationsBank Texas contributed certain of their residential mortgage loans to the Issuer in exchange for common shares of beneficial interest of the Issuer which shares were, in turn, sold to NationsBank, N.A. NationsBank, N.A. then contributed certain of its residential mortgage loans to the Issuer in exchange for common shares of beneficial interest in the Issuer. NationsBank, N.A., in turn, contributed all of its interest in the Issuer to its wholly-owned subsidiary, MP Holdings, which was incorporated in Delaware on September 23, 1996. NationsBank South sold its shares in Main Place for cash to NationsBank, N.A. which contributed them to MP Holdings. MP Holdings caused Main Place to merge with and into the Issuer, pursuant to Section 254 of the Delaware General Corporation Law and Section 3-109 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended, with the Issuer as the surviving entity.

     All of the issued shares of the Issuer's Class A common shares of beneficial interest (the "Class A Common Shares"), $1.00 par value per share, are held by MP Holdings. The Issuer has authorized for issuance 200 Class B common shares of beneficial interest (the "Class B Common Shares"), $10,000 par value per share (the Class A Common Shares and the Class B Common Shares are collectively referred to herein as the "Common Shares"). Of the 200 authorized Class B Common Shares, 110 were sold to NationsBank, N.A., of which 109 were contributed to various organizations. The Class B Common Shares have no voting rights.

     The Issuer assumed the obligations of Main Place under the Indenture dated as of October 31, 1995 between Main Place and First Trust National Association ("First Trust"), as Trustee, and the Indenture dated as of July 18, 1995 between Main Place and First Trust, as Trustee, relating to the Mortgage-Backed Bonds, Series 1995-2 due 2000 and the Mortgage-Backed Bonds, Series 1995-1 due 1998, respectively, pursuant to supplemental indentures between the Issuer and First Trust, both dated November 1, 1996 relating to the two outstanding Series of Bonds.

     The Issuer will not engage in any business other than (i) consolidating the acquisition, holding and management of certain residential mortgage assets of NationsBank, N.A. and its affiliate banks; (ii) issuing and selling the Bonds of each Series under a separate Indenture (as defined herein) and acquiring, owning, holding and pledging the related Pledged Property in connection therewith; (iii) issuing certain subordinated indebtedness; and (iv) engaging in other activities which are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The Indenture related to each Series will limit the Issuer's purpose to the foregoing activities. The Issuer has no employees, however it contracts under the Advisory Agreement for administrative and other services.

     ADVISORY AGREEMENT. The Issuer entered into an advisory agreement dated as of November 1, 1996 (the "Advisory Agreement") with NationsBank, N.A. pursuant to which NationsBank, N.A. will administer the day-to-day operations of the Issuer. NationsBank, N.A. in its role as advisor under the terms of the Advisory Agreement, is hereinafter referred to as the "Advisor." The Advisor will be responsible for (i) administering the day-to-day operations and affairs of the Issuer, (ii) monitoring the credit quality of the mortgage assets held by the Issuer and (iii) advising the Issuer with respect to the acquisition, management, financing and disposition of the Issuer's mortgage assets. The Advisory Agreement has an initial term of five years (the "Initial Term"), and will be renewed automatically for additional five-year periods unless notice of nonrenewal is delivered to the Advisor by the Issuer. The Advisory Agreement may be terminated by the Issuer at any time after the Initial Term upon 90 days' prior notice. The Advisor will be entitled to receive an annual advisory fee equal to $500,000 per year with respect to the advisory and management services provided to the Issuer.

     TAX STATUS OF THE ISSUER. The Issuer expects to qualify as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code, commencing with its taxable year ended December 31, 1996. As a REIT, the Issuer generally will not be subject to federal income tax on net income and capital gains that it distributes to the holders of the Common Shares.

     A REIT is subject to a number of organizational and operational requirements, including the requirement that it currently distribute to beneficial holders at least 95% of its "REIT taxable income." Notwithstanding qualification for taxation as a REIT, the Issuer may be subject to federal, state and/or local tax.

                                USE OF PROCEEDS

     The Issuer intends to use all or substantially all of the net proceeds from the sale of a Series of Bonds offered hereby and by the related Prospectus Supplement to purchase additional mortgage loans, and/or pay dividends to its shareholders and/or reduce certain subordinated indebtedness of the Issuer.

                            DESCRIPTION OF THE BONDS

GENERAL

     The Bonds of each Series will be issued under a separate indenture (each, an "Indenture") relating to each such Series of Bonds to be entered into between the Issuer and an independent trustee (the "Trustee"). As of any date, all Bonds so issued, except Bonds (i) previously canceled or to be canceled by the Trustee, (ii) held by the Issuer or its affiliates (other than NationsBanc Capital Markets, Inc. ("NCMI")) and (iii) for whose payment Deposit Securities in the necessary amount have been delivered to the Trustee or other arrangements satisfactory to each Rating Agency have been made as described herein under " -- Liquidity," will be deemed to be "Outstanding."

     The following summaries of certain provisions of the Indenture for a Series do not purport to be complete, and, where particular provisions of the Indenture are referred to, the actual provisions are incorporated by reference as a part of such summaries, which are qualified in their entirety by such reference.

     The Bonds of each Series will be direct obligations of the Issuer. The Bonds of each Series will mature at the date specified in the related Prospectus Supplement (the "Stated Maturity") and will bear interest on the unpaid principal balance thereof from the date of issuance, at the rate stated or calculated as provided on the cover page of the related Prospectus Supplement, payable in arrears on the dates specified in the related Prospectus Supplement (the "Interest Payment Dates"), to the persons in whose names the Bonds are registered (each, a "Holder") at the close of business on the record date applicable to such Series. Accrued interest on the Bonds of each Series will be computed as provided in the related Prospectus Supplement. If so provided in the Prospectus Supplement for a Series, principal payments may be made on the Bonds of such Series prior to their Stated Maturity.

     The Bonds of each Series will be secured by collateral (the "Pledged Property") as described herein and in the related Prospectus Supplement under " -- Security for the Bonds." Pursuant to the Indenture, the Issuer is required to maintain Pledged Property of the type permitted under the Indenture ("Eligible Collateral") having a Discounted Value (as defined herein under " -- Basic Maintenance Amount") sufficient to meet certain levels of collateralization required from time to time as described herein under " -- Basic Maintenance Amount." The Eligible Collateral will be valued by the Trustee periodically on the dates specified in the related Prospectus Supplement (each such date, a "Valuation Date"), using Market Values (as defined under " -- Basic Maintenance Amount") for such property obtained no more than three business days prior to the applicable Valuation Date. The Trustee will deliver reports to the Issuer with respect to each such Valuation Date within the period of time thereafter set forth in the related Prospectus Supplement. See
" -- Reports on Pledged Property" herein.

     Unless the Bonds of a Series are initially issued in fully registered, certificated form to Holders as specified in the related Prospectus Supplement, the Bonds of each Series initially will be represented by certificates registered in the name of the nominee of The Depository Trust Company ("DTC"), and beneficial interests in the Bonds will be available for purchase in the minimum denominations and integral multiples thereof specified in the related Prospectus Supplement in book-entry form only. The Issuer has been informed by DTC that

DTC's nominee will be Cede & Co. ("Cede"). Accordingly, Cede is expected to be the holder of record of each Series of the Bonds. Unless and until Definitive Bonds are issued for any Series under the limited circumstances described herein, (i) no person acquiring a beneficial interest in the Bonds (each, a "Bond Owner") will be entitled to receive a certificate representing such person's interest in the Bonds, (ii) all references herein to actions by Holders shall refer to actions taken by DTC upon instructions from its Participants (as defined herein) and (iii) all references herein to distributions, notices, reports and statements to Holders shall refer to distributions, notices, reports and statements to DTC or Cede, as the registered Holder of the Bonds, as the case may be, for distribution to Bond Owners in accordance with DTC procedures. See " -- Book-Entry Registration" and " -- Definitive Bonds" herein.

     If so specified in the Prospectus Supplement application will be made to list all or any portion of the Series of the Bonds on the Luxembourg Stock Exchange and/or another specified exchange.

BOOK-ENTRY REGISTRATION

     Unless another form of book-entry registration is specified in the related Prospectus Supplement, with respect to each Series of the Bonds, Bond Owners may hold their Bonds through DTC (in the United States) or CEDEL or Euroclear (in Europe) (each as defined herein), which in turn hold through DTC, if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the certificates for the Bonds. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants (each as defined herein), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories"), which in turn will hold such positions in customers' securities accounts in the Depositories' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (who may include the underwriters of any Series), banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the "Indirect Participants").

     Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositories.

     Because of time-zone differences, credits or securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL

Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Bond Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interest in, the Bonds may do so only through Participants and Indirect Participants. In addition, Bond Owners will receive all distributions of principal of and interest on the Bonds from the Trustee through the Participants who in turn will receive them from DTC. Under a book-entry format, Bond Owners may experience some delay in their receipt of payments, since such payments will be forwarded by the Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants which thereafter will forward them to Indirect Participants or Bond Owners. It is anticipated that the only "Holder" will be Cede, as nominee of DTC. Bond Owners will not be recognized by the Trustee as Holders, as such term is used in the Indenture, and Bond Owners will only be permitted to exercise the rights of Holders indirectly through the Participants who in turn will exercise the rights of Holders through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit distributions of principal and interest on the Bonds. Participants and Indirect Participants with which Bond Owners have accounts with respect to the Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bond Owners. Accordingly, although Bond Owners will not possess Bonds, Bond Owners will receive payments and will be able to transfer their interests.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Bond Owner to pledge the Bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Bonds, may be limited due to the lack of a physical certificate for such Bonds.

     DTC has advised the Issuer that it will take any action permitted to be taken by a Holder under any related Indenture only at the direction of one or more Participants to whose account with DTC the Bonds are credited. Additionally, DTC has advised the Issuer that it will take such actions with respect to specified percentages of the Bonds only at the direction of and on behalf of Participants whose holdings include undivided interests that satisfy such specified percentages. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

     Cedel Bank, societe anonyme ("CEDEL"), is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled by CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any Series of the Bonds. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System (the "Euroclear System") was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters of any Series of the Bonds. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly. The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to the Bonds held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "United States Federal Income Tax Consequences -- Tax Treatment of Foreign Investors" herein. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Holder under the related Indenture on behalf of a CEDEL Participant or a Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depository's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the Bonds among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DEFINITIVE BONDS

     Unless otherwise specified in the related Prospectus Supplement, the Bonds of each Series will be issued in fully registered, certificated form to the Bond Owners or their nominees ("Definitive Bonds"), rather than to DTC or its nominee, only if (i) the Issuer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Series of the Bonds, and the Trustee or the Issuer is unable to locate a qualified successor or (ii) the Issuer, at its option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all Participants of the availability through DTC of Definitive Bonds. Upon surrender by DTC of the Definitive Bond representing the Bonds and instructions for re-registration, the Trustee will issue the Bonds as Definitive Bonds, and thereafter the Trustee will recognize the holders of such Definitive Bonds as Holders under the Indenture.

     Distribution of principal and interest on the Bonds will be made by the Trustee directly to Holders of Definitive Bonds in accordance with the procedures set forth herein and in the Indenture. Interest payments and any principal payments on each Interest Payment Date will be made to Holders in whose names the Definitive Bonds were registered at the close of business on the related Record Date. Distributions will be made by check mailed to the address of such Holder as it appears on the register maintained by the Trustee or by wire transfer to an account maintained by the Holder, if such Holder holds the minimum aggregate principal amount of Bonds specified in the related Prospectus Supplement. The final payment on any Bond (whether Definitive Bonds or the certificates registered in the name of Cede representing the Bonds), however, will be made only upon presentation and surrender of such certificate at the office or agency specified in the notice of final distribution to Holders. The Trustee will provide such notice to registered Holders not later than the fifth day of the month of such final distribution.

     Definitive Bonds will be transferable and exchangeable at the offices of the Authenticating Agent, which shall initially be the Trustee. No service charge will be imposed for any registration of transfer or exchange, but the Authenticating Agent may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REDEMPTION

     The Bonds of each Series will mature and will be paid at 100% of their respective principal amounts plus accrued interest at the Stated Maturity set forth in the related Prospectus Supplement. The Bonds of a Series may be subject to redemption at the option of the Issuer, if so provided in the related Prospectus Supplement.

     If specified in the Prospectus Supplement relating to a Series, the Bonds of each Series will be subject to mandatory partial redemption upon such number of days' notice specified in such Prospectus Supplement, in the event that (i) on any applicable Valuation Date, the Discounted Value of the Eligible Collateral is less than the Basic Maintenance Amount, and (ii) the Issuer is unable within the number of days after such Valuation Date specified in such Prospectus Supplement (the "Cure Date") to pledge and deliver additional Eligible Collateral and/or to substitute Eligible Collateral in an amount such that, after such pledge and/or substitution, the Discounted Value of the Eligible Collateral is at least equal to the Basic Maintenance Amount, and the Issuer does not deliver to the Trustee prior to the Cure Date for cancellation thereof Bonds theretofore issued and reacquired by it in a principal amount sufficient to cause the Discounted Value of the Eligible Collateral to be at least equal to the Basic Maintenance Amount. Notwithstanding the foregoing, if the report prepared by the Trustee with respect to any Valuation Date following the Cure Date and prior to the date on which the Trustee gives notice of redemption to the Holders shows that the Discounted Value of the Eligible Collateral is at least equal to the Basic Maintenance Amount as of such Valuation Date, the Issuer will no longer be required to make a mandatory redemption of the Bonds.

     Any such mandatory partial redemption shall require the redemption of Bonds in an aggregate principal amount that is the smallest principal amount (rounded to the next higher integral multiple of $1,000) necessary to make the Discounted Value of the Eligible Collateral at least equal to the Basic Maintenance Amount (calculated in each case as of the Valuation Date immediately preceding the date on which the Trustee gives notice of redemption to the Holders) after giving effect to (i) the pledge of additional Eligible Collateral, (ii) the delivery to the Trustee for cancellation of any Bonds repurchased by the Issuer and (iii) such redemption. Any such mandatory partial redemption shall be made within the number of days after the Cure Date provided in the applicable Prospectus Supplement at a redemption price equal to 100% of the principal amount (or portion thereof) of the Bonds to be redeemed together with accrued interest to the date fixed for redemption. Any partial redemption may be made on a pro rata basis or by any method deemed fair and appropriate by the Trustee, provided, that such method shall not result in a Bond Outstanding in a denomination of less than the minimum permitted denomination of the applicable Series of Bonds.

     After notice of any redemption has been given to the Holders of the Bonds, the principal amount (or portion thereof) of the Bonds to be redeemed shall be due and payable on the date fixed for such redemption at the place set forth in such notice. From and after the date fixed for such redemption, the Bonds chosen to be redeemed thereon shall cease to bear interest (unless the Issuer shall default in the payment of the redemption price, in which case the principal amount of such Bonds shall continue to bear interest at the rate borne by the Bonds until paid), and the only right of the Holders of such Bonds shall be to receive the redemption price; except that, in the case of any redemption date on which Bonds are redeemed in part, new Bonds representing the principal amounts of such Bonds that have not been redeemed will be issued to the Holders of such Bonds. The Holders of such new Bonds shall continue to have the right to receive the principal amount thereof and interest payments on such principal amount.

     If the Issuer fails to cure a collateral shortfall by the applicable Cure Date, the Trustee must liquidate Pledged Property to the extent required to pay the redemption price of the Bonds required to be redeemed.

SECURITY FOR THE BONDS

     The Bonds of each Series will be secured by the Pledged Property, which may include any of the types of Eligible Collateral described below and in the related Prospectus Supplement. In addition, the Bonds of each Series may be secured from time to time by (i) cash held in a "Collection Account," representing payments on the Eligible Mortgage Notes included in the Pledged Property for a Series, (ii) cash held in a "Distribution Account," representing distributions to be made to Bond Owners and/or payments on Eligible Collateral other than Eligible Mortgage Notes, (iii) cash held in a "Reserve Fund" as described in the related Prospectus Supplement and (iv) the Deposit Securities described below under " -- Liquidity" and in the related Prospectus Supplement. Eligible Collateral for a Series of Bonds may consist of Eligible Mortgage Notes, Eligible Mortgage Pass-Through Certificates, Government Securities, including FHLMC Certificates, FNMA Certificates and GNMA Certificates, Short-Term Money Market Instruments (all as described below) and cash.

     The types and characteristics of Eligible Collateral, as described below, the percentage limitations on certain types of Eligible Collateral, the frequency of the Valuation Dates, the Discount Factors (as defined herein) used in valuing the Eligible Collateral, the methodology used in calculating the Market Value of the Eligible Collateral and the definition of "Basic Maintenance Amount" (as described under " -- Basic Maintenance Amount") are subject to change from time to time without the consent of the Holders of the Bonds of the related Series if such changes (i) are permitted by applicable law and (ii) will not impair the rating then assigned to the Bonds by each of the nationally recognized statistical rating organizations rating such Series (each, a "Rating Agency") as confirmed in writing by such Rating Agencies. Such Rating Agencies have no obligation to review or approve any proposed changes in the types, characteristics, permitted amounts or Discount Factors of Eligible Collateral or in the definition of Basic Maintenance Amount and may, at any time, change or withdraw any rating on the Bonds. In addition, such items may be changed prior to the issuance of a Series of Bonds with respect to such Series and will be set forth in the related Prospectus Supplement.

     Subject to the foregoing, Eligible Collateral includes the following types of collateral:

ELIGIBLE MORTGAGE NOTES

     "Eligible Mortgage Notes" are promissory notes ("Mortgage Notes") that are secured by first liens on real estate ("Mortgages") which are either insured by the FHA ("FHA Insured Mortgage Notes") or partially guaranteed by the VA ("VA Guaranteed Mortgage Notes") or which are not so insured or guaranteed ("Conventional Mortgage Notes"). The Mortgage Notes will be secured by one or more of the following types of property (the "Mortgaged Properties"): (i) one- to four-family detached residences, (ii) townhouses, (iii) condominium units and
(iv) units within planned unit developments. Such Mortgage Notes bear either a fixed rate of interest ("Eligible Fixed-Rate Mortgage Notes") or an adjustable rate of interest ("Eligible Adjustable-Rate Mortgage Notes") and have the additional characteristics described below.

     Whenever Eligible Mortgage Notes are included in the Pledged Property for a Series of Bonds, the Issuer will enter into a servicing agreement with an eligible servicer to provide for the servicing of the Eligible Mortgage Notes. See "Servicing of Eligible Mortgage Notes" herein for a description of the servicing procedures applicable to a Series of Bonds secured in whole or in part by Eligible Mortgage Notes. In addition, the Indenture for such Series will permit the Issuer to deliver such Eligible Mortgage Notes to a custodian (the "Custodian") appointed by the Trustee, with the consent of the Issuer, to hold such Mortgage Notes.

  ELIGIBLE FIXED-RATE MORTGAGE NOTES

     Eligible Fixed-Rate Mortgage Notes evidence whole loans serviced or master serviced by an affiliate of the Issuer, or by an approved GNMA, FNMA or FHLMC seller-servicer of Mortgage Notes which meets servicing standards similar to those met by affiliates of the Issuer, provide for monthly payments of principal and interest in substantially equal installments for the contractual term of the Mortgage Notes, are fully amortizing, have an original term to maturity of not more than 30 years and, as of the time of pledge:

          (i) have a remaining term to maturity of at least one year;

          (ii) have an unpaid principal balance of at least $1,000 and not in excess of $1,000,000;

          (iii) have an original loan-to-value ratio not greater than 95%;

          (iv) are secured by Mortgages which create a valid first lien on Mortgaged Properties, are duly recorded and are covered by title insurance policies (such mortgages, "Eligible Mortgages");

          (v) are accompanied by appropriate documentation as more fully described herein under "Servicing of Eligible Mortgage Notes -- Pledge of Eligible Mortgage Notes;"

          (vi) are not Mortgage Notes as to which any scheduled payment of principal or interest is delinquent past the end of the month in which such payment was due (a "Late Payment"); and

          (vii) as to FHA Insured and VA Guaranteed Mortgage Notes, are secured by a Mortgage on a one- to four-family dwelling.

     The characteristics of Eligible Fixed-Rate Mortgage Notes described above are required to be met by the Issuer, with respect to each Eligible Fixed-Rate Mortgage Note initially pledged to the Trustee for the related Series of Bonds, as of the date of issuance of such Series and, with respect to each additional Eligible Fixed-Rate Mortgage Note pledged to the Trustee for such Series, as of the date of such pledge.

  ELIGIBLE ADJUSTABLE-RATE MORTGAGE NOTES

     Eligible Adjustable-Rate Mortgage Notes are Conventional Mortgage Notes evidencing whole loans serviced or master serviced by an affiliate of the Issuer, or by an approved GNMA, FNMA or FHLMC seller-servicer of Mortgage Notes which meets servicing standards similar to those met by affiliates of the Issuer, are fully amortizing, have an original term to maturity of not more than 30 years and, as of the time of pledge:

          (i) bear a rate of interest, adjustable periodically, but no more frequently than annually, equal to a margin of between 1% and 5% above one of the following indices: (a) the average yields for U.S. Treasury Securities, adjusted to a constant maturity of one year as published by the Federal Reserve Board, (b) the "cost of funds" index published by the Eleventh District Federal Home Loan Bank, (c) the London interbank offered rates for Eurodollar deposits of various maturities, (d) the prime lending rate of NationsBank, N.A. or (e) any other index acceptable to the Rating Agencies;

          (ii) have a remaining term to maturity of at least one year;

          (iii) have an unpaid principal balance of at least $1,000 and not in excess of $1,000,000;

          (iv) have an original loan-to-value ratio not greater than 95%;

          (v) are secured by Eligible Mortgages;

          (vi) are accompanied by appropriate documentation, as more fully described herein under "Servicing of Eligible Mortgage Notes -- Pledge of Eligible Mortgage Notes;" and

          (vii) are not Mortgage Notes as to which there is currently a Late Payment.

     Eligible Adjustable-Rate Mortgage Notes may be convertible into Fixed-Rate Mortgage Notes, provided that if such Mortgage Notes are so converted, they may not be included in the Eligible Collateral unless they are recharacterized as Eligible Fixed-Rate Mortgage Notes.

     The characteristics of Eligible Adjustable-Rate Mortgage Notes described above are required to be met by the Issuer, with respect to each Eligible Adjustable-Rate Mortgage Note initially pledged to the Trustee for the related Series of Bonds, as of the date of issuance of such Series and, with respect to each additional Eligible Adjustable-Rate Mortgage Note pledged to the Trustee for such Series, as of the date of such pledge.

  ADDITIONAL LIMITATIONS ON ELIGIBLE MORTGAGE NOTES

     The following limitations apply to both Eligible Fixed-Rate Mortgage Notes and Eligible Adjustable-Rate Mortgage Notes:

          (i) in selecting Eligible Fixed-Rate Mortgage Notes and Eligible Adjustable-Rate Mortgage Notes for inclusion in the Pledged Property, the Issuer will use its best efforts to include Mortgage Notes of each type secured by Eligible Mortgages with a geographical dispersion representative, to the extent possible, of the entire portfolio of Mortgage Notes of such type serviced by NationsBanc Mortgage Corporation, an affiliate of the Issuer, for NationsBank, N.A. or any of its bank affiliates;

          (ii) the Pledged Property will consist of at least 100 Eligible Mortgage Notes;

          (iii) no Eligible Mortgage Note may be secured by a mortgage on a mobile home;

          (iv) no more than 15% of the aggregate unpaid principal balance of all Eligible Mortgage Notes included in the Eligible Collateral may be composed of Mortgage Notes having unpaid principal balances in excess of $600,000 ("High Balance Notes");

          (v) Eligible Mortgage Notes with original loan-to-value ratios in excess of 80% ("Over 80% Notes") must be insured by private mortgage insurance issued by an insurer having a rating in one of the two highest rating categories from at least one Rating Agency rating the applicable Series (such insurance, "Private Mortgage Insurance") as to that portion of the principal amount thereof exceeding the amounts specified under FNMA and FHLMC guidelines (unless, by the terms of the applicable Private Mortgage Insurance policy and Mortgage Note, such policy has been discharged due to principal amortization), and no more than 25% of the aggregate unpaid principal balance of all Eligible Mortgage Notes included in the Eligible Collateral may be composed of Over 80% Notes of which no more than 10% of the aggregate unpaid principal balance of all Eligible Mortgage Notes included in the Eligible Collateral may be composed of Eligible Mortgage Notes with original loan-to-value ratios in excess of 90%;

          (vi) no more than 10% of the aggregate unpaid principal balance of all Eligible Mortgage Notes included in the Eligible Collateral may be Mortgage Notes secured by condominium units which condominium may have no more than four stories ("Condominium Notes"); and

          (vii) the sum of the aggregate unpaid principal balances of Eligible Mortgage Notes that are (1) High Balance Notes, (2) Over 80% Notes or (3) Condominium Notes may not exceed 35% of the aggregate unpaid principal balance of all Eligible Mortgage Notes included in the Eligible Collateral, and no Mortgage Note that has more than one of the attributes described in clauses (1), (2) and (3) above may be an Eligible Mortgage Note.

     The additional limitations on Eligible Mortgage Notes described above are required to be met by the Issuer as of the date of issuance of the related Series of Bonds and as of the date of each pledge of additional Eligible Mortgage Notes to the Trustee for such Series and each withdrawal of Eligible Mortgage Notes from the lien of the Indenture for such Series.

ELIGIBLE MORTGAGE PASS-THROUGH CERTIFICATES

     Eligible Mortgage Pass-Through Certificates are certificates or other instruments (a) evidencing a proportional undivided interest in specified pools of fixed or adjustable-rate mortgage loans that are secured by a valid first lien on residential real property and the improvements thereon consisting of one- to four-family dwelling units (including attached, town or rowhouses and condominiums), with respect to which the requisite mortgage documentation is held by a trustee or independent custodian, which pools of mortgage loans are serviced by servicers that have agreed to advance funds to meet deficiencies ("Advances") (to the extent such servicers reasonably believe such Advances are recoverable) and have been approved by GNMA, FNMA or FHLMC, (b) which certificates have either (i) been rated by each Rating Agency rating the Bonds of the applicable Series in a rating category at least as high as the rating of the Bonds of such Series or (ii) have been so rated by one of such Rating Agencies, if the other such Rating Agency shall consent in writing to their inclusion in the Eligible Collateral for a Series, or (iii) have been otherwise approved for inclusion in the Eligible Collateral by such Rating Agencies, as confirmed in writing by each of such Rating Agencies and (c) the inclusion of which in the Eligible Collateral for a Series will not affect the ratings of the Bonds of such Series, as confirmed in writing by each of the Rating Agencies rating such Series.

GOVERNMENT SECURITIES

     Government Securities are (a) direct obligations of the United States, provided that such direct obligations are entitled to the full faith and credit of the United States; (b) FHLMC Certificates; (c) FNMA Certificates; and (d) GNMA Certificates; provided that no Government Security may, by its terms, be a non-interest bearing security unless it matures in less than one year.

  FHLMC CERTIFICATES

     FHLMC Certificates are issued by Federal Home Loan Mortgage Corporation ("FHLMC"), which is a publicly held government-sponsored enterprise created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended. FHLMC's statutory mission is to provide stability in the secondary market for home mortgages, to respond appropriately to the private capital market and to provide ongoing assistance to the home mortgage secondary market and promote nationwide access to residential mortgage credit by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for home mortgage financing. The principal activity of FHLMC consists of the purchase of first lien, conventional, residential mortgages and participation interests in such mortgages from mortgage lending institutions and the resale of the whole loans and participations so purchased in the form of guaranteed mortgage securities.

     Each FHLMC Certificate represents an undivided interest in a specified pool of mortgage loans that may consist of fixed or adjustable-rate Mortgage Notes or participation interests therein, including Conventional Mortgage Notes, FHA Insured Mortgage Notes or VA Guaranteed Mortgage Notes, substantially all of which are secured by first liens on one- to four-family residential property.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest by each mortgagor to the extent of the applicable rate provided for by such FHLMC Certificate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate ultimate collection by such holder of all principal on the underlying mortgage loans, to the extent of such holder's pro rata share thereof, and, in the case of certain FHLMC Certificates, the timely payment of scheduled principal. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, nor entitled to, the full faith and credit of the United States. There is currently an active secondary market for FHLMC Certificates, but there is no assurance that this market will continue.

  FNMA CERTIFICATES

     FNMA Certificates are mortgage pass-through certificates issued by Federal National Mortgage Association ("FNMA"), which is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act. FNMA was originally established in 1938 as a United States government agency and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing the lenders' funds for additional lending. FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. In addition, FNMA issues mortgage-backed securities primarily in exchange for pools of mortgage loans from lenders.

     Each FNMA Certificate represents a fractional undivided interest in a pool of mortgage loans which may consist of FHA Mortgage Notes, VA Mortgage Notes or conventional mortgage loans. FNMA guarantees the full and timely payment of scheduled principal and interest (at the applicable certificate rate), and full collection of principal on the mortgage loans in the pool represented by each FNMA Certificate. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, nor entitled to, the full faith and credit of the United States. There is currently an active secondary market for FNMA Certificates, but there is no assurance that this market will continue.

  GNMA CERTIFICATES

     GNMA Certificates are issued by Government National Mortgage Association ("GNMA"), which is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes GNMA to guarantee the timely payments of the principal of, and interest on, certificates that are based on and backed by a pool of mortgage loans issued by the VA under the Housing Act or Title V of the Housing Act of 1949, or guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code, or by pools of other eligible mortgage loans.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." In order to meet its obligations under such guaranty, GNMA may, under Section 306(d) of the Housing Act, issue its general obligations to the United States Treasury Department in an amount which is at any time sufficient to enable GNMA to perform its obligations under its guaranty.

     Each GNMA Certificate is a "fully-modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern approved by GNMA or FNMA as a seller-servicer of FHA Insured or VA Guaranteed Mortgage Notes. Each GNMA Certificate evidences a proportional undivided interest in a pool of FHA Insured or VA Guaranteed Mortgage Notes secured by single family residences. GNMA guarantees the timely payment of principal and interest (at the applicable certificate rate) on, and the full collection of the principal of, the mortgage loans underlying each GNMA Certificate, which guarantee is backed by the full faith and credit of the United States. There is currently an active secondary market in GNMA Certificates, but there is no assurance that this market will continue.

SHORT-TERM MONEY MARKET INSTRUMENTS

     Short-Term Money Market Instruments include (a) cash and (b) any of the following instruments, but only if on the date on which such instrument is pledged to the Trustee, the instrument has a remaining term to maturity not in excess of 90 days from such date: (i) demand deposits in, certificates of deposit of, or bankers' acceptances issued by, any depository institution or trust company organized under the laws of the United States or any State and subject to the supervision of and examination by Federal and/or State banking or depository institution authorities, so long as the commercial paper, if any, of such depository institution or trust company (or, in the case of the principal depository institution in a holding company system, the commercial paper, if any, of such holding company) at the time of such investment or contractual commitment providing for such investment has the highest commercial paper credit rating from each Rating Agency (or which meets such other criteria as will not result in a downgrading or removal of the rating of the Bonds by either Rating Agency); (ii) repurchase obligations with respect to Government Securities entered into either (a) pursuant to a written agreement with an entity which has received the highest short-term credit rating from each Rating Agency, where the Trustee has taken delivery of any such security or (b) with a depository institution or trust company described in clause (i) above; and (iii) commercial paper rated by each Rating Agency in its highest short-term rating category (or which meets such other criteria as will not result in a downgrading or removal of the rating of the Bonds by either Rating Agency).

BASIC MAINTENANCE AMOUNT

     The Issuer will be required under the terms of the Indenture for a Series to maintain Eligible Collateral with an aggregate Discounted Value at least equal to the Basic Maintenance Amount, which means that such Eligible Collateral would have a Market Value (as defined below) significantly higher than the Basic Maintenance Amount to the extent that the Eligible Collateral consists of collateral other than cash and would have a Market Value of 100% of the Basic Maintenance Amount if the Eligible Collateral consisted solely of cash or certain cash equivalents. The "Basic Maintenance Amount" as of each Valuation Date (or any other date of valuation) means an amount equal to the sum of (i) the aggregate principal amount of Bonds Outstanding plus (ii) an amount equal to interest accrued on the Bonds Outstanding for the number of days specified in the related Prospectus Supplement. Notwithstanding the foregoing, the Basic Maintenance Amount for a particular Series of Bonds may be changed in accordance with the requirements of the Rating Agencies rating such Series.

     Each Rating Agency for a Series of Bonds will determine the Discount Factors which it deems appropriate for each type of Eligible Collateral. Such Discount Factors will be set forth in the related Prospectus Supplement. The "Discounted Value" of the Eligible Collateral for a Series as of any date will be the lesser of the sum of the Market Values of the Eligible Collateral included in the Pledged Property multiplied by the applicable Discount Factors determined by each Rating Agency.

     "Market Value" as of any date means the amount determined with respect to specific Eligible Collateral included in Pledged Property in the manner set forth below as of a date not more than three business days (or such other number of days as is specified in the Prospectus Supplement relating to a Series) prior to the relevant Valuation Date (a "Determination Date"); provided, however, that the Market Value of any security or instrument may not in any event exceed the unpaid principal balance thereof:

     (a) As to cash, demand deposits, and next business day's repurchase agreements, the face value thereof;

     (b) As to FHLMC Certificates, FNMA Certificates, GNMA Certificates and other Government Securities (other than those Government Securities having a remaining term to maturity of 90 days or less), the aggregate principal amount of the mortgage loans evidenced by each FHLMC, FNMA or GNMA Certificate (as shown by the most recent report related to each such certificate received by the Trustee prior to an applicable Determination Date) or the aggregate principal amount of such other Government Securities, multiplied by the lower bid price for the same kind of certificate or security having as nearly as practicable the same interest rate and maturity, as quoted to the Trustee by two nationally recognized securities dealers selected by the Trustee and making a market in such certificates or securities as of an applicable Determination Date, or, if only one such bid price is available, such aggregate principal amount multiplied by such bid price or, if no such bid prices are available, such aggregate principal amount multiplied by the bid price that would result in the yield for the same type of certificate or security having as nearly as practicable the same interest rate and maturity, as published on an applicable Determination Date in THE WALL STREET JOURNAL or THE NEW YORK TIMES (if such yield is so published);

     (c) As to Short-Term Money Market Instruments (other than those described in (a) above) or any Government Security (other than FNMA, FHLMC or GNMA Certificates) having a remaining term to maturity less than or equal to 90 days, the face amount thereof multiplied by the lower of the bid prices therefor obtained by the Trustee as of the close of business on an applicable Determination Date from two nationally recognized securities dealers making a market therein;

     (d) As to Eligible Mortgage Pass-Through Certificates, the lesser of (i) the outstanding aggregate principal balance of such Eligible Mortgage Pass-Through Certificates and (ii) the outstanding aggregate principal balance of the mortgage loans underlying such Eligible Mortgage Pass-Through Certificates (each as shown by the most recent report related to each such certificate received by the Trustee prior to an applicable Determination Date) multiplied by the dollar value of the lower of the bid prices per dollar of outstanding principal amount on such Determination Date for such Eligible Mortgage Pass-Through Certificates, as quoted to the Trustee as of such Determination Date by two nationally recognized securities dealers making a market in such Mortgage Pass-Through Certificates, or, if only one such bid price is available, multiplied by the dollar value of such bid price, or, if no such bid price is available, multiplied by the dollar value of the lower of the bid prices per dollar of outstanding principal amount for conventional mortgage pass-through certificates with comparable pass-through rates and with underlying mortgage loans of comparable terms, as quoted to the Trustee as of such Determination Date by two nationally recognized securities dealers selected by the Trustee and making a market in conventional mortgage pass-through certificates, or, if only one such bid price is available, multiplied by the dollar value of such bid price. In the event bid prices cannot be obtained as described in the preceding sentence, the lesser of (i) the outstanding aggregate principal balance of such Eligible Mortgage Pass-Through Certificates and (ii) the outstanding aggregate principal balance of the mortgage loans underlying such Eligible Mortgage Pass-Through Certificates (each as shown by the most recent report related to each such certificate received by the Trustee prior to an applicable Determination Date) shall be multiplied by a price per dollar of outstanding principal amount that would result in a yield, computed on the basis of the same prepayment assumptions then accepted in the market for use in calculating yields on GNMA Certificates, 0.10% greater than the yield on such Determination Date (as published on a regular basis by The Wall Street Journal or The New York Times) for GNMA Certificates with the same (or, if there are none with the same, then the next higher) pass-through rate as such Eligible Mortgage Pass-Through Certificates; and

     (e) As to Eligible Mortgage Notes (grouped according to weighted average interest rate and weighted average maturity, based on group criteria provided for in the Indenture), the lower of the market quotations for such Eligible Mortgage Notes obtained from any two nationally recognized dealers in mortgage instruments selected by the Trustee or, if only one such quotation is available, then such quotation, determined as of an applicable Determination Date based upon unpaid principal balances shown in the most recent report prepared by or for the Trustee prior to such Determination Date (which report shall contain information as of a date no more than 30 days prior to such Determination Date), provided, that, if such market quotations are not available, the Market Value of Eligible Mortgage Notes shall be determined by discounting, at the Market Value Rate (as defined below), the remaining scheduled payments of principal of and interest on such Eligible Mortgage Notes shown in the above-referenced report, and provided further, that the Market Value of Eligible Mortgage Notes on which there is currently a Late Payment shall be discounted by the applicable amount, if any, required by each Rating Agency rating such Series and described in the related Prospectus Supplement.

     The methodology for determining the Market Value of any item of Eligible Collateral may be changed by the Issuer and the Trustee without the consent of the Holders of the Bonds of the related Series if such changes will not impair the rating then assigned to the Bonds by each Rating Agency rating such Series, as confirmed in writing by such Rating Agencies.

     "Market Value Rate" means:

     (a)(i) As to Conventional Mortgage Notes (other than such Mortgage Notes whose principal balances at origination exceeded the applicable maximum amounts established by FNMA and FHLMC for mortgage loan purchases ("Jumbo Mortgage Notes")), a rate (rounded to the nearest one-hundredth of one percent) equivalent to the yields at which either FNMA or FHLMC, at the election of the Trustee, committed itself to purchase Conventional Mortgage Notes of such type for the shortest available delivery period, determined as of the applicable Determination Date; and

     (ii) As to FHA Insured or VA Guaranteed Mortgage Notes, a rate (rounded to the nearest one-hundredth of one percent) equivalent to the yields at which FNMA committed itself to purchase FHA Insured and VA Guaranteed Mortgage Notes, as the case may be (or either, if commitments for both were not made), for the shortest available delivery period, determined as of the applicable Determination Date; in the case of (i) or (ii) above, as such FHLMC or FNMA yields are reported by THE WALL STREET JOURNAL or THE NEW YORK TIMES or directly by FNMA or FHLMC, and in each case less any servicing fee then allowed sellers and included in gross yield quotations; or

     (b) In the event that such rates are not available as of the applicable Determination Date, or, with respect to Conventional Mortgage Notes (including Jumbo Mortgage Notes), in the event that, as of such date, FNMA or FHLMC have ceased to conduct auctions or post rates with respect to such Mortgage Notes, and with respect to FHA Insured or VA Guaranteed Mortgage Notes, in the event that, as of such date FNMA has ceased to post FHA-VA commitment rates, then a rate 0.50% greater than the yield as of the applicable Determination Date (as quoted directly by FNMA) for a FNMA Certificate with the same (or, if there are none with the same, then the next higher) coupon interest rate as the weighted average coupon interest rate of the Eligible Mortgage Notes included in the Pledged Property.

     The Trustee is required to deliver a report containing the information described below under " -- Reports on Pledged Property" to the Issuer within two business days after each Valuation Date with respect to the status of the Pledged Property as of the Valuation Date using Market Values determined as of the applicable Determination Date. Scheduled reductions in the principal amounts of the Eligible Collateral included in the Pledged Property or possible prepayments or decreases in the Market Value thereof may cause the Discounted Value of the Eligible Collateral to be less than the Basic Maintenance Amount. In such event, the Indenture requires that the Issuer, no later than the Cure Date, deliver additional Eligible Collateral to the Trustee or, if Eligible Mortgage Notes are delivered and if applicable to the related Series, to the Custodian and/or substitute Eligible Collateral and/or, if it elects to do so, repurchase a number of Bonds Outstanding so that the Trustee can, no later than the Cure Date, deliver a new report showing that, as of the date of such report, the Discounted Value of the Eligible Collateral (determined as of the date that the Basic Maintenance Amount was not met, or, at the option of the Issuer, as of a later date of valuation, but no later than the Cure Date) is at least equal to the Basic Maintenance Amount. If the Issuer elects to satisfy the foregoing obligation to restore the Discounted Value of the Eligible Collateral to the Basic Maintenance Amount by delivering Mortgage Notes to the Custodian, the Mortgage Notes included in the Pledged Property after the delivery of such Mortgage Notes must meet the requirements relating to the limits on the types and characteristics of such Mortgage Notes in order to ensure that all Mortgage Notes delivered to the Trustee or Custodian, as applicable, are Eligible Mortgage Notes.

WITHDRAWALS AND SUBSTITUTIONS OF COLLATERAL

     The Issuer may, at its option, at any time and from time to time, withdraw or substitute Pledged Property; provided, that either (i) the Discounted Value of the Eligible Collateral (based upon the then most recent report of the Trustee valuing the Eligible Collateral) remaining in the Pledged Property following the proposed withdrawal or substitution (after giving effect to withdrawals from and substitutions of Pledged Property during the period following such report) would at least equal the Basic Maintenance Amount as of the then most recent report of the Trustee valuing the Eligible Collateral or
(ii) the Issuer causes the Trustee to prepare a new report, containing information as of the date thereof, showing that the Discounted Value of the Eligible Collateral (calculated as of a date no more than three business days (or such other number of days as is specified in the Prospectus Supplement relating to a Series) prior to the date of such report) included in the Pledged Property following the proposed withdrawal or substitution, in any case, will at least equal the Basic Maintenance Amount, as calculated in such new report.

     Pledged Property which was not included in the Discounted Value of the Eligible Collateral as of the most recent Valuation Date may be withdrawn at any time so long as the Discounted Value of the Eligible Collateral was at least equal to the Basic Maintenance Amount as of such Valuation Date, and no withdrawals of Eligible Collateral were made after such Valuation Date. During the continuance of any Event of Default, the Issuer may not withdraw or substitute Pledged Property.

     The Issuer may pledge additional Eligible Collateral at any time.

     The Indenture relating to a Series will permit the Issuer to grant certain modifications or waivers with respect to the Eligible Collateral, including, for example, assumptions of Mortgage Notes and related Mortgages.

LIQUIDITY

     As specified in the Prospectus Supplement relating to a Series, the Issuer will be obligated, a certain number of days before the Stated Maturity for a Series of Bonds provided in the related Prospectus Supplement, to pledge Deposit Securities to the Trustee or to make other arrangements acceptable to each Rating Agency rating such Series, in either case that are sufficient (in the case of Deposit Securities, through principal and interest payments in respect thereof), together with the amount of cash that will otherwise be available in the Distribution Account and the Reserve Fund on the Stated Maturity, to pay all of the interest and principal payable on the Bonds on such maturity date. If the Issuer fails to effect any of the options described above within the prescribed period, then the Trustee will be obligated immediately to liquidate Pledged Property in an amount sufficient to pay all of the interest and principal payable on the Bonds on the Stated Maturity. Upon delivery of such Deposit Securities or the completion of such other arrangements, the Bonds of such Series will no longer be deemed Outstanding and the Trustee will be obligated to release all other Pledged Property held by the Trustee from the lien of the Indenture.

     In addition, if the Issuer elects to deliver Deposit Securities to the Trustee to provide for payment of the redemption price pursuant to a mandatory partial redemption of the Bonds of a Series in lieu of having the Trustee liquidate Pledged Property, then, on the Cure Date on which it is required to notify the Trustee of such redemption, the Issuer must deliver Deposit Securities in the full amount of the redemption price of the Bonds of such Series to be redeemed.

     Deposit Securities delivered in accordance with the preceding paragraphs must mature prior to the date in respect of which such Deposit Securities were delivered. "Deposit Securities" include (i) cash, (ii) Government Securities (other than FHLMC Certificates, FNMA Certificates and GNMA Certificates), (iii) Short-Term Money Market Instruments and (iv) such other instruments as may be specified in the Prospectus Supplement relating to a Series.

PURCHASE AND RESALE OF BONDS

     The Issuer may at any time and from time to time purchase Bonds of a Series that are Outstanding either on the open market or by private sale. Bonds held by the Issuer or its affiliates (other than NCMI) shall not be deemed to be Outstanding for purposes of determining the Basic Maintenance Amount or for other purposes under the Indenture relating to such Series. The Indenture will provide that the Issuer shall not, and shall not permit any affiliate (other than NCMI) to, sell any Bonds acquired by the Issuer or any such affiliate unless the Trustee is able to prepare a report dated no more than five days prior to the date of sale, showing that, after giving effect to such sale, the Discounted Value of the Eligible Collateral (determined at the option of the Issuer, as of the then most recent Valuation Date or as of any date subsequent thereto but no later than the date of such report) would not be less than the Basic Maintenance Amount.

REPORTS ON PLEDGED PROPERTY

     Upon issuance of a Series of Bonds, the Issuer will be required to deliver to the Trustee, and, within a specified number of business days after each Valuation Date, the Trustee will be required to deliver to the Issuer, reports with respect to the status of the Pledged Property securing such Series (with Market Values having been determined as of the applicable Determination Dates), which set forth the Discounted Value of the Eligible Collateral for such Series. Such reports will contain information concerning the occurrence of Late Payments with respect to Eligible Mortgage Notes and with respect to Mortgage Notes underlying Eligible Mortgage Pass-Through Certificates if included in the Pledged Property for such Series. Such reports may also contain information on specified characteristics of the Mortgage Notes (as described under " -- Eligible Mortgage Notes") and the percentages of the Mortgage Notes having such characteristics.

     The Issuer's initial report upon the issuance of a Series of Bonds and certain of the Trustee's periodic Valuation Date reports with respect to such Series will be accompanied by letters from a firm of independent accountants selected by the Issuer regarding the calculations made by the Issuer and the Trustee, as applicable, in the applicable reports.

PAYMENTS ON PLEDGED PROPERTY

     The Indenture for each Series will provide that the Trustee will be entitled to receive payments (including prepayments and payments as a result of default) on the Pledged Property securing such Series except for payments on Eligible Mortgage Notes, as to which payments will be made directly to the Servicer for deposit in the Collection Account, unless an Event of Default shall have occurred and be continuing. In such event, all such payments will be made directly to the Trustee. Payments with respect to all other types of Pledged Property will be made directly to the Trustee for deposit into the Distribution Account. Certain funds received by the Trustee, as described in the applicable Prospectus Supplement, will be deposited into the Reserve Fund for such Series. If specified in the Prospectus Supplement applicable to a Series of Bonds, the Trustee will remit to the Issuer, upon the Issuer's request, any excess funds in the Distribution Account and the Reserve Fund after required payments of interest and principal, if any, on the Bonds of such Series have been made or provided for, so long as the Discounted Value of the Eligible Collateral, after giving effect to such request, would be equal to the Basic Maintenance Amount and no Event of Default shall have occurred and be continuing. The Prospectus Supplement for a Series of Bonds may provide for certain funds to be retained in the Reserve Fund for such Series to be used to pay certain expenses of the Issuer, if they are not otherwise paid by the Issuer.

MODIFICATIONS AND WAIVER

     The Indenture for each Series (including the terms and conditions of the related Bonds) may be modified or amended by the Issuer and the Trustee without the consent of the Holder of any Bond of such Series for the following purposes:
(a) evidencing the succession of another entity to the Issuer; (b) adding to the covenants of the Issuer for the benefit of the Holders of the Bonds of such Series or surrendering any right or power conferred upon the Issuer; (c) securing the Bonds of such Series in any manner which is in addition to the manner in which the Bonds are secured by the Indenture and the Pledged Property;
(d) correcting any ambiguity or defective or inconsistent provisions contained in the Indenture or making any other provisions with respect to matters or questions arising under the Indenture which will not adversely affect the interests of the Holders of the Bonds of such Series in any material respect; or
(e) modifying, eliminating or adding to the provisions of the Indenture as necessary to continue compliance of the Indenture under the Trust Indenture Act of 1939, if necessary. In addition, the Indenture may be modified or amended by the Issuer and the Trustee, without the consent of the Holder of any Bond, for the purpose of providing for the addition of new types of Eligible Collateral to the types of Eligible Collateral currently allowed under the terms of the Indenture, changing the characteristics of, or percentage limitations applicable to, certain types of Eligible Collateral, providing for reductions in the Discount Factors used in valuing the Eligible Collateral, providing for an increase in the frequency of

Valuation Dates or providing for a change in the definition of "Basic Maintenance Amount" or the methodology used in calculating Market Value if such additions, changes, reductions or increases are approved of by each Rating Agency rating such Series and will not impair the rating then assigned to the Bonds of such Series by each of such Rating Agencies, as confirmed in writing by such Rating Agencies.

     Modifications and amendments to the Indenture relating to a Series may also be made, and future compliance therewith or past default thereunder by the Issuer may be waived, either with the written consent of the Holders of at least 66 2/3% in aggregate principal amount of the Bonds of such Series at the time Outstanding or by the adoption of a resolution, at a meeting of the Holders of the Bonds of such Series at which a quorum (as defined below) is present, by at least 66 2/3% in aggregate principal amount of the Bonds Outstanding represented at such meeting. However, no such modification or amendment to the Indenture may, without the written consent or the affirmative vote of the Holder of each Bond of such Series so affected, change the time of payment of the principal of such Bond from the time when such principal is due, whether at Stated Maturity, upon call for redemption, acceleration or otherwise; change the time of payment of any installment of interest on any such Bond from the time when such payment is due, whether on any Interest Payment Date, at the Stated Maturity, on any redemption date, upon acceleration of the principal of the Bonds, or otherwise; reduce the principal of or interest on any such Bond; make the principal of or interest on such Bond payable in any coin or currency other than that provided in the Bonds; impair the right to institute suit for the enforcement of any payment on or with respect to such Bond; permit the creation of any lien other than the lien of the Indenture with respect to the Pledged Property or terminate the lien of the Indenture with respect to any Pledged Property (except in such cases as permitted by, and pursuant to, the Indenture) or deprive the Bonds of the security afforded by the lien of the Indenture and the Pledged Property; reduce the percentage of the principal amount of the Bonds Outstanding necessary to modify or amend the Indenture or to waive any future compliance therewith or past default thereunder; reduce the percentage of votes required for the adoption of a resolution or the quorum required at any meeting of the Holders of the Bonds at which a resolution is adopted or remove the obligation of the Issuer to maintain an office or agency in the place described in the Indenture to make payments on the Bonds. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in aggregate principal amount of the Bonds at the time Outstanding and, at any reconvened meeting adjourned for lack of a quorum, 25% of such aggregate principal amount.

EVENTS OF DEFAULT UNDER THE INDENTURE

     An "Event of Default" with respect to a Series of Bonds will be defined in the Indenture relating to such Series as (i) failure by the Issuer to deliver to the Trustee Deposit Securities or to make other arrangements satisfactory to each Rating Agency to provide for the payment of the principal of, and accrued interest on, the Bonds, when such principal becomes due and payable at the Stated Maturity; (ii) default in the payment of any interest on the Bonds when such interest becomes due and payable, whether on any Interest Payment Date, at Stated Maturity, on any redemption date, upon acceleration of the principal of the Bonds, or otherwise and continuation of such default for a period of five days; (iii) default in the payment of the principal of the Bonds when such principal becomes due and payable, whether at Stated Maturity, upon call for redemption, or by acceleration or otherwise; (iv) material breach or inaccuracy of any representation or warranty of the Issuer made in or pursuant to the Indenture as of the date as of which failure to remedy such breach or inaccuracy within 30 days after notice thereof, which shall state that it is a notice of default under the Indenture, has been given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 10% in aggregate principal amount of the Bonds then Outstanding; (v) material default in the performance or observance by the Issuer of any other covenant or condition to be performed or observed by it in the Indenture and continuance of such default for a period of 30 days after notice thereof, which shall state that it is a notice of default under the Indenture, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 10% in aggregate principal amount of the Bonds then Outstanding; (vi) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer under any bankruptcy, insolvency or any other applicable law, or appointing a receiver, liquidator, assignee, trustee, conservator, sequestrator (or other similar official) of the Issuer or of any substantial part of the Issuer's property, or ordering the winding up or liquidation of the Issuer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or (vii) the institution by the Issuer of proceedings to be adjudicated a bankrupt or insolvent, or the Issuer's consent to the institution of bankruptcy or insolvency proceedings against it, or the filing by the Issuer of a petition or answer or consent seeking reorganization or relief under any bankruptcy, insolvency or any other applicable law or the consent by the Issuer to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, conservator, sequestrator (or other similar official) of the Issuer, or of any substantial part of the Issuer's property, or the making by the Issuer of an assignment for the benefit of creditors, or the admission by the Issuer in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Issuer in furtherance of any such action.

     In the case of an Event of Default of the type described in clauses (i),
(ii) or (iii) of the preceding paragraph, the entire principal amount of the Bonds shall automatically become due and payable immediately. If an Event of Default of the type described in clauses (iv), (v), (vi) or (vii) of the preceding paragraph shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Bonds then Outstanding may declare the entire principal amount of the Bonds to be due and payable immediately.

     In realizing upon the Pledged Property upon the occurrence of an Event of Default with respect to a Series of Bonds, unless such Event of Default has been annulled or waived by the Holders of at least 66 2/3% in aggregate principal amount of the Bonds then Outstanding (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture), the Trustee will be permitted to register and/or record in its name any of the Pledged Property not theretofore registered and/or recorded and to sell the Pledged Property in one lot or several lots as it may be deemed appropriate and otherwise to exercise the remedies of a secured party under the Uniform Commercial Code. The Trustee also will be authorized to institute suits against the Issuer for the collection of all unpaid principal of and interest on the Bonds, to collect the deficiency, if any, after the sale of the Pledged Property, and to file proofs of claim in any bankruptcy, insolvency or similar proceedings involving the Issuer. The Trustee may also take other appropriate action to enforce payment of the Bonds or to enforce any of the above-described rights or powers under the Indenture, but shall not be required to take any action that would involve the Trustee in personal liability or expense.

     In addition, following an acceleration of the Bonds of a Series arising out of an Event of Default, the Trustee will be required to use its best efforts to arrange for the sale of the Pledged Property and the repayment of the Bonds on a date not later than 15 days (or 30 days if Eligible Mortgage Notes or Eligible Mortgage Pass-Through Certificates are included in the Eligible Collateral) following the date on which payment of principal of the Bonds has been accelerated.

     The Indenture with respect to a Series of Bonds will provide the Trustee with a lien on the Pledged Property superior to that of the Holders of the Bonds to secure the payment of all expenses, liabilities and advances incurred or made by the Trustee in connection with the collection or other realization upon the Pledged Property upon the occurrence of an Event of Default (including reasonable compensation for any required servicing of Eligible Mortgages and for extraordinary time spent by the officers, employees, agents or attorneys of the Trustee directly in connection with the collection or other realization upon the Pledged Property upon the occurrence of an Event of Default).

PRIORITY

     If, following an Event of Default with respect to a Series of Bonds, the proceeds of liquidation of the related Pledged Property are not sufficient to pay the entire amount remaining payable on the Bonds of such Series, the Holders thereof would as to the deficiency, be general creditors of the Issuer, and upon any liquidation of the Issuer, the Holders of such Bonds would rank on a parity with the general creditors of the Issuer.

                      SERVICING OF ELIGIBLE MORTGAGE NOTES

GENERAL

     With respect to each Series of Bonds for which the Pledged Property includes Eligible Mortgage Notes, the Issuer will enter into a servicing agreement (the "Servicing Agreement") with a servicer (the "Servicer"), which may be an affiliate of the Issuer. The Servicer will be responsible for servicing and administering the Eligible Mortgage Notes pursuant to the Servicing Agreement. The Issuer's rights under the Servicing Agreement for a Series will be pledged to the Trustee as additional security for the Bonds of such Series. The Servicer may enter into a subservicing agreement with a subservicer to perform, as an independent contractor, certain servicing functions for the Servicer subject to its supervision. A subservicing agreement will not contain any terms or conditions that are inconsistent with the related Servicing Agreement and shall have been approved by the Issuer. The subservicer will receive a fee for such services which will be paid by the Servicer out of the fee paid to the Servicer (the "Servicing Fee"). The Servicer will have the right to remove the subservicer of any Eligible Mortgage Note at any time for cause and at any other time upon the giving of the required notice and the payment of any required fee. In such event, the Servicer would continue to be responsible for servicing such Eligible Mortgage Note and would designate a replacement subservicer (which may include an affiliate of the Issuer or the Servicer).

PLEDGE OF ELIGIBLE MORTGAGE NOTES

     At the time of issuance of each Series of Bonds secured in whole or in part by Eligible Mortgage Notes, the Issuer will cause the Eligible Mortgage Notes, together with all principal and interest received on or with respect to the Eligible Mortgage Notes after the cut-off date for the related Series (the "Cut-Off Date"), except for principal and interest due on or before the Cut-Off Date for such Series, to be pledged to the Trustee and the Eligible Mortgage Notes to be delivered to the Trustee or, if applicable, a Custodian. Each Eligible Mortgage Note included in the initial Pledged Property will be identified in a schedule appearing as an exhibit to the Servicing Agreement which will be amended from time to time to reflect the addition or deletion of Eligible Mortgage Notes. Such schedule will include information as to the principal balance of each Eligible Mortgage Note, the address of the property, the interest rate and the maturity of each Mortgage Note.

     In addition, the Issuer will, as to each Eligible Mortgage Note, deliver to the Trustee (or the Custodian) (i) the Mortgage Note endorsed in blank and (ii) an assignment of the related Mortgage in blank in a form for recording or filing as may be appropriate in the state where the Mortgaged Property is located. In lieu of delivering an individual mortgage assignment, the Issuer may instead deliver a blanket assignment by county, which will also be in recordable form. In addition, with respect to each Eligible Mortgage Note secured by Mortgaged Property located in the State of California or Oregon, the Issuer will also deliver to the Trustee (or the Custodian) the original recorded Mortgage with evidence of recording or filing indicated thereon, or a copy of such Mortgage certified by the recording office in those jurisdictions where the original is retained by the recording office. Notwithstanding the foregoing, in the event that recorded documents cannot be delivered due to delays in connection with recording, the Indenture permits the Issuer to deliver to the Trustee copies thereof, certified by the Issuer to be true and complete copies of such documents sent for recording. In such event, the Indenture requires the Issuer to deliver the original recorded documents to the Trustee promptly upon receipt by the Issuer.

     The Custodian will review the mortgage documents within a specified number of days of receipt thereof to ascertain that all required documents have been executed and received and are in proper form on their face. The Custodian will hold mortgage documents for each Series in trust for the benefit of Holders of the Bonds of such Series. If any document is found by the Custodian not to have been properly executed or received or to be unrelated to the Eligible Mortgage Notes identified in the Servicing Agreement, and such defect cannot be cured within the permitted time period, the Issuer will pledge and deliver additional Eligible Mortgage Notes or other Eligible Collateral and/or substitute Eligible Mortgage Notes or other Eligible Collateral in an amount such that, after the pledge, the Discounted Value of the Eligible Collateral is at least equal to the Basic Maintenance Amount.

     The Indenture for a Series of Bonds secured in whole or in part by Eligible Mortgage Notes will provide that the Trustee will, upon receipt from any Holder or from the Issuer of proper notification that the rating by any of Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fitch

Investors Service, L.P. ("Fitch") or Moody's Investor's Service, Inc. ("Moody's") of NationsBank, N.A.'s, long-term deposits has fallen below "BBB" in the case of S&P or Fitch or "Baa2" or in the case of Moody's or of its short-term deposits has fallen below "A-2," "F-2"or "P-2," respectively, demand that the Issuer cause the recordation of the assignments of the Mortgages securing the Eligible Mortgage Notes pledged to the Trustee. The Issuer will use its best efforts to record such assignments at its own expense promptly following such demand by the Trustee. If such assignments are not recorded after demand therefor by the Trustee, the Trustee will itself record the assignments of the Mortgages, at the expense of the Issuer. The Issuer will not be required to record any assignment prior to its receipt of such demand from the Trustee. Such recordation is not necessary to make the assignment of the Eligible Mortgage Notes to the Trustee effective as between the Issuer and the Trustee. However, if the Issuer were to make a sale, assignment, satisfaction or discharge of any Eligible Mortgage Notes prior to recording the assignments to the Trustee, the other parties to such sales, assignments, satisfactions or discharges might have rights superior to those of the Trustee. If the Issuer were to do so without authority given to it pursuant to the Indenture, it would be liable to the Trustee and the Holders of the related Series of Bonds. Moreover, if insolvency proceedings relating to the Issuer were commenced prior to such recording, creditors of the Issuer may be able to assert rights in the affected Eligible Mortgage Notes superior to those of the Trustee.

SERVICING

     The Servicer will agree to perform diligently all services and duties customary to the servicing by prudent mortgage lending institutions of mortgages of the same type as the Eligible Mortgage Notes in those jurisdictions where the related Mortgaged Properties are located. The Servicer may perform these duties directly or, pursuant to subservicing contracts, through subservicers. The Servicer will monitor each subservicer's performance and will have the right to remove a subservicer at any time if it considers such removal to be in the best interest of Holders. The duties of the Servicer include collection and remittance of principal and interest payments received, administration of mortgage escrow accounts, collection of insurance claims and, if necessary, foreclosure. Unless otherwise specified in the Prospectus Supplement relating to a Series, the Servicer will not be obligated to make any Advances with respect to delinquent payments on Eligible Mortgage Notes.

PAYMENTS ON ELIGIBLE MORTGAGE NOTES

     Pursuant to the Servicing Agreement relating to a Series, the Servicer will establish and maintain a collection account (the "Collection Account") in the name of the Trustee for the benefit of the Holders. The Servicer will remit directly to the Collection Account for the related Series payments on the related Eligible Mortgage Notes as they are received. The Collection Account may be maintained as an interest-bearing account, or the funds held therein may be invested from time to time in Eligible Investments (as defined in the related Prospectus Supplement). The Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Collection Account as additional compensation and will be obligated to deposit in or credit to the Collection Account the amount of any loss immediately as realized. The Collection Account for a Series must be maintained as a trust account or with a depository institution, which may be an affiliate of the Servicer or the Issuer, whose short-term debt is rated in at least one of the two highest rating categories by each Rating Agency. In particular, if NationsBanc Mortgage Corporation is the Servicer for a Series, such account may be a money market savings account maintained with NationsBank, N.A., or an affiliated bank.

     The Servicer will deposit in or credit to the Collection Account on a daily basis, to the extent applicable, the following payments and collections received by or on behalf of it subsequent to the date of pledge to the Trustee for the related Series (other than payments due on or before the date of pledge):

          (i) all payments on account of principal and interest received by the Servicer on the Eligible Mortgage Notes (which, at its option, may be net of the Servicing Fee), including principal prepayments (in whole or in part);

          (ii) all amounts received by foreclosure or otherwise in connection with the liquidation of defaulted Eligible Mortgage Notes, net of expenses incurred in connection with such liquidation;

          (iii) all proceeds received under any Private Mortgage Insurance policy or title, hazard or other insurance policy covering any Eligible Mortgage Note, other than proceeds to be applied to the restoration or repair of the related Mortgaged Property;

          (iv) any amounts required to be deposited or credited by the Servicer in connection with losses realized on investments for the benefit of the Servicer of funds held in the Collection Account; and

          (v) all other amounts required to be deposited in or credited to the Collection Account under the Servicing Agreement.

     Under the Servicing Agreement for each Series, the Servicer will be authorized to make the following withdrawals from the Collection Account:

          (i) to reimburse the Servicer from related insurance or liquidation proceeds for amounts expended by the Servicer in connection with the restoration of property damaged by an uninsured cause or the liquidation of an Eligible Mortgage Note;

          (ii) to pay to the Servicer its Servicing Fee from interest payments received, if not previously retained, and any earnings from the investment of funds in the Collection Account in Eligible Investments (as defined in the related Prospectus Supplement);

          (iii) to pay any expenses which were incurred and are reimbursable pursuant to the Servicing Agreement;

          (iv) to pay to the Servicer any amounts deposited in or credited to the Collection Account in error or any amounts in respect of which a mortgagor's check has been returned and not honored by the mortgagor's bank for any reason;

          (v) to remit funds to the Trustee for deposit into the applicable Distribution Account or Reserve Fund;

          (vi) to clear and terminate the Collection Account upon the Stated Maturity of the related Series of Bonds; and

          (vii) for certain other purposes as provided in the Servicing
     Agreement.

COLLECTION AND OTHER SERVICING PROCEDURES

     The Servicer will agree to proceed diligently to collect all payments called for under the Eligible Mortgage Notes securing such Series. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of an Eligible Mortgage Note and (ii) arrange with a mortgagor a plan of relief, including a modification or extension of the Mortgage Note, when appropriate, rather than recommending liquidation. In addition, the Servicer may permit the modification of an Eligible Mortgage Note which the related mortgagor has indicated a desire to refinance provided that any such Mortgage Note would continue to be an Eligible Mortgage Note following such modification. Any such arrangement will be made only upon determining that the coverage of such Eligible Mortgage Note by any Private Mortgage Insurance policy will not be affected.

     Under the Servicing Agreement relating to a Series of Bonds, the Servicer will be required to enforce "due-on-sale" clauses with respect to the Eligible Mortgage Notes to the extent contemplated by the terms of the Eligible Mortgage Notes and permitted by applicable law. Where an assumption of, or substitution of liability with respect to, an Eligible Mortgage Note is required by law, upon receipt of assurance that the Private Mortgage Insurance policy covering such Eligible Mortgage Note will not be affected, the Servicer may permit the assumption of an Eligible Mortgage Note, pursuant to which the mortgagor would remain liable on the Mortgage Note, or a substitution of liability with respect to such Eligible Mortgage Note, pursuant to which the new mortgagor would be substituted for the original mortgagor as being liable on the Mortgage Note.

     The Servicing Agreement may require the Servicer to establish and maintain one or more escrow accounts into which mortgagors deposit amounts sufficient to pay taxes, assessments, hazard insurance premiums or comparable items. Withdrawals from the escrow accounts maintained for mortgagors may, among other things, be made to effect timely payment of taxes, assessments and hazard insurance premiums or comparable items, to reimburse the Servicer out of related assessments for maintaining hazard insurance, to refund to mortgagors amounts determined to be overages, to remit to mortgagors, if required, interest earned, if any, on balances in any of the escrow accounts, to repair or otherwise protect the Mortgaged Property and to clear and terminate any of the escrow accounts. The Servicer will be solely responsible for administration of the escrow accounts and will be expected to make advances to such accounts when a deficiency exists therein.

HAZARD INSURANCE

     Under the Servicing Agreement relating to a Series of Bonds, the Servicer will be required to maintain for each Eligible Mortgage Note a hazard insurance policy providing coverage against loss by fire and other hazards which are covered under the standard extended coverage endorsement customary in the state in which the Mortgaged Property is located. Such coverage will be in an amount at least equal to the lesser of the outstanding principal balance of such Eligible Mortgage Note and the replacement cost of the related Mortgaged Property. As set forth above, all amounts collected by the Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor in accordance with the Servicer's normal servicing procedures) will be deposited in the Collection Account. In the event that the Servicer maintains a blanket policy insuring against hazard losses on certain of the Eligible Mortgage Notes, it shall conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. The Servicer is required to maintain a fidelity bond and errors and omissions policy or their equivalent with respect to officers and employees which provides coverage against losses which may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions in failing to maintain insurance, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions in the form and amount specified in the Servicing Agreement.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Eligible Mortgage Notes will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover (among other things) any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. If, however, any Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained with a generally acceptable insurance carrier a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration. Such flood insurance policy will provide coverage in an amount not less than the least of (i) the unpaid principal balance of the Eligible Mortgage Note, (ii) the insurable value of the Mortgaged Property or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended.

     The hazard insurance policies covering the Mortgaged Properties typically contain a clause which, in effect, requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause provides that the insurer's liability in the event of partial loss does not exceed the larger of (i) the replacement cost of the improvements less physical depreciation, and (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. To the extent residential properties appreciate in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to restore fully the damaged property.

PRIVATE MORTGAGE INSURANCE

     An Eligible Mortgage Note secured by a Mortgaged Property having an original loan-to-value ratio in excess of 80% must have a Private Mortgage Insurance policy insuring against default of all or a specified portion of the principal amount thereof in excess of a percentage of the appraised value of the Mortgaged Property specified under FNMA and FHLMC guidelines. Evidence of each Private Mortgage Insurance policy will be provided to the Trustee simultaneously with the pledge to the Trustee of the related Eligible Mortgage Note.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED ELIGIBLE MORTGAGE NOTES

     The Servicer will exercise its best reasonable efforts to keep each Private Mortgage Insurance policy (if any) in full force and effect at least until the outstanding principal balance of the related Mortgage Note is equal to the percentage of the appraised value of the Mortgaged Property specified in the related Supplement. The Servicer has agreed (or will agree) to pay the premium for each Private Mortgage Insurance policy on a timely basis in the event that the mortgagor does not make such payments.

     The Servicer, on behalf of the Trustee and Holders, will present claims to the insurer under any applicable Private Mortgage Insurance policy and will take such reasonable steps as are necessary to permit recovery under such insurance policies respecting defaulted Eligible Mortgage Notes. All collections by the Servicer under such policies that are not applied to the restoration of the related Mortgaged Property are to be deposited in the Collection Account subject to withdrawals as described in the Servicing Agreement for each Series.

     If any property securing a defaulted Eligible Mortgage Note is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any applicable Private Mortgage Insurance policy, the Servicer will not be required to expend its own funds to restore the damaged property unless the Servicer determines (i) that such restoration will increase the proceeds to Holders upon liquidation of the Eligible Mortgage Note after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable to it through liquidation proceeds.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Servicer's primary compensation for its activities as Servicer will come from the payment to it, with respect to each interest payment on an Eligible Mortgage Note, of an amount equal to the Servicing Fee. As principal payments are made on the Eligible Mortgage Notes, the portion of each monthly payment which represents interest will decline, and thus servicing compensation to the Servicer will decrease as the Eligible Mortgage Notes amortize. Prepayments and liquidations of Eligible Mortgage Notes prior to maturity will also cause servicing compensation to the Servicer to decrease.

     In addition, the Servicer will be entitled to retain late payment charges and other fees and expenses related to loan assumptions, delinquencies, modifications, partial releases of security and releases for payment in full, if any, to the extent collected from mortgagors and investment income earned on funds in the Collection Account.

     Servicer will pay all expenses incurred in connection with its activities as Servicer (subject to limited reimbursement as described above), including payment of expenses incurred in connection with distributions and reports to the Trustee for each Series.

EVIDENCE AS TO COMPLIANCE

     The Servicing Agreement relating to a Series of Bonds secured in whole or in part by Eligible Mortgage Notes will provide that the Servicer at its expense shall cause a firm of independent public accountants to furnish a report annually to the Trustee to the effect that such firm has examined certain documents relating to the servicing of the Eligible Mortgage Notes and that such review has disclosed no items of material noncompliance with the provisions of such Servicing Agreement, except for such items of material noncompliance as shall be set forth in such report.

     The Servicing Agreement will provide for delivery to the Trustee of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under the Servicing Agreement throughout the preceding year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicing Agreement for each Series of Bonds secured in whole or in part by Eligible Mortgage Notes will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon (a) the appointment of a successor servicer and receipt by the Trustee of a letter from each Rating Agency that such resignation and appointment will not result in the withdrawal, qualification or downgrading of the ratings then assigned to the Bonds of such Series or (b) the determination that its duties thereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. No such resignation under (b) above will become effective until the Trustee or a successor has assumed the Servicer's obligations and duties under such Servicing Agreement. The Servicing Agreement for each such Series will provide that, subject to the conditions set forth in such Servicing Agreement, any entity (a) into which the Servicer may be merged or consolidated, (b) which may result from any merger or consolidation to which the Servicer shall be a party, or (c) which may succeed to the properties and assets of the Servicer substantially as a whole, which entity in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Servicer hereunder, will be the successor to the Servicer under the Servicing Agreement without the execution or filing of any paper or any further act on the part of any of the parties to the Servicing Agreement.

EVENTS OF DEFAULT UNDER THE SERVICING AGREEMENT

     Events of default by the Servicer under the Servicing Agreement for each Series of Bonds secured in whole or in part by Eligible Mortgage Notes will consist of (i) any failure by the Servicer to distribute to the Trustee on behalf of Holders any required payment which continues unremedied for five days;
(ii) any failure by the Servicer duly to observe or perform in any material respects any other of its covenants or agreements in such Servicing Agreement which continues unremedied for 60 days after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer by the Holders of not less than 25% in aggregate principal amount of the Bonds then Outstanding; and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating insolvency, reorganization or inability to pay its obligations.

RIGHTS UPON EVENT OF DEFAULT

     As long as an event of default under the Servicing Agreement for a Series of Bonds secured in whole or in part by Eligible Mortgage Notes remains unremedied, the Trustee or Holders of not less than 50% in aggregate principal amount of the Bonds then Outstanding may terminate all of the rights and obligations of the Servicer under such Servicing Agreement, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Servicing Agreement and will be entitled to similar compensation arrangements and limitations on liability. In the event that the Trustee is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a housing and home finance institution with a net worth of at least $10,000,000 and which is an approved seller-servicer of conventional residential mortgage loans for FNMA or FHLMC, an FHA approved mortgagee and a VA approved lender to act as successor Servicer under such Servicing Agreement. Pending any such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under such Servicing Agreement.

                 UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     In the opinion of Stroock & Stroock & Lavan LLP, the following discussion addresses all the material United States federal income tax consequences of the acquisition, ownership and disposition of the Bonds of each such Series, except as otherwise set forth in an applicable Prospectus Supplement. The opinion is based on laws, Treasury regulations (including proposed and temporary regulations) promulgated thereunder, rulings, and judicial decisions, all as in effect as of the date of this offering, all of which are subject to change (possibly with retroactive effect) or different interpretations. The opinion does not, however, purport to address all federal income tax consequences applicable to particular categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Bonds.

INTEREST, PREMIUM AND DISCOUNT

     In the opinion of Stroock & Stroock & Lavan LLP, the Bonds will be treated as indebtedness of the Issuer for federal income tax purposes. Consequently, interest thereon will be treated as ordinary income to Bond Owners as it is paid or accrues, depending on the Bond Owner's method of accounting. It is anticipated that initial Bond Owners of each Series will acquire the Bonds at par or at a statutory DE MINIMIS discount and therefore will have neither original issue discount, market discount, nor premium amortization with respect to the Bonds.

     A Bond Owner acquiring a Bond subsequent to issuance will be treated as purchasing an interest in such Bond at a price determined by allocating the purchase price paid for such Bond, first, to accrued interest from the preceding Interest Payment Date to the day prior to the date of purchase, and second, to the principal amount of the Bond. To the extent that the portion of purchase price of a Bond (other than to a right to receive any accrued interest thereon) is less than or greater than the principal balance of the Bond, the Bond will be deemed to have been acquired at a discount or premium, respectively.

     PREMIUM. A Bond Owner that holds a Bond as a capital asset under Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"), may elect under Code Section 171 to amortize premium on the Bond (generally, the excess of the purchaser's tax basis over the unpaid principal balance of the Bond) under a constant interest method, based on the applicable compounding period. Such election applies to all debt instruments acquired by the Bond Owner at a premium in that taxable year or thereafter, and may be revoked only with the consent of the Internal Revenue Service. Premium amortization under Section 171 will be treated as an offset to interest income on the Bond, rather than as a separate deduction item.

     MARKET DISCOUNT. A Bond Owner also will be subject to the market discount rules of Code Sections 1276-1278 to the extent that the conditions for application of those sections are met. A Bond Owner that acquires a Bond with "market discount" (generally, the excess of the principal balance of the Bond over the purchaser's tax basis therein), other than statutory de minimis discount, will be required under Code Section 1276 to include as ordinary income the previously unrecognized accrued market discount at the maturity of the Bond (or in an amount not exceeding any partial principal payment prior to maturity) or in an amount not exceeding the gain realized upon a sale or other disposition of the Bond, unless the Bond Owner elects to accrue such market discount on a constant yield method as described below. Unless an election to accrue the market discount under a constant yield method is made, such market discount would accrue ratably over the life of the Bond. Code Section 1277 provides that the excess of interest paid or accrued to purchase or carry a Bond acquired with market discount over interest received on such Bond is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. The deferred interest expense is, in general, allowed as a deduction not later than the date a corresponding amount of the market discount income is recognized or the date on which the Bond is disposed of. Alternatively, a Bond Owner may also elect to include market discount in income currently as it accrues on the Bond and other obligations acquired by such holder at a market discount during the taxable year such election is made and thereafter, in which event the interest deferral rule described above will not apply. Market discount that is less than the statutory DE MINIMIS amount is not subject to the foregoing rules, and generally must be reported as capital gain at maturity. Bond Owners should consult their own tax advisors as to the application of these rules to Bond Owners.

ELECTION TO TREAT ALL INCOME UNDER THE CONSTANT YIELD METHOD

     A Bond Owner may elect to treat all income that accrues on the Bond using the constant yield method, including stated interest, DE MINIMIS original issue discount, market discount, DE MINIMIS market discount, or premium. The Bond is then treated as if the Bond were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. A Bond Owner generally may make such an election as to any debt instrument of a class or group of debt instruments. However, if the Bond Owner makes such an election with respect to a debt instrument with market discount or premium, the Bond Owner is deemed to have made an election to report market discount income currently as it accrues under the constant yield method, or to amortize premium, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the Bond Owner's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the Internal Revenue Service. Investors should consult their own tax advisors regarding the advisability of making such an election.

SALE OR EXCHANGE OF BONDS

     Upon sale or exchange of a Bond, a Bond Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its aggregate adjusted basis in the Bond. In general, the aggregate adjusted basis will equal the Bond Owner's cost for the Bond, increased by the amount of any income previously reported with respect to the Bond and decreased by the amount of any distributions received thereon. Except as provided above with respect to market discount on the Bond, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss generally would be capital gain or loss if the Bond was held as a capital asset. However, gain on the sale of a Bond will be treated as ordinary income

(i) if a Bond is held as part of a "conversion transaction" as defined in Code
Section 1258(c), up to the amount of interest that would have accrued on the Bond Owner's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate (under Code Section 1274(d)) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction (and minus such other amounts to be set forth in regulations) or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Pursuant to the Revenue Reconciliation Act of 1993, capital gains of certain non-corporate taxpayers are subject to a lower maximum tax rate than ordinary income of such taxpayers. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

BACKUP WITHHOLDING

     Distributions made on the Bonds, and proceeds from the sale of the Bonds to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 of 31% on "reportable payments" (including interest distributions, original issue discount, if any, and, under certain circumstances, principal distributions) unless the Bond Owner complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the Trustee, its agent or the broker who effected the sale of the Bond, or such Bond Owner is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Bonds would be refunded by the Internal Revenue Service or allowed as a credit against the Bond Owner's federal income tax liability.

TAX TREATMENT OF FOREIGN INVESTORS

     Bond Owners who are not U.S. Persons (as defined herein) must comply with applicable certification requirements in order to receive payments of interest and original issue discount free of applicable withholding taxes. In no event will any payments by the Issuer be increased as a result of any such withholding or other taxes. A Bond Owner that is not a U.S. Person will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such Bond Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such Bond Owner takes one of the following steps to obtain an exemption or reduced tax rate:

     EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Bond Owners for which the interest income is not effectively connected with a United States trade or business, that do not own more than 10% of the stock of the Issuer or the Servicer and that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new form W-8 must be filed within 30 days of such change.

     EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Bond Owners and reside in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Bond Owner or its agent.

     EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. A Bond Owner or, in the case of a Form 1001 or a Form 4224 filer, its agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency) prior to the first Interest

Payment Date occurring after its acquisition of a Bond. Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust other than a "Foreign Trust", as defined in the Code. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign Bond Owners. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Bonds.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans subject to ERISA and on certain other retirement plans and arrangements, including individual retirement accounts and Keogh plans (all of which are hereinafter referred to as "Plans"), collective investment funds in which such Plans are invested, and insurance companies using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA to include assets of Plans).

     In accordance with ERISA's general fiduciary standards, before investing in a Bond of any Series, a Plan fiduciary should determine whether to do so is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. A Plan fiduciary should especially consider the ERISA requirement of investment prudence.

     Certain provisions of ERISA (and corresponding provisions of the Code) prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). The Issuer or certain of its affiliates might be considered or might become "parties in interest" or "disqualified persons" with respect to a Plan. Also, other persons who are "parties in interest" or "disqualified persons" might acquire ownership rights in the collateral securing a Series of Bonds. In either case, the acquisition or holding of Bonds by or on behalf of such a Plan could be considered to give rise to an indirect "prohibited transaction" within the meaning of ERISA and the Code, in the nature of an indirect extension of credit. Conversely, the acquisition or holding of Bonds by or on behalf of a "party in interest" or a "disqualified person" with respect to a Plan which owns or later acquires ownership rights in the collateral securing, a Bond, also could be considered to give rise to such an indirect "prohibited transaction".

     However, one or more prohibited transaction class exemptions issued by the Department of Labor (the "DOL") might be applicable, depending on the type and circumstances of the Plan fiduciary making the decision to acquire a Bond: DOL Prohibited Transaction Exemption ("PTE") 84-14 (involving transactions determined by "qualified professional asset managers"); PTE 91-38 (involving bank collective investment funds); PTE 90-1 (involving insurance company pooled separate accounts); PTE 95-60 (involving insurance company general accounts) and PTE 96-23 (involving transactions determined by "in-house asset managers").

     The purchase of a Bond will be deemed a representation by the purchaser that either : (i) it is not a Plan, and it is not purchasing such Bond for, or on behalf of, a Plan, or (ii) the acquisition and holding of such Bond by the purchaser qualify for prohibited transaction exemptive relief under PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60, PTE 96-23 or some other applicable exemption.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, fiduciaries of a Plan considering the purchase of Bonds of any Series should consult their own counsel regarding the application of ERISA and the Code to the purchase. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the foregoing ERISA requirements.

                              PLAN OF DISTRIBUTION

     The Issuer may sell each Series of Bonds to or through NationsBanc Capital Markets, Inc., an affiliate of the Issuer ("NCMI"), or underwriting syndicates represented by NCMI (collectively, the "Underwriters"). NCMI's participation in any such offering will comply with the requirements of National Association of Securities Dealers, Inc. The Prospectus Supplement with respect to each Series of Bonds will set forth the terms of the offering of such Series of Bonds, including the name or names of the Underwriters, the proceeds to and their use by the Issuer, and either the initial public offering price, the discounts and commissions to the Underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the Underwriters will sell the Bonds will be determined. The Underwriters will be obligated to purchase all of the Bonds described in the Prospectus Supplement with respect to a Series if any such Bonds are purchased. The Bonds of each Series may be acquired by the Underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

     The place and time of delivery for each Series of Bonds in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement with respect to each such Series.

     If and to the extent required by applicable law or regulation, this Prospectus will be used by NCMI in connection with offers and sales related to market-making transactions in the Bonds previously offered hereunder in transactions in which NCMI acts as principal. NCMI may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sale.

                                 LEGAL MATTERS

     The legality of the Bonds will be passed upon for the Issuer and Underwriters by Stroock & Stroock & Lavan LLP, New York, New York. Certain other legal matters with respect to the issuance of the Bonds will be passed upon by Jennifer E. Bennett, Counsel of NationsBank Corporation, Charlotte, North Carolina. Miles & Stockbridge will opine as to certain matters of Maryland law.

                                    EXPERTS

     The financial statements of Main Place Funding Corporation incorporated in this Prospectus by reference to the Main Place Funding Corporation Annual Report on Form 10-K for the year ended December 31, 1995, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

     The Issuer's ratio of earnings to fixed charges, to the extent relevant, will be set forth in the Prospectus Supplement with respect to each Series.

                   INDEX OF PRINCIPAL TERMS IN THE PROSPECTUS

1934 Act...............................................     2
Advances...............................................    12
Advisor................................................     4
Advisory Agreement.....................................     4
Basic Maintenance Amount...............................    14
Bond Owner.............................................     6
Bonds..................................................     1
Cede...................................................     6
CEDEL..................................................     7
CEDEL Participants.....................................     7
Class A Common Shares..................................     4
Class B Common Shares..................................     4
Code...................................................    27
Collection Account.....................................    10
Commission.............................................     2
Common Shares..........................................     4
Condominium Notes......................................    12
Conventional Mortgage Notes............................    10
conversion transaction.................................    28
Cooperative............................................     8
Corporation............................................     3
Cure Date..............................................     9
Custodian..............................................    10
Cut-Off Date...........................................    21
Definitive Bonds.......................................     8
Deposit Securities.....................................    17
Depositories...........................................     6
Determination Date.....................................    15
Discounted Value.......................................    14
disqualified persons...................................    29
Distribution Account...................................    10
DOL....................................................    29
DTC....................................................     5
Eligible Adjustable-Rate Mortgage Notes................    10
Eligible Collateral....................................     5
Eligible Fixed-Rate Mortgage Notes.....................    10
Eligible Mortgage Notes................................    10
Eligible Mortgage Pass-Through Certificates............    12
Eligible Mortgages.....................................    11
ERISA..................................................    29
Euroclear..............................................     8
Euroclear Operator.....................................     8
Euroclear Participants.................................     7
Euroclear System.......................................     7
Event of Default.......................................    19
FDIC...................................................     3
First Trust............................................     4
Fitch..................................................    22
FHA Insured Mortgage Notes.............................    10
FHLMC..................................................    13
FNMA...................................................    13
Foreign Trust..........................................    29
GNMA...................................................    13
High Balance Notes.....................................    12
Holder.................................................     5
Housing Act............................................    13
Indenture..............................................     5
Indirect Participants..................................     6
Initial Term...........................................     4
Interest Payment Dates.................................     5
Issuer.................................................     1
Jumbo Mortgage Notes...................................    16
Late Payment...........................................    11
Main Place.............................................     4
Market discount........................................    27
Market Value...........................................    14
Market Value Rate......................................    16
Moody's................................................    22
Mortgage Notes.........................................    10
Mortgaged Properties...................................    10
Mortgages..............................................    10
MP Holdings............................................     3
NationsBank, N.A.......................................     3
NationsBank South......................................     4
NationsBank Texas......................................     4
NCMI...................................................     5
Outstanding............................................     5
Over 80% Notes.........................................    12
Participants...........................................     6
Plans..................................................    29
Pledged Property.......................................     5
Premium................................................    27
Private Mortgage Insurance.............................    12
Prospectus Supplement..................................     1
PTE....................................................    29
Rating Agency..........................................    10
REIT...................................................     5
Reserve Fund...........................................    10
S&P....................................................    21
Series.................................................     1
Servicer...............................................    21
Servicing Agreement....................................    21
Servicing Fee..........................................    21
Short-Term Money Market Instruments....................    14
Stated Maturity........................................     5
Terms and Conditions...................................     8
Trustee................................................     5
U.S. Person............................................    29
Underwriters...........................................    30
VA Guaranteed Mortgage Notes...........................    10
Valuation Date.........................................     5

NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE ISSUER OR THE UNDERWRITERS. NEITHER THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE ISSUER SINCE THE DATE HEREOF OR THEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               TABLE OF CONTENTS

                                                        PAGE
                PROSPECTUS SUPPLEMENT
Summary of Terms......................................   S-3
The Issuer............................................   S-8
Description of the Bonds..............................   S-9
Ratio of Earnings to Fixed Charges....................  S-28
ERISA Considerations..................................  S-28
Underwriting..........................................  S-28
Legal Matters.........................................  S-29
Bond Ratings..........................................  S-30
Index of Principal Terms in the Prospectus
  Supplement..........................................  S-31
Appendix: Additional Information for
  Non-U.S. Persons....................................   A-1

                      PROSPECTUS
Prospectus Supplement.................................     2
Available Information.................................     2
Incorporation of Certain Documents by
  Reference...........................................     2
Special Considerations................................     3
The Issuer............................................     4
Use of Proceeds.......................................     5
Description of the Bonds..............................     5
Servicing of Eligible Mortgage Notes..................    21
United States Federal Income Tax Consequences.........    26
ERISA Considerations..................................    29
Plan of Distribution..................................    30
Legal Matters.........................................    30
Experts...............................................    30
Additional Information................................    30
Index of Principal Terms in the Prospectus............    31

                                 $1,000,000,000

                                   MAIN PLACE
                                  REAL ESTATE
                                INVESTMENT TRUST

                             MORTGAGE-BACKED BONDS,

                                 SERIES 1997-1
                                    DUE 2000

                             PROSPECTUS SUPPLEMENT
                       NATIONSBANC CAPITAL MARKETS, INC.

                            BEAR, STEARNS & CO. INC.

                                LEHMAN BROTHERS

                                 UBS SECURITIES
                                 MARCH 12, 1997